Filed Pursuant to Rule 424(b)(3)

Registration No. 333-271349

MEGA MATRIX CORP.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

To the Stockholders of Mega Matrix Corp.:

You are cordially invited to the special meeting of stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company”), to be held on September 18, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting https://www.cstproxy.com/megamatrix/sm2024, where you will be able to listen to the meeting live, submit questions, and vote. Only stockholders of record at the close of business on July 29, 2024, are entitled to notice of and to vote at the Special Meeting.

At the Special Meeting, you will be asked to vote on the important matters described in the notice of Special Meeting of stockholders and proxy statement/prospectus accompanying this letter. You will also have an opportunity to ask questions and receive information about the Company’s business.

At the Special Meeting, you will be asked to vote on the adoption of an Third Amended and Restated Agreement and Plan of Merger, dated as of May 31, 2024 (the “Merger Agreement”), which provides for a redomicile of the Company to the Cayman Islands through a merger (“Redomicile Merger”) that would result in each one (1) share of the Company’s common stock acquired prior to the time when the registration statement of which this consent solicitation statement/prospectus is a part of becomes effective being converted into the right to receive one (1) Class A Ordinary Share in the capital of Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of the Company (“MPU Cayman”), which Class A Ordinary Share will be issued by MPU Cayman in connection with the Redomicile Merger. Class A Ordinary Shares of MPU Cayman will be issued to holders of issued and outstanding shares of the Company’s common stock that are acquired after the time when the registration statement of which this consent solicitation statement/prospectus is a part of becomes effective. Following the Redomicile Merger, the former shareholders of the Company will become the beneficial owners of the capital stock of MPU Cayman, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. MPU Cayman will also be managed by the same board of directors and executive officers that manage the Company today.

This proxy statement/prospectus is being delivered to you on behalf of Mega Matrix Corp.’s (the “Company’s”) board of directors to request that holders of the Company’s common stock as of July 29, 2024 (the “Record Date”) execute and return the proxy to adopt and approve the Merger Agreement.

MPU Cayman is currently not a public reporting company in the United States and its Ordinary Shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger, MPU Cayman’s Class A Ordinary Shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s Class A Ordinary Shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s Class A Ordinary Shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 10 for more information.

At the close of business on the Record Date, the Company had 38,160,916 shares of common stock outstanding and entitled to vote.

As further explained in the accompanying proxy statement/prospectus, our board of directors expects that the reorganization of the Company’s corporate structure, which will be facilitated by approval of the Redomicile Merger, will result in the following benefits:

●	alignment of our structure with our international corporate strategy; and

●	reduction of our operational, administrative, legal and accounting costs over the long-term through the reduction of our reporting obligations and related expenses because MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission (“SEC”) and be exempt from certain rules under the Securities Exchange Act of 1934, as amended (“Exchange Act”), that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Redomicile Merger cannot be completed unless a proposal to adopt the Merger Agreement is approved by the holders of a majority of the Company’s outstanding shares of common stock. There are a number of risks which you should be aware of in considering whether to vote in favor of the proposal to approve the Merger Agreement. The accompanying proxy statement/prospectus contains important information about the Merger Agreement and related Redomicile Merger and the risks associated thereto and the Company encourages you to read it. In particular, you should carefully consider the discussion in the section of this proxy statement/prospectus entitled “Risk Factors” beginning on page 10.

The Company intends the Redomicile Merger to qualify as a reorganization for U.S. federal income tax purposes, and it is a condition to our obligation to complete the Redomicile Merger that the Company receives an opinion (the “Tax Opinion”) from our tax counsel substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization, stockholders of the Company will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman Class A Ordinary Shares in the Redomicile Merger. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 70. The Company urges you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

MPU Cayman will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Our Board of Directors has determined that the Redomicile Merger is advisable and in the best interests of the Company and our stockholders and, as such, has unanimously approved the Redomicile Merger and the Merger Agreement. Our Board of Directors recommends that you vote “FOR” the proposal to adopt the Merger Agreement.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

Sincerely,

/s/ Yucheng Hu
Yucheng Hu,
Chairman of the Board

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS WRITTEN PROXY STATEMENT/PROSPECTUS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This proxy statement/prospectus is dated August 14, 2024, and is being first mailed to the Company’s stockholders on or about August 16, 2024.

Mega Matrix Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, CA 94306

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

to be held on September 18, 2024

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the “Special Meeting”) of Mega Matrix Corp., a Delaware corporation (the “Company,” “MPU,” “us,” “we,” or “our”), will be held on September 18, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting https://www.cstproxy.com/megamatrix/sm2024, where you will be able to listen to the meeting live, submit questions, and vote. The Special Meeting is being held for the following purposes:

1. To approve and adopt the Third Amended and Restated Agreement and Plan of Merger and Reorganization dated May 31, 2024 (the “Merger Agreement”), by and among MPU, Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) share of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) Class A Ordinary Share in MPU Cayman, and Class A Ordinary Shares of MPU Cayman will be issued to holders of issued and outstanding shares of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective (the “Redomicile Merger Proposal”); and

2. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

If you owned our common stock at the close of business on July 29, 2024, you may attend and vote at the Special Meeting.

A proxy statement/prospectus describing the matters to be considered at the Special Meeting is attached to this Notice.

Your vote is important. Whether or not you plan to attend the Special Meeting, the Company hopes that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card or casting your vote via a toll-free telephone number or over the Internet.

By Order of the Board of Directors
Yucheng Hu, Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 18, 2024

This Notice and proxy statement/prospectus are available online at https://https://www.cstproxy.com/megamatrix/sm2024.

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CERTAIN DEFINED TERMS

On March 25, 2022, the Company changed its name from “AeroCentury Corp” to “Mega Matrix Corp.” All references to the “Company,” or “AeroCentury” refers to AeroCentury Corp. together with its consolidated subsidiaries prior to March 25, 2022 and renamed “Mega Matrix Corp.” commencing on March 25, 2022.

Except where the context otherwise requires and for the purposes of this registration statement only, references to:

●	“Class A Shares” means Class A Ordinary Shares of MPU Cayman with a par value of $0.001 and entitled to one (1) vote per share;

●	“Class B Shares” means Class B Ordinary Shares of MPU Cayman with a par value of $0.001 and entitled to fifty (50) votes per share;

●	the “Company,” “we,” “MPU,” “us,” and “our” refer to the combined business of Mega Matrix Corp., formerly known as AeroCentury Corp, a Delaware corporation and its consolidated subsidiaries (including its majority-owned subsidiary, FunVerse), except where expressly noted otherwise or the context otherwise requires;

●	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;

●	“digital asset” refers to any computer-generated math-based and/or cryptographic protocol that may, among other things, be used to buy and sell goods or pay for services. Cryptocurrency represent one type of digital asset;

●	“FunVerse” refers to the Company’s 60% majority-owned subsidiary FunVerse Holding Limited, a company incorporated under the laws of British Virgin Islands company;

●	“JetFleet” refers to the Company’s majority-owned subsidiary JetFleet Management Corp., a California corporation and formerly known as JetFleet Holding corporation, which is now dissolved;

●	“MPU Cayman” refers to Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company;

●	“MPU Merger Sub” refers to MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman;

●	“MTP” refers to the Company’s wholly-owned subsidiary Marsprotocol Technologies Pte. Ltd., a Singapore exempt private company limited by shares;

●	“Ordinary Shares” means Class A Shares and Class B Shares;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Securities Act” refers to the Securities Act of 1933, as amended;

●	“SDP” refers to the Company’s wholly-owned subsidiary Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares;

●	“StaaS” refers to staking as a service; and

●	“Yuder” refers to FunVerse wholly-owned subsidiary Yuder Ptd, Ltd., a Company incorporated under the laws of Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement/prospectus contains or incorporates by reference forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the restructuring and our financial condition, results of operations and business. This act protects public companies from liability for forward looking statements in private securities litigation if the forward looking statement is identified and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from the forward looking statements. Forward looking statements by their nature involve a degree of risk and uncertainty, including, but not limited to, the risks and uncertainties referred to under “Risk Factors” and elsewhere herein or in the documents incorporated by reference. All statements regarding the expected benefits of the restructuring are forward looking statements. The forward looking statements may include statements for the period following completion of the Redomicile Merger. You can find many of these statements by looking for words such as “believes,” “expects,” “anticipates,” “estimates,” “continues,” “may,” “can,” “continue,” “potential,” “should,” “will,” “could,” “intends,” “plans” or similar expressions in this proxy statement/prospectus or in the documents incorporated by reference. You should be aware that any forward looking statements in this proxy statement/prospectus reflect only current expectations and are not guarantees of performance. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in our forward looking statements. You should consider these risks when deciding how to vote. Also, as you make your decision how to vote, please take into account that forward looking statements speak only as of the date of this proxy statement/prospectus or, in the case of documents incorporated by reference, the date of any such document, or in certain cases, as of a specified date.

The Company has identified factors that could cause actual plans or results to differ materially from those included in any forward looking statements. These factors include, but are not limited to, the following:

●	an inability to realize expected benefits of the restructuring within the anticipated time frame, or at all;

●	changes in tax law, tax treaties or tax regulations or the interpretation or enforcement thereof, including taxing authorities not agreeing with our assessment of the effects of such laws, treaties and regulations;

●	an inability to execute any of our business strategies;

●	costs or difficulties related to the Redomicile Merger and related restructuring transactions, which could be greater than expected; and

●	such other risk factors as may be discussed in our reports filed with the SEC.

The Company disclaims any obligation or undertaking to disseminate any updates or revisions to our statements, forward looking or otherwise, to reflect changes in our expectations or any change in events, conditions or circumstances on which any such statements are based.

INFORMATION ABOUT THE SPECIAL MEETING AND THE PROPOSED REDOMICILE MERGER

The Board of Directors (the “Board”) of Mega Matrix Corp., a Delaware corporation (the “Company,” “MPU,” “we,” “us,” or “our”), is furnishing this proxy statement/prospectus and the accompanying proxy to you to solicit your proxy for the Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting will be held on September 18, 2024, at 10:00 a.m., Pacific Standard Time. The Special Meeting will be held entirely online. You will be able to attend and participate in the Special Meeting online by visiting https://www.cstproxy.com/megamatrix/sm2024, where you will be able to listen to the meeting live, submit questions, and vote.

It is anticipated that the proxy materials will be mailed to stockholders on or about August 16, 2024.

The following questions and answers are intended to address briefly some commonly asked questions regarding the Special Meeting and, in particular, the proposed Redomicile Merger. These questions and answers may not address all issues that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	What is this proxy statement/prospectus?
A:	You have received this proxy statement/prospectus because our Board is soliciting your proxy to vote your shares at the Special Meeting. This proxy statement/prospectus includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Q;	What is the purpose of the Special Meeting?
A:	At the Special Meeting, our stockholders will act upon the matters described in this proxy statement/prospectus. These actions include the adoption of the Merger Agreement and approval of the Redomicile Merger. An additional purpose of the Special Meeting is to transact any other business that may properly come before the Special Meeting and any and all adjournments or postponements of the Special Meeting.

Q:	Who can attend the Special Meeting?
A:	All stockholders of record at the close of business on July 29, 2024 (the “Record Date”), or their duly appointed proxies, may attend the Special Meeting.

Q:	What proposals will be voted on at the Special Meeting?
A:	Stockholders will vote on one proposal at the Special Meeting:

●	To approve and adopt the Third Amended and Restated Agreement and Plan of Merger and Reorganization dated May 31, 2024, by and among MPU, Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), a copy of which is attached as Annex A to the accompanying proxy statement/prospectus pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) share of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) Class A Shares in MPU Cayman, and Class A Shares of MPU Cayman will be issued to holders of issued and outstanding share of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective (the “Redomicile Merger Proposal”).

Q:	What are the Board’s recommendations?
A:	Our Board recommends that you vote FOR the approval of the Redomicile Merger Proposal.

Q:	Will there be any other business on the agenda?
A:	The Board knows of no other matters that are likely to be brought before the Special Meeting. If any other matters properly come before the Special Meeting, however, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Who is entitled to vote?
A:	Only stockholders of record at the close of business on July 29, 2024, which we refer to as the Record Date, are entitled to notice of, and to vote at, the Special Meeting. Holders of common stock as of the Record Date are entitled to one vote for each share held for the proposal. No other class of voting securities is outstanding on the date of mailing of this proxy statement/prospectus.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the “stockholder of record.” This proxy statement/prospectus has been sent directly to you by us.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the voting instructions included in your proxy materials.

Q:	How do I vote my shares?
A:	Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Special Meeting. You may vote by granting a proxy or, for shares held beneficially in street name, by submitting voting instructions to your stockbroker, trustee or nominee. In most cases, you will be able to do this by using the Internet or telephone or by mail, if you received a printed set of the proxy materials.

VOTE BY INTERNET	VOTE AT THE VIRTUAL ONLINE MEETING

Shares Held of Record:	Shares Held of Record:
Internet: www.cstproxyvote.com	To attend: https://www.cstproxy.com/megamatrix/sm2024
24 hours a day/7 days a week
Through 11:59 P.M. EST, September 17, 2024

INSTRUCTIONS:	INSTRUCTIONS:

Read this proxy statement/prospectus. Go to the applicable website listed above.	If you plan to attend the virtual online special meeting, you will need your control number to vote electronically at the special meeting.

Have your notice of internet availability of proxy materials, proxy card or voting instruction card in hand (including the control number specified on that notice or card) and follow the instructions.

You may also submit your proxy by mail by signing your proxy card if your shares are registered or, for shares held beneficially in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the envelope provided. If you provide specific voting instructions, your shares will be voted as you have instructed. Voting by telephone is not available to persons outside of the United States.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify how your shares should be voted for the proposal. If you grant a proxy without indicating your instructions, your shares will be voted FOR adoption of the Merger Agreement and approval of the Redomicile Merger. Each share of common stock is entitled to one vote.

A:	What constitutes a quorum?
Q:

A quorum is the presence, in person or by proxy, of the holders of one-third of the outstanding shares of the common stock entitled to vote. Under Delaware law, an abstaining vote and a broker “non-vote” are counted as present and are, therefore, included for purposes of determining whether a quorum of shares is present at the Special Meeting.

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Q:	What is a broker “non-vote” and what is its effect on voting?
A:	If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares does not have the authority to vote on the matter with respect to those shares. This is generally referred to as a “broker non-vote.”

A:	What is required to approve each item?
Q:	For Proposal No. 1 (Redomicile Merger Proposal), the majority of the outstanding shares of our common stock cast at the Special Meeting must vote “For” the proposal.

For the purpose of determining whether the stockholders have approved matters, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If stockholders hold their shares through a broker, bank or other nominee and do not instruct them how to vote, the broker has authority to vote the shares for routine matters. The proposal to approve the Redomicile Merger Proposal is not a routine matter.

Q:	How will shares of common stock represented by properly executed proxies be voted?
A:	All shares of common stock represented by proper proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. If you do not provide voting instructions, your shares will be voted in accordance with the Board’s recommendations as set forth herein. In addition, if any other matters properly come before the Special Meeting, the persons named in the enclosed proxy, or their duly appointed substitute acting at the Special Meeting, will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Q:	Can I change my vote or revoke my proxy?
A:	Any stockholder executing a proxy has the power to revoke such proxy at any time prior to your shares being voted. You may revoke your proxy prior to your shares being voted by calling 1-917-262-2373, or by accessing the Internet website https://www.cstproxy.com/megamatrix/sm2024, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Corporate Secretary at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, or by attending and voting in person at the Special Meeting. Unless revoked, the shares represented by timely received proxies will be voted in accordance with the directions given therein. Your most current proxy card or telephone or Internet proxy is the one that is counted.

If the Special Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Special Meeting, all proxies granted according to the instructions set forth herein will be voted in the same manner as the proxies would have been voted at the previously convened Special Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Special Meeting.

Q:	Are there any voting agreements with respect to our common stock?
A:	Mr. Yucheng Hu, our director, chairman, president and chief executive officer beneficially owns 5,903,700 shares of our common stock (approximately 15.47% of our common stock as of the Record Date) as of July 29, 2024. Mr. Hu has indicated that he intends to vote “For” Proposal No. 1 (Redomicile Merger Proposal). To our knowledge, there are no voting agreement with respect to our common stock.

Q:	How are proxies solicited?
A:	In addition to the mail solicitation of proxies, our officers, directors, employees and agents may solicit proxies by written communication, telephone or personal call. These persons will receive no special compensation for any solicitation activities. We will reimburse banks, brokers and other persons holding common stock for their expenses in forwarding proxy solicitation materials to beneficial owners of our common stock.

Q:	Who paid for this proxy solicitation?
A:	The cost of preparing, printing, assembling and mailing this proxy statement/prospectus and other material furnished to stockholders in connection with the solicitation of proxies is borne by the Company.

Q:	What is “householding”?
A:	The SEC has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders of record who do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies.

Any stockholders who wish to opt out of, or wish to begin, householding may contact our Corporate Secretary. The address for these communications should be addressed to the Company’s secretary at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

Q:	Are there any rules regarding admission to the Special Meeting?
A:	Yes. You are entitled to attend the Special Meeting only if you were, or you hold a valid legal proxy naming you to act for, one of our stockholders on the Record Date. At the Special Meeting, we will verify that your name appears in our stock records or will inspect your brokerage or bank statement, as your proof of ownership, and any written proxy you present as the representative of a stockholder. We will decide in our sole discretion whether the documentation you present for admission to the Special Meeting meets our requirements.

Q:	How do I learn the results of the voting at the Special Meeting?
A:	The final results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the date of the Special Meeting, provided that the final results are available at such time. In the event the final results are not available within such time period, the preliminary voting results will be published in our current report on Form 8-K to be filed within such time period, and the final results will be published in an amended current report on Form 8-K/A to be filed within four business days after the final results are available.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?
A:	You may contact our transfer agent, Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, by telephone at 1-800-509-5586 or by going to the website at www.continentalstock.com and clicking the “FOR SHAREHOLDERS” tab at the top of the page if you have lost your stock certificate or need to change your mailing address.

Q:	Whom may I contact for further assistance?
A:	If you have any questions about giving your proxy or require any assistance, please contact our Corporate Secretary, Carol Wang, by mail at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306, or by email at ir@mtmtgroup.com.

Questions and Answers Relating to the Redomicile Merger

Q:	What is the Redomicile Merger?
A:	Under the Merger Agreement, the MPU Merger Sub will merge with and into MPU, with MPU surviving the Redomicile Merger with MPU Cayman becoming the parent company. Upon consummation of the Redomicile Merger, each share of the Company’s common stock will be converted into the right to receive one Class A Shares of MPU Cayman, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as it is currently being conducted by the Company and its subsidiaries. MPU Cayman will be managed by substantially the same board of directors and executive officers that manage the Company today.

Q:	Why does the Company want to engage in the Redomicile Merger?
A:	The Redomicile Merger is part of a reorganization of the Company’s corporate structure approved by our board of directors that we expect will, among other things, result in a reduction in operational, administrative, legal and accounting costs over the long term. However, there can be no assurance that following the Redomicile Merger we will be able to realize these expected benefits for the reasons discussed in the section entitled “Risk Factors-Risks Relating to the Redomicile Merger –“The expected benefits of the Redomicile Merger and reorganization may not be realized.”

Q:	Will the Redomicile Merger affect current or future operations?
A:	The Redomicile Merger is not expected to have a material impact on how we conduct day-to-day operations. The new corporate structure would not change our future operational plans to grow our business. The location of future operations will depend on the needs of the business, which will be determined without regard to MPU Cayman’s jurisdiction of incorporation, but most likely will be established outside the United States.

Q:	Is the Redomicile Merger taxable to me?

A:	U.S. holders will not recognize gain or loss for U.S. federal income tax purposes upon receipt of MPU Cayman Class A Shares in exchange for the Company’s common stock. The aggregate tax basis in the MPU Cayman Ordinary Shares received in the Redomicile Merger will equal such U.S. holder’s aggregate tax basis in the Company’s common stock surrendered. A U.S. holder’s holding period for the Ordinary Shares that are received in the Redomicile Merger generally should include such U.S. holder’s holding period for the common stock of the Company surrendered. Please see the section entitled “Material United States Federal Income Tax Consequences Relating to the Redomicile Merger and the Ownership and Disposition of MPU Ordinary Shares” beginning on page 5.

THE TAX TREATMENT OF THE REDOMICILE MERGER UNDER STATE OR LOCAL LAW WILL DEPEND ON THE JURISDICTION. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO CONSENTING REGARDING THE PARTICULAR TAX CONSEQUENCES OF THE REDOMICILE MERGER TO YOU.

Q:	Has the U.S. Internal Revenue Service rendered a ruling on any aspects of the Redomicile Merger?
A:	No ruling has been requested from the U.S. Internal Revenue Service, or the IRS, in connection with the Redomicile Merger.

Q:	When do you expect to complete the Redomicile Merger?

A:	If the Redomicile Merger Proposal is approved by our stockholders, we anticipate that the Redomicile Merger will become effective during the third quarter of 2024, although the Redomicile Merger may be abandoned by our board of directors prior to its completion. Please see the section entitled “Risk Factors-Risks Relating to the Redomicile Merger-Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Q:	Will MPU Cayman be an “emerging growth company?”
A:	MPU Cayman is, and following the Redomicile Merger, will be an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, MPU Cayman will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in MPU Cayman’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. MPU Cayman will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which MPU Cayman’s Class A Shares were offered in exchange for the Company’s common stock in connection with the Redomicile Merger, (b) in which MPU Cayman has total annual gross revenue of at least $1.235 billion, or (c) in which MPU Cayman is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which MPU Cayman has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. MPU Cayman has elected to “opt in” meaning that it will comply with the financial accounting standard effective dates applicable to non-emerging growth companies. This may make comparison of the MPU Cayman’s condensed financial statements with another public company easier as it is not taking advantage of the extended transition provided by the JOBS Act. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

Q:	What types of information and reports will MPU Cayman make available to stockholders following the Redomicile Merger?
A:	Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman was a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selective disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman Class A Shares, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

If MPU Cayman loses its status as a foreign private issuer at some future time, then it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S. The costs incurred in fulfilling these additional regulatory requirements could be substantial. Please see the sections entitled “Risk Factors-Risks Relating to the Redomicile Merger-The expected benefits of the merger and reorganization may not be realized” and “Risk Factors-Risks Relating to the Redomicile Merger.” If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Q:	Do I have to take any action to exchange my common stock in the Company to receive MPU Cayman Class A Shares?

A:	Each share of the Company’s common stock registered in your name or which you beneficially own through your broker acquired prior the effective date of the Redomicile Merger will be converted into the right to receive one MPU Cayman Class A Share. Upon completion of the Redomicile Merger, only registered stockholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman Ordinary Shares registered in their respective names. As a holder of MPU Cayman Class A Shares, you will receive distributions made on the MPU Cayman Ordinary Shares and will be entitled to voting rights attaching to those MPU Cayman Class A Shares. Any attempted transfer of the Company’s common stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the effective time of the Redomicile Merger, or the Effective Time, will not be reflected in holdings representing MPU Cayman’s Ordinary Shares upon completion of the Redomicile Merger. Holders of MPU Cayman Class A Shares following the Redomicile Merger will be required to provide customary transfer documents required by the transfer agent to complete the transfer. If you hold your shares of the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of Class A Shares in your account with that same broker or other securities intermediary.

If you hold the Company’s common stock in certificated form, you may exchange your common stock certificates of the Company for uncertificated forms representing MPU Cayman Class A Shares following the Redomicile Merger. We will request that all of the Company’s stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. It is expected that, prior to the Effective Time, Continental Stock Transfer & Trust will be appointed as our exchange agent for the Redomicile Merger. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates in the Company to receive MPU Cayman Class A Shares in uncertificated form. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY. After the Effective Time, MPU Cayman’s transfer agent will be Continental Stock Transfer & Trust.

Q:	What happens to the Company’s stock options and other equity awards at the effective time of the Redomicile Merger?

A:	At the Effective Time, all outstanding options to purchase shares of the Company’s common stock granted or issued prior to the Effective Time and all other outstanding equity awards granted under our equity compensation plans to directors, employees and consultants, as applicable, will entitle the holder to purchase or receive, or receive payment based on, as applicable, an equal number of MPU Cayman Class A Shares. Immediately prior to the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. We do not anticipate an increase to the total number of shares underlying options and awards outstanding under our assumed equity compensation plans or shares otherwise issuable thereunder. Future awards would be subject to and governed by the terms of our assumed equity compensation plans and any agreements entered into pursuant thereto. Currently the Company does not have any stock options or other equity awards outstanding.

Q:	Will the Company’s name be changed as a result of the Redomicile Merger?
A:

No. Following the Redomicile Merger, the Company’s name will remain the same as “Mega Matrix Corp.” However, the Company will become a wholly-owned subsidiary of MPU Cayman. MPU Cayman’ name will continue to be “Mega Matrix Inc.”

Q:	Can I trade my common stock in the Company before the Redomicile Merger is completed?
A:	Yes. Common stock in the Company will continue to be quoted on the NYSE American through the last trading day prior to the date of completion of the Redomicile Merger, which is anticipated to take place during the third quarter of 2024.

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Q:	After the Redomicile Merger, where can I trade my MPU Cayman Class A Shares?

A:	The Company and MPU Cayman are in the process of applying for listing of the Class A Shares of MPU Cayman with the NYSE American and hope to complete that process concurrent with the consummation of the Redomicile Merger.

Q:	How will my rights as a stockholder of MPU Cayman change after the Redomicile Merger relative to my rights as a stockholder of the Company prior to the Redomicile Merger?

A:	There are differences in rights afforded under Delaware law and Cayman Islands law, including but not limited to: (i) whether stockholder approval for a sale of all or substantially all of the property of a company is required; (ii) whether stockholders have the right to inspect corporate records of a company; and (iii) under what circumstances may the stockholders bring a derivative suit on behalf of a company. The Delaware law and Cayman Islands law also differ in terms of stockholder voting requirements: under Delaware law, our current bylaws and articles of incorporation may be amended by the vote of a majority of shares of stock entitled to vote, unless the articles of incorporation requires the vote of a greater number of shares, whereas Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those stockholders entitled to vote at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result, it may be more difficult for stockholders to amend the memorandum and articles of association of MPU Cayman after the Redomicile Merger. In addition, the memorandum and articles of association of MPU Cayman after the Redomicile Merger will contain provisions that could delay, defer or prevent a merger, change in control or other corporate actions of MPU Cayman that could be beneficial to our stockholders. See “Risk Factors —Risks Related to the Redomicile Merger.” Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company. MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and the rights of shareholders of MPU Cayman will change relative to rights as a stockholder of the Company as a result of the Redomicile Merger. A holder’s rights as owner of Ordinary Shares of MPU Cayman will differ from the rights as a holder of common stock of the Company. Please see the sections entitled “Risk Factors-Risks Relating to the Redomicile Merger-Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws,” “Description of Share Capital of MPU Cayman,” and “Comparison of Rights under Delaware and Cayman Islands Law.” Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws.

Q:	Do I have Appraisal Rights?
A:	In connection with the Redomicile Merger, the Company’s stockholders will have no appraisal rights under Delaware General Corporate Law because its shares of common stock are listed on the NYSE American.

SUMMARY

The following summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Merger Agreement, including the Redomicile Merger and other transactions contemplated thereby, you should carefully read this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and MPU Cayman’s Second Amended and Restated Memorandum and Articles of Association attached as Annex B. For purposes of this proxy statement/prospectus, the term “Merger Agreement” will refer to the Merger Agreement, as the same may be amended.

The Redomicile Merger

The Parties to the Merger Agreement

Mega Matrix Corp.

Mega Matrix Corp, a Delaware corporation, or the Company. The Company is a holding company located in Palo Alto, California. Since January 2024, the Company holds 60% of the voting securities of FunVerse Holding Limited, a British Virgin Islands company (“FunVerse”) which directly owns Yuder Pte, Ltd., a Singapore corporation (“Yuder”). Yuder operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines.

Corporate History

Historically, the Company provided leasing and financing services to regional airlines worldwide and has been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, the Company also sold aircraft from its operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. The Company’s historic operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales.  Since September 30, 2021, the Company’s former substantially controlled subsidiary, JetFleet Management Corp, a California corporation and formerly known as JetFleet Holding Corporation (“JetFleet”) limited its services to providing aircraft advisory and management service. On August 24, 2023, per the recommendation of JetFleet’s board of directors, the Company, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing aircraft advisory and management services. On December 14, 2023, Jetfleet was formally dissolved.

The Company’s wholly-owned subsidiary, Mega Metaverse Corp. (“Mega”) launched its non-fungible token (NFT) business in December 2021 and released its NFT game “Mano” on March 25, 2022. Mano was a competitive idle role-playing game (RPG) deploying the concept of NFTs based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in Mega’s metaverse universe “alSpace”. Due to business reasons, the Company suspended the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not materially impact on the Company’ s business activities.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. Prior to March 5, 2024, SDP engaged in solo-staking and, prior to July 1, 2023, provided proof-of-staking technology tools. As of the date hereof, SDP has no customers.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.  On August 4, 2023, Bit Digital terminated its investment in MTP and withdrew its capital contribution of SGD$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased providing non-custodial staking tools to third parties.

On April 25, 2023, SDP invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated. MarsLand will provide staking services to institutional clients such as Bit Digital. On July 1, 2023, MarsLand and SDP entered into a Master Right of Use and Services Agreement for a term of 12 months, pursuant to which MarsLand commits to use commercially reasonable efforts to provide SDP access to the Right of Use, including the use of Node(s) as mutually agreed, exclusively for SDP’s business purposes. In return, SDP will compensate MarsLand with a certain percentage of Net Revenue (as defined in the agreement), which percentage will be mutually agreed upon periodically. Fees could be made in U.S. dollars, USDC, USDT or ETH. Either party has the right to terminate by providing a 30-day advance notice, and on March 5,2024, the Master Right of Use and Service Agreement was terminated by the Company. As of March 31, 2024, SPD did not have any amounts payable due to Marsland. Further, SDP has successfully applied for and registered the trademark “MarsProtocol” in Singapore and has entered into a trademark license agreement with MarsLand authorizing MarsLand the right to use the MarsProtocol trademark in connection with its staking as a service (“StaaS”) business. SDP was conducting Ethereum solo-staking in Singapore, but the Company decided to focus entirely on its short drama streaming platform business, and as of March 5, 2024, it has ceased its solo-staking activities.

On January 7, 2024, we entered into and closed a definitive Share Exchange Agreement with FunVerse, a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte, Ltd., and the shareholders of FunVerse. Following the transaction, the Company now owns sixty percent (60%) of capital stock of FunVerse. Yuder operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines.

Emergence from Chapter 11 Bankruptcy

On March 29, 2021, the Company and its then subsidiaries, JetFleet Holdings Corp., a California corporation (“JHC”), and JetFleet Management Corp. (“JMC” along with JHC, collectively, “Debtors”), filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors’ plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021, we emerged from Chapter 11 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries in December 2023. On December 14, 2023, JMC was formally dissolved.

Mega Matrix Inc. (f/k/a MarsProtocol Inc.)

Mega Matrix Inc., formerly known as Marsprotocol Inc., a Cayman Islands incorporated company, or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act (As Revised) (the “Companies Act”) of the Cayman Islands, such as the general requirement to file an annual return of its stockholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman has no significant assets or liabilities and has not engaged in any business since its incorporation other than activities associated with its anticipated participation in the Redomicile Merger. Accordingly, no financial statements are provided for MPU Cayman.

MPU Merger Sub, Inc.

MPU Merger Sub is a newly formed Delaware corporation and a wholly owned subsidiary of MPU Cayman. MPU Merger Sub was formed for the sole purpose of facilitating the Redomicile Merger, does not have a significant amount of assets or liabilities, and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive office of the Company and MPU Merger Sub are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA 94306, and the principal executive office of MPU Cayman is located at 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576 and its registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. The phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes that the Redomicile Merger, which would change its place of incorporation from Delaware to the Cayman Islands, (i) will allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, and (ii) will more closely align our structure with our international corporate strategy of expanding our brand and operations into international markets as FlexTV is currently available in more than 100 countries, and our production teams has filmed in various locations including, but not limited to United States, Mexico, Australia, Thailand, and Philippines. In addition, we believe that as a foreign private issuer, our securities would become more attractive to non-U.S. investors, thus providing the opportunity to broaden our investor base to non-U.S. investors.

The Merger Agreement

A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus. The Company encourages you to read the entire Merger Agreement carefully as they are the principal documents governing the Redomicile Merger.

Second Amended and Restated Memorandum and Articles of Association

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive MPU Cayman Class A Shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law (“DGCL”), while the rights of holders of MPU Cayman’s Ordinary Shares are generally governed by MPU Cayman’s memorandum and articles of association and the Companies Act of the Cayman Islands and the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. A copy of MPU Cayman’s Second Amended and Restated Memorandum and Articles of Association is attached as Annex B to this proxy statement/prospectus. The Company encourages you to read the entire Second Amended and Restated Memorandum and Articles of Association because it is the governing document for MPU Cayman. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

MPU Cayman Class A Shares

If the Redomicile Merger is completed, each share of the Company’s common stock shall convert into the right to receive one Class A Share in the capital of MPU Cayman, which Class A Shares will be issued by MPU Cayman in connection with the Redomicile Merger. Following the Redomicile Merger, the former stockholders of the Company will become holders of MPU Cayman Class A Shares, and the Company will become a wholly-owned subsidiary of MPU Cayman. The Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries.

Organization Chart before and after the Redomicile Merger

The following diagram summarizes our organizational chart before the Redomicile Merger:

The following diagram summarizes our organizational chart following the Redomicile Merger:

Treatment of the Company’s Options and Warrants

In connection with the Redomicile Merger, each outstanding option and warrant exercisable into common stock of the Company will be assumed by MPU Cayman and will become an option and warrant exercisable into an equal number of Class A Shares in the capital of MPU Cayman under the same terms and conditions.

Overview of the Merger Agreement

The Company and MPU Cayman are required to complete the Redomicile Merger only if certain customary conditions are satisfied or waived, including, among others, the registration statement on Form F-4, of which this proxy statement/prospectus is a part, being declared effective by the SEC, and the Merger Agreement being approved by the Company’s stockholders.

Board of Directors; Management of the MPU Cayman Following the Redomicile Merger

Following the Redomicile Merger, MPU Cayman will be managed by the same board of directors and executive officers that manage the Company. Under Cayman Islands law, all directors owe three types of duties: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (As Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care, the directors must ensure compliance with the amended articles of association, as amended and restated from time to time. There is a right to seek damages if a duty owed by any director is breached.

Accounting Treatment

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Material U.S. Federal Income Tax Consequences

The Company and MPU Cayman intend that the Redomicile Merger qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to our obligation to complete the Redomicile Merger that the Tax Opinion is provided substantially to this effect. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes. If the Redomicile Merger qualifies as a reorganization: (i) a U.S. Holder (as defined in the section titled “Taxation — United States Taxation”) will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman Class A Shares in the Redomicile Merger, (ii) a U.S. Holder’s adjusted tax basis in the MPU Cayman Class A Shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger, and (iii) such U.S. Holder’s holding period in the MPU Cayman Class A Shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger; provided that, if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman Class A Shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman Class A Shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman Class A Shares. For a more detailed discussion of U.S. federal income tax considerations for stockholders, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 70. We urge you to consult your own tax advisor regarding the particular tax consequences of the Redomicile Merger for you.

Comparison of Stockholder/Stockholder Rights

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive MPU Cayman Class A Shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law (“DGCL”), while the rights of holders of MPU Cayman’s Class A Shares are generally governed by MPU Cayman’s memorandum and articles of association and the Companies Act of the Cayman Islands and the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Risks Associated with the Redomicile Merger and the Company

Holders of the Company’s common stock and, assuming consummation of the Redomicile Merger, MPU Cayman’s Class A Shares, will be subject to various risks associated with MPU Cayman’s business and industries. These risks are discussed in greater detail under the section entitled “Risk Factors” in this proxy statement/prospectus. The Company encourages you to read and consider all of these risks carefully which are summarized as follows:

Risks Relating to the Redomicile Merger

●	Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman.

●	MPU Cayman will qualify as an emerging growth company within the meaning of the Securities Act, and if MPU Cayman takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make MPU Cayman’s securities less attractive to investors and may make it more difficult to compare MPU Cayman’s performance with other public companies.

●	Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

●	The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

●	The expected benefits of the Redomicile Merger may not be realized.

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

●	As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer.

●	If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers

●	If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

●	Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman.

●	The enforcement of civil liabilities against MPU Cayman may be more difficult.

●	The market for MPU Cayman Class A Shares may differ from the market for the Company’s shares.

●	The dual class structure of MPU Cayman’s ordinary shares will have the effect of concentrating voting control with holders of Class B Shares, if and when issued, for the foreseeable future, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

●	We cannot predict the effect MPU Cayman’s dual class structure may have on the market of Class A Shares.

●	There are anti-takeover provisions in MPU Cayman’s second amended and restated memorandum and articles of association that may cause conflicts of interest with our stockholders.

●	We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

●	The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Risks Relating to Our Business

●	Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

●	If our efforts to attract and retain users are not successful, our business will be adversely affected.

●	If we do not continuously provide value to our users, including making improvements to our services in a manner that is favorably received by them, our revenue, results of operations and business will be adversely affected.

●	If we fail to grow and maintain our active user base, our business, financial condition and operating results may be materially and adversely affected.

●	Our advertising offering is new and subject to various risks and uncertainties, which may adversely affect our business.

●	We rely on our business collaborations with third parties, including major digital distribution platforms and mobile device manufacturers, to maintain and expand our user base. Our failure to maintain good relationships with these business partners may materially and adversely affect our business and operating results.

●	We may be subject to notices or complaints alleging, among other things, our infringement of copyrights and delivery of illegal or inappropriate content through our products, which could lead to suspension or removal of such products from digital distribution platforms, a decrease of our user base, and a significantly adverse impact on our financial results and our reputation.

●	We have international operations and plan to continue expanding our operations globally. We may face challenges and risks presented by our growing global operations, which may have a material and adverse impact on our business and operating results.

●	Our product development and monetization strategies are highly dependent on our technology capabilities and infrastructure. If the amount of user data generated on our products declines, or if we fail to enhance or upgrade our technologies at a competitive pace, the effectiveness of our business model may be harmed and our operating results may be materially and severely affected.

●	If we fail to correctly anticipate user preferences and develop and commercialize new products and services, we may fail to attract or retain existing users, the lifecycles of our mobile applications may end prematurely and our operating results may be materially and adversely affected.

●	We may be held liable for information or content displayed on, distributed by, retrieved from or linked to the mobile applications integrated into our products, which may adversely impact our brand image and materially and adversely affect our business and operating results.

●	We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

●	We may be subject to intellectual property infringement lawsuits which could be expensive to defend and may result in our payment of substantial damages or licensing fees, disruption to our product and service offerings, and reputational harm.

●	Yuder, as a Singapore-based company, is subject to laws and regulations of Singapore and each jurisdiction where our services are offered. Our operations require us to apply for specific licenses with Singapore authorities.

●	Our efforts to secure necessary licenses and comply with regulatory standards are facing challenges, including the possibility that licenses may not be granted, or could be revoked or not renewed by regulatory authorities.

●	Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

●	Our compliance with regulatory requirements demands significant operational and financial resources.

●	We face challenges in continuously monitoring and adapting to the varied regulatory environments across the various jurisdictions where we operate.

●	We may encounter restrictions or outright bans in certain jurisdictions if we fail to comply with local regulations or content standards.

Risks Relating to Digital Assets

●	We previously held stable coins which exposed us to various risks associated with cryptocurrencies.

●	Although it is not our intent, we may hold stable coins and the value of stable coins that we hold may be subject to volatility and risk of loss.

●

Our Board and our management have identified certain material gaps with respect to risk management related to the holding cryptocurrencies, if any that if not adequately addressed, could negatively impact our operations and adversely affect the value of our shares.

●	If we hold stable coins, we will be subject to risks related to holding cryptocurrencies.

●	We may be exposed to various risks associated with the failure to safeguard our cryptocurrencies, if any.

●	Cryptocurrencies such as USDC and/or USDT may be stored in hot wallets maintained Matrix Trust Company Limited, a third party, and may be subject to loss, theft or restriction on access.
●	Potential that, in the event of a bankruptcy filing by a custodian, cryptocurrency held in custody could be determined to be property of a bankruptcy estate and we could be considered a general unsecured creditor thereof.

Risks Related to the Company

●	The ownership of our stock is highly concentrated in our chairman, and we have one controlling stockholder.

●	Our filing of bankruptcy may adversely affect our business and relationships.

●	Certain information contained in our historical financial statements is not comparable to the information contained in our financial statements after the adoption of new business.

●	We have a limited operating history in our new short video drama business.

●	User metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics could harm our business, revenue and financial results.

●	We will need to raise additional capital or financing to continue to execute and expand our business.

●	Our business depends on the continuing efforts of our management.

●	We may not be able to prevent or timely detect cyber security breaches.

●	We do not maintain commercial insurance to cover loss of digital assets.

●	We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect our operations, reputation, business, prospects, operating results and financial condition.

●	As of December 31, 2023, our internal control over financial reporting was ineffective.

●	Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources.

●	The trading prices of our common stock could be volatile.

●	If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

●	An active trading market for our common stock may not develop.

●	If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

●	Sales of a significant number of our common stock in the public market could depress the market price of our common stock.

●	If we acquire digital assets that are securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

MARKET FOR THE COMPANY’S COMMON STOCK

Market Information

The Company’s common stock is listed on the NYSE American under the symbol “MPU.”

MPU Cayman is currently not a public reporting company in the United States and its Class A Ordinary Shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s Class A Shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s Class A Shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s Class A Shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 10 for more information.

Based on the records of the Company’s transfer agent, the Company had 38,160,916 shares of common stock issued and outstanding as of the Record Date for the mailing of this proxy statement/prospectus.

Holders

Based on the records of our transfer agent, there were 339 stockholders of record of our common stock as of the Record Date for the mailing of this proxy statement/prospectus (not including beneficial owners who hold shares at broker/dealers in “street name”).

Forward Stock Split

On December 30, 2021, the Company implemented a five (5) for one (1) forward stock split (the “Forward Stock Split”) of its issued and outstanding common stock, par value $0.001 per share. References to the Company’s common stock in this proxy statement/prospectus have been adjusted to give effect to the Forward Stock Split.

Transfer Agent

The Company’s transfer agent and registrar for its common stock is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561. It is anticipated that Continental Stock Transfer & Trust will be the transfer agent for the MPU Cayman Class A Shares upon consummation of the Redomicile.

Dividends

While there are no restrictions that limit the Company’s ability to pay dividends, the Company has not paid, and following the approval and completion of the Redomicile Merger does not currently intend to pay, cash dividends on our common stock in the foreseeable future. Our policy is to retain all earnings, if any, to provide funds for the operation and expansion of our business. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, who may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others, in making its determination.

RISK FACTORS

Risks Relating to the Redomicile Merger

Your rights as a stockholder of the Company will change as a result of the Redomicile Merger and you may not be afforded as many rights as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s certificate of incorporation and bylaws.

Because of differences between Delaware law and Cayman Islands law and differences between the governing documents of the Company and the constitutional documents of MPU Cayman, the Company is unable to adopt governing documents for MPU Cayman that are identical to the governing documents for the Company, but the Company has attempted to preserve in the memorandum and articles of association of MPU Cayman the same allocation of material rights and powers between the stockholders and our Board of Directors that exists under the Company’s bylaws and articles of incorporation to the extent permitted by Cayman Islands law. Nevertheless, MPU Cayman’s memorandum and articles of association differ from the Company’s bylaws and articles of incorporation, both in form and substance, and your rights as a stockholder will change. For example:

●	Under the DGCL, a corporation may not engage in a business in combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder. However, there is no equivalent provision under the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested stockholders.

●	Under the DGCL, any stockholder may, upon written demand under oath stating the purpose thereof, inspect the corporation’s books and records for a proper purpose during the usual hours for business. However, stockholders of a Cayman Islands exempted company do not have any general rights to inspect corporate records of a company, and MPU Cayman’s articles of association provide that the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company may be open to the inspection of stockholders who are not directors.

●	Under the DGCL, a stockholder may bring a derivative suit provided the requirements to do so under the DGCL have been met. However, for a Cayman Islands company, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors, rather than the stockholders, and a stockholder of MPU Cayman would be entitled to bring a derivative action on behalf of MPU Cayman only in certain limited circumstances.

For a detailed discussion of these and other material differences, please see the comparison chart of your rights as a common stockholder of the Company against your rights as an ordinary stockholder of MPU Cayman under the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.” The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to stockholders of corporations incorporated in the United States.

MPU Cayman’s corporate affairs are governed by its memorandum and articles of association, as may be amended and restated from time to time, by the Companies Act, and by the common law of the Cayman Islands. The rights of shareholders to take action against MPU Cayman’s directors, actions by minority stockholders and the fiduciary duties of MPU Cayman’s directors to MPU Cayman under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law, the decisions of whose courts are of persuasive authority but are not binding on a court in the Cayman Islands. The rights of MPU Cayman’s shareholders and the fiduciary duties of its directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedents in some jurisdictions of the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, MPU Cayman’s shareholders may have more difficulty in protecting their interests in the face of actions by MPU Cayman’s management, directors or controlling shareholders than would stockholders of a corporation incorporated in a jurisdiction in the United States. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States. The Cayman Island courts are also unlikely to impose liability against MPU Cayman, in original actions brought in the Cayman Islands, based on certain civil liabilities provisions of U.S. securities laws.

As a result of different shareholder voting requirements in the Cayman Islands relative to Delaware, the Company will have less flexibility with respect to its ability to amend its constitutional documents and enter into certain business combinations than it now has.

Under Delaware law and our current bylaws and articles of incorporation, the Company’s bylaws and articles of incorporation may be amended by the vote of a majority of shares of common stock entitled to vote on the matter to approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares. Cayman Islands law requires a special resolution of not less than two-thirds of the votes cast by those shareholders entitled to vote, who are present in person or by proxy at a general meeting for any amendment to the memorandum and articles of association of MPU Cayman. As a result of this Cayman Islands law requirement, situations may arise where the flexibility the Company now has under Delaware law would have provided benefits to its stockholders that will not be available in the Cayman Islands.

In addition, under Cayman Islands law, certain corporate transactions, such as a merger, require the approval of a special resolution of not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote, who are present in person or by proxy. By contrast, a merger under Delaware law would only require a simple majority of the outstanding stock of the company entitled to vote thereon. The increased stockholder approval requirements may limit our flexibility to enter into or complete certain business combinations that may be beneficial to stockholders.

For a detailed discussion of the differences in stockholder voting requirements in the Cayman Islands relative to Delaware, please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

MPU Cayman will qualify as an emerging growth company within the meaning of the Securities Act, and if MPU Cayman takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make MPU Cayman’s securities less attractive to investors and may make it more difficult to compare MPU Cayman’s performance with other public companies.

MPU Cayman is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to companies that that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act. MPU Cayman intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.

For as long as MPU Cayman continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including presenting only limited selected financial data and not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. MPU Cayman could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.235 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.

MPU Cayman cannot predict if investors will find MPU Cayman’s Class A Shares less attractive because it may rely on these exemptions. If some investors find MPU Cayman’s Class A Shares less attractive as a result, there may be a less active trading market for MPU Cayman’s Class A Shares and MPU Cayman’s share price may be more volatile. Further, there is no guarantee that the exemptions available to MPU Cayman under the JOBS Act will result in significant savings. To the extent that MPU Cayman chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact MPU Cayman’s financial condition.

Following the Redomicile Merger, because MPU Cayman will be a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

Following the Redomicile Merger, MPU Cayman is expected to qualify as a foreign private issuer within the meaning of the rules under the Exchange Act and, as such, MPU Cayman has the option to follow certain home country corporate governance practices rather than those of NYSE American, provided that it discloses the requirements it is not following and describes the home country practices it is following. MPU Cayman may in the future elect to follow home country practices with regard to certain matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all NYSE American corporate governance requirements.

The laws of the Cayman Islands may not provide MPU Cayman shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

MPU Cayman is an exempted company incorporated under the laws of the Cayman Islands with limited liability. MPU Cayman’s corporate affairs are governed by its memorandum and articles of association, the Companies Act of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British overseas territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

Shareholders of Cayman Islands exempted companies like MPU Cayman has no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. MPU Cayman’s directors have discretion under its articles of association to determine whether or not, and under what conditions, its corporate records may be inspected by its shareholders, but are not obliged to make them available to its shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors, or controlling shareholders than they would as public shareholders of a company incorporated in the United States. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws,” for a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders,

The expected benefits of the Redomicile Merger may not be realized.

The Company has presented in this proxy statement/prospectus the anticipated benefits of the Redomicile Merger. Please see the section entitled “Adoption of the Merger Agreement — Background and Reasons for the Redomicile Merger.” The Company cannot be assured that all of the goals of the Redomicile Merger will be achievable, and some or all of the anticipated benefits of the Redomicile Merger may not occur, particularly as the achievement of the benefits are in many important respects subject to factors not under the Company’s control.

In addition, the anticipated reduction of SEC reporting requirements and related expenses may not be achieved in the event of changes to the SEC rules applicable to foreign private issuers or if MPU Cayman fails to qualify as a foreign private issuer. While the Company expects the Redomicile Merger will enable it to reduce its operational, administrative, legal and accounting costs over the long term, these benefits may not be achieved.

MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

Based on the Tax Opinion, after the Redomicile Merger, MPU Cayman, as successor to the Company, will be treated as a U.S. domestic corporation for U.S. federal income tax purposes, will be subject to U.S. federal income taxes as if it were a U.S. domestic corporation, and dividends paid by MPU Cayman to non-U.S. stockholders will generally be subject to U.S. withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). While the Redomicile Merger is not anticipated to have any material impact on our effective tax rate, changes in U.S. tax laws could adversely affect our results of operations and profitability. The Tax Opinion does not bind the IRS or prevent the IRS from adopting a contrary position. For a more detailed discussion of U.S. federal income tax considerations with respect to the Redomicile Merger, please see the section entitled “U.S. Federal Income Tax Consequences of the Redomicile Merger” beginning on page 70.

As a foreign private issuer, MPU Cayman will not be required to provide its stockholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a beneficial owner of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws.

Following the completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. However, as a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with the International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its stockholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Thus, you may not be afforded the same protections or information under applicable laws and MPU Cayman’s memorandum and articles of association which would be made available to you if we remain a U.S. corporation with publicly traded securities.

If MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

Following completion of the Redomicile Merger, MPU Cayman is expected to qualify as a “foreign private issuer” under the rules and regulations of the SEC. As a foreign private issuer, MPU Cayman will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. As a foreign private issuer, MPU Cayman will not be required to provide its shareholders with the same information as the Company would if the Company remained a U.S. public issuer and, as a result, you may not receive as much information about MPU Cayman as you did about the Company and you may not be afforded the same level of protection as a shareholder of MPU Cayman under applicable laws and MPU Cayman’s memorandum and articles of association as you were as a stockholder of the Company under applicable laws and the Company’s articles of incorporation and bylaws. While MPU Cayman is expected to qualify as a foreign private issuer following the completion of the Redomicile Merger, if MPU Cayman fails to qualify as a foreign private issuer upon completion of the Redomicile Merger, or loses its status as a foreign private issuer at some future time, MPU Cayman will be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers and would incur significant operational, administrative, legal and accounting costs that it would not incur as a foreign private issuer.

If we prepare our financial statements in accordance with IFRS following the Redomicile Merger, there may be a significant effect on our reported financial results.

The SEC permits foreign private issuers to file financial statements in accordance with IFRS as issued by IASB. At any time in the future, as a foreign private issuer, we may decide to prepare our financial statements in accordance with IFRS as issued by the IASB. The application by us of different accounting standards, a change in the rules of IFRS as issued by the IASB, or in the SEC’s acceptance of such rules, could have a significant effect on our reported financial results. Additionally, U.S. GAAP is subject to interpretation by the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the SEC, and various bodies formed to promulgate and interpret appropriate accounting principles. IFRS are subject to interpretation by the IASB and the SEC, although the SEC does not publish Staff Accounting Bulletins on IFRS. A change in these principles or interpretations could have a significant effect on our reported financial results.

Changes in domestic and foreign laws, including tax law changes, could adversely affect MPU Cayman, its subsidiaries and its stockholders, and our effective tax rate may increase whether we effect the Redomicile Merger or not.

Changes in tax laws, regulations or treaties or the interpretation or enforcement thereof, in both or either of the U.S. or Cayman Islands, could adversely affect the tax consequences of the Redomicile Merger to MPU Cayman and its shareholders and/or MPU Cayman’s effective tax rates (whether associated with the Redomicile Merger or otherwise). While the Redomicile Merger is not anticipated to have any material impact on MPU Cayman’s effective tax rate, there is uncertainty regarding the tax policies of the jurisdictions where it operates, and its effective tax rate may increase and any such increase may be material.

The enforcement of civil liabilities against MPU Cayman may be more difficult.

MPU Cayman is an exempted company incorporated under the laws of the Cayman Islands. MPU Cayman’s corporate affairs are governed by its Memorandum and Articles of Association, as amended and by the Companies Act (As Revised) and common law of the Cayman Islands. After the Redomicile Merger, the rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts. The Cayman Islands courts are also unlikely to impose liabilities against us in original actions brought in the Cayman Islands, based on the civil liability provisions of U.S. securities laws, so far as the liabilities imposed by those provisions are penal in nature.

In addition, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

The market for MPU Cayman Class A Shares may differ from the market for the Company’s shares.

MPU Cayman is currently not a public reporting company in the United States and its Class A Shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s Class A Shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s Class A Shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s Class A Shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties.

Although it is expected that the MPU Cayman Class A Shares will be authorized for listing on NYSE American under the symbol “MPU,” as a company incorporated under the laws of the Cayman Islands, Class A Shares of MPU Cayman may appeal to different institutional investors, or impact the level of investment by current investors who may prefer or be required by internal guidelines to invest in companies that are incorporated in the United States. Accordingly, the redomicile may impact our institutional investor base, or the level of their respective investments in our securities, and may result in a change in the market prices, trading volume and volatility of the MPU Cayman Class A Shares from those of the Company’s shares.

The dual class structure of MPU Cayman’s ordinary shares will have the effect of concentrating voting control with holders of Class B Shares, if and when issued, for the foreseeable future, which will limit the ability of our other investors to influence corporate matters, including the election of directors and the approval of any change of control transaction.

Upon completion of this Redomicile Merger, MPU Cayman intends to effect a reclassification of 5,623,700 Class A Shares held by the Yucheng Hu, our director, chairman, president and chief executive officer, to Class B Shares (the “Reclassification”). The Reclassification will be done through an issuance 5,623,700 Class B Shares to Yucheng Hu at par value concurrent with the repurchase of 5,623,700 Class A Shares held by Yucheng Hu at par value and in accordance with the Companies Act (Revised) of the Cayman Islands and its then effective articles of association. The repurchased Class A Shares will be cancelled upon repurchase and available for future issuance. Each Class B Share is entitled to 50 votes on all matters subject to vote by stockholders.

As of July 29, 2024, Mr. Hu beneficially owns 5,903,700 shares of Common Stock of the Company, or 15.47%. Assuming the closing of the Reclassification, Mr. Hu would beneficially own 280,000 Class A Shares and 5,623,700 Class B Shares representing a combined 89.72% voting power, which provide Mr. Hu with control over a majority of the combined voting power of all of our Class A Shares and Class B Shares, and therefore will be able to control all matters submitted to our stockholders for approval until a significant portion of such outstanding Class B Shares have been converted to Chass A Shares as further described in “Description of Share Capital Stock of MPU Cayman.” This concentrated control will limit or preclude the ability of MPU Caymen’s other investors to influence corporate matters for the foreseeable future. For example, Mr. Hu will have sufficient voting power to determine the outcome with respect to elections of directors, amendments to MPU Cayman’s Second Amended and Restated Memorandum and Articles of Association that are subject to a stockholder vote, increases to the number of shares available for issuance under our equity incentive plans or adoption of new equity incentive plans, and approval of any merger, consolidation, sale of all or substantially all of our assets or other major corporate transaction requiring stockholder approval for the foreseeable future. In addition, this concentrated control may also prevent or discourage unsolicited acquisition proposals or offers for MPU Cayman’s capital stock that you may feel are in your best interest as one of MPU Cayman’s stockholders. This control may also adversely affect the market price of the Class A Shares.

Because the interests of Mr. Hu, our Chairman, Chief Executive Officer and President, may differ from those of our other stockholders, actions that they take with respect to MPU Cayman’s, as significant stockholders, may not be favorable to MPU Cayman’s other stockholders, including holders of Class A Shares.

We cannot predict the effect MPU Cayman’s dual class structure may have on the market of the Class A Shares.

We cannot predict whether MPU Cayman’s dual class structure will result in a lower or more volatile market price of the Class A Shars, in adverse publicity, or in other adverse consequences. For example, certain index providers, such as S&P and Dow Jones, have announced restrictions on including companies with multiple-class share structures in certain of their indices, including the S&P 500. Accordingly, MPU Cayman’s dual class share structure would make it ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds, and other investment vehicles that attempt to passively track those indices may not invest in Class A Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may depress valuations, as compared to similar companies that are included. Because of the dual class structure of MPU Cayman’s ordinary shares, we will likely be excluded from certain indices and we cannot assure that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make Class A Shares less attractive to other investors. As a result, the market price of Class A Shares could be adversely affected.

There are anti-takeover provisions in MPU Cayman’s second amended and restated memorandum and articles of association that may cause conflicts of interest with our stockholders.

Some provisions of MPU Cayman’s second amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of MPU Cayman or management that stockholders may consider favorable, including (i) a dual class structure that provides our holders of Class B Shares, if any, with the ability to control the outcome of most matters requiring stockholder approval; or (ii) provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by MPU Cayman’s stockholders. However, under Cayman Islands law, MPU Cayman’s directors may only exercise the rights and powers granted to them under MPU Cayman’s second amended and restated memorandum and articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of MPU Cayman. In addition, a dual class structure that provides our holders of Class B Shares with the ability.

We expect to incur transaction costs and adverse financial consequences in the year of completion of the Redomicile Merger.

We expect to incur significant transaction costs in connection with the Redomicile Merger, which have been and will continue to be expensed as incurred. The substantial majority of these costs will be incurred regardless of whether the Redomicile Merger is completed and prior to your vote on the proposal. We expect to incur costs and expenses, including professional fees, to comply with the Cayman Islands corporate and other laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses, solicitation fees and financial printing expenses in connection with the Redomicile Merger, even if the Redomicile Merger is not approved or completed. The Redomicile Merger also may negatively affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

The Company’s Board of Directors may choose to defer or abandon the Redomicile Merger.

Completion of the Redomicile Merger may be deferred or abandoned, at any time, by action of the Company’s Board of Directors, whether before or after the deadline to submit consents. While the Company currently expects the Redomicile Merger to take place promptly after the proposal to adopt the Merger Agreement is approved, the Company’s Board of Directors may defer completion or may abandon the Redomicile Merger because of, among other reasons, changes in existing or proposed laws, our determination that the Redomicile Merger would involve tax or other risks that outweigh their benefits, the Company’s determination that the level of expected benefits associated with the Redomicile Merger would otherwise be reduced, a dispute with the taxation authorities over the Redomicile Merger (or certain aspects thereof), an unexpected increase in the costs to complete the Redomicile Merger or any other determination by our Board of Directors that the Redomicile Merger would not be in the best interests of the Company or its stockholders or that the Redomicile Merger would have material adverse consequences to the Company or its stockholders.

Risks Related to our Business

Expansion of the Company’s operations into new products, services and technologies, including content categories, is inherently risky and may subject it to additional business, legal, financial and competitive risks.

Historically, the Company’s operations have been focused on third-party management service contracts for aircraft operations, NFT gaming, StaaS and solo-staking, which operations have ceased. Expansion of the Company’s operations and its marketplace into additional products and services, such as short video drama involve numerous risks and challenges, including potential new competition, increased capital requirements and increased marketing spent to achieve customer awareness of these new products and services. Growth into additional content, product and service areas may require changes to the Company’s existing business model and cost structure and modifications to its infrastructure and may expose the Company to new regulatory and legal risks, any of which may require expertise in areas in which the Company has little or no experience. There is no guarantee that the Company will be able to generate sufficient revenue from sales of such products and services to offset the costs of developing, acquiring, managing and monetizing such products and services and the Company’s business may be adversely affected.

If our efforts to attract and retain users are not successful, our business will be adversely affected.

Our future revenue will be derived for subscriber based fees. We must continually add users and convert them to fee-based subscribers both to replace canceled fee-based subscribers and to grow our business beyond our current fee-based subscriber base. The video streaming business is new to us and our ability to penetration and growth our user base have fluctuated and vary across the jurisdictions where we provide our service. Our ability to attract and retain users and convert them to fee-based subscribers will depend in part on our ability to consistently provide our users in countries around the globe with compelling content choices that keep our users engaged with our service, effectively drive conversation around our content and service, as well as provide a quality experience for choosing and enjoying our short video dramas. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain users. Competitors include other entertainment video providers, such as linear television, and streaming entertainment providers (including those that provide pirated content), video gaming providers, as well as user-generated content, and more broadly other sources of entertainment that our users could choose in their moments of free time.

Our users and fee-based subscribers cancel our service for many reasons, including a perception that they do not use the service sufficiently, that they need to cut household expenses, dissatisfaction with content, a preference for competitive services and customer service issues that they believe are not satisfactorily resolved. Fee-based subscribers growth is also impacted by adverse macroeconomic conditions, including inflation, may also adversely impact our ability to attract and retain users and fee-based subscribers. If we do not grow as expected or be able to increase our fee-based subscriber revenue, including by adjusting subscription pricing, liquidity and results of operations may be adversely impacted. If we are unable to successfully compete with current and new competitors in providing compelling content, retaining our existing users and attracting new users, our business will be adversely affected.

If we do not continuously provide value to our users, including making improvements to our service in a manner that is favorably received by them, our revenue, results of operations and business will be adversely affected.

If consumers do not perceive our service offering to be of value, including if we introduce new or adjust existing features, adjust pricing or service offerings, or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain users and fee-based subscribers, and accordingly, our revenue, including revenue per paying subscribers, and results of operations may be adversely affected. The video streaming business and the production of short video dramas is new to us. If our efforts to develop and offer short video dramas are not valued by our current and future users and fee-paying subscribers, our ability to attract and retain users and fee-paying subscribers may be negatively impacted. We may also seek to extend our business into new products and services to help drive growth. For example, we are expanding our offering of consumer products and live experiences. To the extent we cannot successfully find and develop new products and services to help drive growth, our future results of operations and growth may be adversely impacted.

We may, from time to time, have to adjust our subscription pricing, or our pricing model itself. Any adjustments we make may not be well-received by our users and could negatively impact our ability to attract and retain users and fee-paying subscribers, revenue per fee-paying subscribers, revenue and our results of operations. If our efforts to satisfy our existing users or adjustments to our service are not successful, we may not be able to attract or retain users and fee-paying subscribers, and as a result, our ability to grow our business will be adversely affected.

If we fail to grow and maintain our active user base, our business, financial condition and operating results may be materially and adversely affected.

The size of our active user base with our products are critical to our success. We are a new business and focused on attracting and maintaining an active user base. Our financial performance has been and will continue to be significantly affected by our ability to grow and engage our active user base. In addition, we may fail to maintain or increase our user base or our users’ engagement if, among other things:

●	we fail to innovate or develop new products and services that provide relevant content and satisfactory experience to, or are favorably received by, our users;

●	we fail to produce new dramas that are attractive to our users;

●	we fail to respond to or adopt evolving technologies for product development on a timely and cost-effective basis;

●	we fail to successfully market and monetize our existing and new mobile applications throughout their life cycles;

●	we fail to develop products that are compatible with existing or new mobile devices, mobile operating systems or their respective upgrades;

●	we fail to maintain or improve our technology infrastructure and security measures designed to protect our users’ personal privacy and cyber security;

●	we lose users to competing products and services or due to concerns related to personal privacy and cyber security or other reasons;

●	we fail to successfully implement our strategies related to the continued expansion of our global user base; or

●	we are required by existing or new laws, regulations or government policies to implement changes to our products or services that are adverse to our business.

If we are unable to maintain or increase our user base, our advertising services may become less attractive to our advertising customers, which may have a material and adverse impact on our business, financial condition and operating results.

Our advertising offering is new and subject to various risks and uncertainties, which may adversely affect our business.

We have limited experience and operating history offering advertising on our video streaming service, and our advertising revenue may not grow as we expect. Advertisers purchase advertising services either directly from us or through third-party advertising exchanges and advertising agencies. Our advertising customers, including advertisers and advertising exchanges and agencies, typically do not have long-term contractual arrangements with us. They may be dissatisfied with our advertising services or perceive our advertising services as ineffective. Potential new customers may view our advertising services as unproven, and we may need to devote additional time and resources to convince them. In addition, new advertising formats emerge from time to time and customer preferences can change. We may not be able to adapt our products and services to future advertising formats or changing customer preferences on a timely and cost-effective basis, and any such adaption failure could materially and adversely affect our financial conditions, results of operations and prospects.

We compete for advertising customers not only with other providers of digital advertising spaces, but also with other types of platforms and advertising service providers such as newspapers, magazines, billboards, television and radio stations. Some of our competitors have access to considerably greater financial and other resources for expanding their product offerings and present considerable challenges to gaining and maintaining additional market share.

If we fail to deliver advertising services in an effective manner, or if our advertising customers believe that placing advertisements on our platform and in our short dramas do not generate a competitive return when compared to placing advertisements through our competitors’ products, they may not continue to do business with us or they may only be willing to advertise with us at reduced prices. If our existing advertising customers reduce or discontinue their advertising spending with us, or if we fail to attract new advertising customers, our business, financial condition and results of operations could be materially and adversely affected.

We rely on our business collaborations with third parties, including major digital distribution platforms and mobile device manufacturers, to maintain and expand our user base. Our failure to maintain good relationships with these business partners may materially and adversely affect our business and operating results.

We collaborate with various business partners to promote our products and enlarge our user base. We use third-party digital distribution platforms such as Apple App Store and Google Play to distribute our mobile applications to users. We also advertise on third-party platforms, such as Facebook and TikTok to acquire users. The promotion and distribution of our mobile applications are subject to such digital distribution platforms’ standard terms and policies for application developers, which are subject to the interpretation of, and frequent changes by, these platforms. In addition, our applications may be suspended by or removed from such platforms as a result of allegations or claims by third parties regardless of their merits. If we are unable to maintain good relationships with our business partners or the business of our business partners declines, the reach of our products and services may be adversely affected and our ability to maintain and expand our user base may decrease. Most of the agreements with our business partners, including mobile device manufacturers and digital distribution platforms, do not prohibit them from working with our competitors or from offering competing services. If our partner distribution platforms change their standard terms and conditions in a manner that is detrimental to our business, or if our business partners decide not to continue working with us or choose to devote more resources to supporting our competitors or their own competing products, we may not be able to find a substitute on commercially favorable terms, or at all, and our competitive advantages may be diminished.

We may be subject to notices or complaints alleging, among other things, our infringement of copyrights and delivery of illegal or inappropriate content through our products, which could lead to suspension or removal of such products from digital distribution platforms, a decrease of our user base, and a significantly adverse impact on our financial results and our reputation.

We use third-party digital distribution platforms such as Apple App Store and Google Play to distribute our mobile applications to users. In the ordinary course of our business, we and the digital distribution platforms may from time to time receive, notices or complaints from third parties alleging that certain of our contents infringe copyrights, deliver illegal, fraudulent, pornographic, violent, bullying or other inappropriate content, or otherwise fail to comply with applicable policies, rules and regulations. Upon receipt of such notices or complaints, those digital distribution platforms may suspend or remove such products from such platforms. The processes for appealing such suspensions and removals with those platforms could be time-consuming, and we cannot guarantee that our appeals will always prevail or that any such suspended or removed application will be made available again. Such suspensions and removals of our products could lead to a decrease of our user base and, if they occur frequently and/or in a large scale, could significantly adversely affect our reputation, business operation and financial performance. In addition, these digital distribution platforms and third-party platforms may also receive, from time to time, notices or complaints from third parties alleging that certain of our products infringe copyrights, deliver illegal, fraudulent, pornographic, violent, bullying or other inappropriate content, or otherwise fail to comply with applicable policies, rules and regulations, consequently those digital distribution platforms may suspend or remove such products from their platforms and those third-party platforms may terminate their collaboration with us.

We have international operations and plan to continue expanding our operations globally. We may face challenges and risks presented by our growing global operations, which may have a material and adverse impact on our business and operating results.

Yuder is headquartered in Singapore and provide its products and services to a global user base. We intend to continue the international expansion of our business operations and grow our user base globally. We believe the sustainable growth of our business depends on our ability to increase the penetration of our products in both developed and emerging markets. Our continued international operations and global expansion may expose us to a number of challenges and risks, including:

●	challenges in developing successful products and localized adaptions, and implementing effective marketing strategies that respectively target mobile internet users and advertising customers from various countries and with a diverse range of preferences and demands;

●	difficulties in managing and overseeing global operations and in affording increased costs associated with doing business in multiple international locations;

●	local competitions;

●	difficulties in integrating and managing potential foreign acquisitions or investments;

●	compliance with applicable laws and regulations in various countries worldwide, including, but not limited to, internet content requirements, cyber security and data privacy requirements, intellectual property protection rules, exchange controls, and cash repatriation restrictions;

●	fluctuations in currency exchange rates;

●	political, social or economic instability in markets or regions in which we operate; and

●	compliance with statutory equity requirements and management of tax consequences.

Our business, financial condition and results of operations may be materially and adversely affected by these challenges and risks associated with our global operations.

Our product development and monetization strategies are highly dependent on our technology capabilities and infrastructure. If the amount of user data generated on our products declines, or if we fail to enhance or upgrade our technologies at a competitive pace, the effectiveness of our business model may be harmed and our operating results may be materially and severely affected.

We depend on our technological capabilities and infrastructure to analyze our users’ preferences and needs and to generate valuable user insights. Active users of our products generate a large amount of data across our applications and in a variety of use cases on a daily basis. The data generated by our users lays the foundation for us to build our user profiles. By analyzing such user data with our big data analytics and other relevant technologies, we aim to understand our users’ interests and needs for content in order to develop products that deliver relevant content catering to their interests and needs. Therefore, the effectiveness of our product development and monetization strategies is dependent on our ability to obtain and process data and to refine the algorithms used in processing such data. If we fail to maintain and expand the user base of our products to continually generate large amounts of user data, or if we fail to keep up with the rapid development and upgrade of big data analytics and other relevant technologies on a timely and cost-effective basis, we may not be able to effectively grow and monetize our products, and our business and operating results may be materially and adversely affected.

If we fail to correctly anticipate user preferences and develop and commercialize new products and services, we may fail to attract or retain existing users, the lifecycles of our mobile applications may end prematurely and our operating results may be materially and adversely affected.

Our success depends on our ability to maintain, grow and monetize our user base, which in turn depends on our ability to continually develop and commercialize new mobile applications, introduce new features or functions to our existing mobile applications and provide users with high-quality content and an enjoyable user experience. This is particularly important since the mobile internet industry is characterized by fast and frequent changes, including rapid technological evolution, shifting user demands, frequent introductions of new products and services, and constantly evolving industry standards, operating systems and practices. FlexTV APP was launched in 2023 and over 150 short video drama have been released since October 2023. We intend to continue to produce new short video drama and other contents and services to enlarge our active user base. Our ability to roll out new short video dramas and services depends on a number of factors, including engaging new talents, High-quality contents, as well as correctly analyzing and predicting users’ interests and demands for content using our big data analytical capabilities. If we fail to correctly analyze and predict users’ interests and demands for content, fail to cater to the anticipated needs and preferences of users, or fail to provide a superior user experience, our existing and new mobile applications may suffer from reduced user traffic or be unsuccessful in the market and our user base may decrease, which in turn may impact our fee-based subscription and our ability to earn advertising revenue. There can be no assurance that our new products and services will generate revenues or profits and we may not be able to recoup the investments and expenditure involved in such development. Our quarterly results may also experience significant fluctuations as we continue to invest in the development of new products and services.

In addition, as a result of rapidly evolving user preferences, our existing mobile applications may reach the end of their lifecycles prematurely. There can be no assurance that we will be able to correctly predict the lifecycles of our new mobile applications, our estimates regarding the lifecycles of our existing mobile applications may turn out to be incorrect, and our business, financial condition and results of operations may be materially and adversely affected.

We may be held liable for information or content displayed on, distributed by, retrieved from or linked to the mobile applications integrated into our products, which may adversely impact our brand image and materially and adversely affect our business and operating results.

We may display third-party content, such as videos, pictures, books, articles and other works, on our mobile applications without the explicit consent from such third party, and we may further explore market opportunities in the content-related business. Our users may misuse our products to disseminate content that contains inappropriate, fraudulent or illegal information or that infringes the intellectual property rights of third parties. We have implemented control measures and procedures to detect and block inappropriate, fraudulent or illegal content uploaded to or disseminated through our products, particularly those that violate our user agreements or applicable laws and regulations. However, such procedures may not be sufficient to block all such content due to the large volume of third-party content. Despite the procedures and measures we have taken, if the content displayed on our products are found to be fraudulent, illegal or inappropriate, we may suffer a loss of users and damage to our reputation. In response to any allegations of fraudulent, illegal or inappropriate activities conducted through our mobile applications or any negative media coverage about us, government authorities may intervene and hold us liable for non-compliance with laws and regulations concerning the dissemination of information on the internet and subject us to administrative penalties or other sanctions, such as requiring us to restrict or discontinue certain features and services provided by our mobile applications or to temporarily or permanently disable such mobile applications. If any of such events occurs, our reputation and business may suffer and our operating results may be materially and adversely affected.

We may not be able to prevent unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our patents, copyrights, trademarks, trade secrets, and other intellectual property as critical to our business. Unauthorized use of our intellectual property by third parties may adversely affect our business and reputation. We rely on a combination of intellectual property laws and contractual arrangements to protect our proprietary rights. It is often difficult to register, maintain, and enforce intellectual property rights in countries with less developed regulatory regimes or inconsistent and unreliable enforcement mechanisms. Sometimes laws and regulations are subject to interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. In addition, our contractual agreements may be breached by our counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China and other jurisdictions in which we operate. Detecting and preventing any unauthorized use of our intellectual property is difficult and costly and the steps we have taken may be inadequate to prevent infringement or misappropriation of our intellectual property. In the event that we resort to litigation to enforce or protect our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation.

We may be subject to intellectual property infringement lawsuits which could be expensive to defend and may result in our payment of substantial damages or licensing fees, disruption to our product and service offerings, and reputational harm.

The success of our business relies on the quality of our products, which in turn depends on the underlying software and related technology, such as big data analytics. The protection of such software and related technologies primarily relies on intellectual property rights including patents and trade secrets. Meanwhile, for the purpose of our business expansion, we may from time to time display third-party content, such as videos, pictures, books, articles and other works, on our mobile applications without acquiring the explicit consent from such third party. Third parties, including our competitors, may assert claims against us for alleged infringements of their patents, copyrights, trademarks, trade secrets and internet content.

Intellectual property claims against us, whether meritorious or not, are time consuming and costly to resolve, could divert management attention away from our daily business, could require changes of the way we do business or develop our products, could require us to enter into costly royalty or licensing agreements or to make substantial payments to settle claims or satisfy judgments, and could require us to cease conducting certain operations or offering certain products in certain areas or generally. We do not conduct comprehensive patent searches to determine whether the technologies used in our products infringe upon patents held by others. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies. While we believe that our products do not infringe in any material respect upon any intellectual property rights of third parties, we cannot be certain that this is the case.

In addition, in any potential dispute involving our patents or other intellectual property, our advertising customers and business partners could also become the target of litigation. We have certain contractual obligations to indemnify our advertising customers and the mobile device manufacturers that pre-install our products on their devices for liability that they may incur based on third-party claims of intellectual property infringement for the use of our products or technology. Many of our collaboration contracts with mobile device manufacturers provide for a cap on our indemnity obligations. In addition, in the event of any such claims, our advertising customers or business partners may decide not to use our products in the future, which could harm our financial condition and operating results.

Finally, we may also face infringement claims from the employees, consultants, agents and outside organizations we have engaged to develop our technology. While we have sought to protect ourselves against such claims through contractual means, there can be no assurance that such contractual provisions are adequate, and any of these parties might claim full or partial ownership of the intellectual property in the technology that they were engaged to develop for us.

Yuder, as a Singapore-based company, is subject to laws and regulations of Singapore and each jurisdiction where our services are offered. Our operations require us to apply for specific licenses with Singapore authorities.

Yuder’s operations as a Singapore-based company are subject to the regulatory environments of Singapore and each jurisdiction where our services are available. In Singapore, Yuder is actively assessing the need for specific licenses such as an Over-the-Top (OTT) Niche Television Service License and, for age-restricted content, a Film Exhibition License. Moreover, we may need to comply with the Content Code for OTT, Video on Demand, and Niche Services in Singapore to ensure our content aligns with public interest and decency standards. Additionally, as our service is accessible over the internet to users worldwide, we are subject to a wide array of international laws and regulations, which vary significantly across different jurisdictions.

Our efforts to secure necessary licenses and comply with regulatory standards are facing challenges, including the possibility that licenses may not be granted, or could be revoked or not renewed by regulatory authorities.

The complexity of obtaining necessary licenses and maintaining compliance with regulatory standards presents a risk that licenses may not be granted or could be revoked or not renewed by regulatory authorities. This includes both the specific licenses required for operations in Singapore and potentially different or additional licenses needed in other countries. Such outcomes could prevent us from offering certain services or content, thus significantly impacting our operations and financial condition.

Information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions.

We receive, process, store and use personal information and other customer data. There are numerous federal, state and local laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other data. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to customers or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other player data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our customers to lose trust in us which could have an adverse impact on our business. The costs of compliance with these types of laws may increase in the future as a result of changes in interpretation or changes in law. Any failure on our part to comply with these types of laws may subject us to significant liabilities.

Third parties we work with may violate applicable laws or our policies, and such violations may also put our customers’ information at risk and could in turn have an adverse impact on our business. We will also be subject to payment card association rules and obligations under each association’s contracts with payment card processors. Under these rules and obligations, if information is compromised, we could be liable to payment card issuers for the associated expense and penalties. If we fail to follow payment card industry security standards, even if no customer information is compromised, we could incur significant fines or experience a significant increase in payment card transaction costs.

Security breaches, computer malware and computer hacking attacks have become more prevalent. Any security breach caused by hacking which involves efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could harm our business. Though it is difficult to determine what harm may directly result from any specific interruption or breach, any failure to maintain performance, reliability, security and availability of our network infrastructure to the satisfaction of our players may harm our reputation and our ability to retain existing players and attract new players.

Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems, change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures.

Our compliance with regulatory requirements demands significant operational and financial resources.

Compliance with regulatory requirements in Singapore and internationally may require significant operational and financial resources. This includes the potential need to furnish security deposits, adhere to content classification requirements, and ensure ongoing compliance with varied regulatory standards across jurisdictions. The financial burden and operational constraints imposed by these regulatory requirements could negatively affect our profitability and operational efficiency.

We face challenges in continuously monitoring and adapting to the varied regulatory environments across the various jurisdictions where we operate.

Navigating the regulatory landscapes of multiple jurisdictions increases the risk of inadvertent non-compliance due to the dynamic nature of laws and regulations governing online streaming services. Continuous adjustments to our operational practices and content offerings may be necessary, requiring substantial resources and potentially leading to penalties, restrictions, or the cessation of our services in certain territories.

We may encounter restrictions or outright bans in certain jurisdictions if we fail to comply with local regulations or content standards.

Given the global accessibility of our service, there is a risk that certain jurisdictions may impose restrictions or outright bans on our operations due to non-compliance with local regulations or content standards. Such actions could limit our market presence and negatively impact our growth prospects and profitability.

Risk Related to Digital Assets

If we hold stable coins, that may expose us to various risks associated with cryptocurrencies.

Previously, we held stable coins such as USDC and/or USDT which exposed us to various risks associated with cryptocurrencies, including the following:

Custody Service Risks: We do not use any cryptocurrencies as collateral or have them used by other institutions as collateral because our cryptocurrencies are held in custody on the blockchain and not stored on centralized exchanges. However, despite storing our cryptocurrencies on a decentralized custody chain, there are still risks associated with the custody service provider. These risks may include security, availability, and reliability. We seek to choose a trusted and secure custody service provider to protect our cryptocurrencies.

On-Chain Risks: Storing cryptocurrencies on a custody chain does not eliminate all risks. The underlying blockchain may still face risks related to technology, network security, and potential attacks. Understanding the security measures and vulnerability mitigation capabilities of the underlying blockchain protocol is crucial.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

If we hold stable coins, the value of stable coins that we hold may be subject to volatility and risk of loss.

Previously and as of March 31, 2024, we held approximately $3.1 million in USDC issued by Circle Internet Financial Public Limited Company (“Circle”). Stable coins are cryptocurrencies designed to have a stable value over time as compared to typically volatile cryptocurrencies, and are typically marketed as being pegged to a fiat currency, such as the U.S. dollar. For example, stable coins such as USDC are usually backed by the U.S. Dollar and other short-dated U.S. government obligations and are usually pegged to the U.S. dollar. On March 9, 2023, as a result of the bankruptcy of Silicon Valley Bank (“SVB”), Circle announced that $3.3 billion of its roughly $40 billion USDC reserves were held at SVB. As a result, Circle depegged the USDC from its $1.00 peg, trading as low as $0.87. This risk may result in the sell-off of USDC and volatility as to the value of stable coins, which would expose us to risk of potential loss and could have a material adverse effect on our ability to raise new funding and on our business, financial condition, and results of operations and prospects.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

Our Board and our management have identified certain material gaps with respect to risk management related to the holding of cryptocurrencies, if any, that if not adequately addressed, could negatively impact our operations and adversely affect the value of our shares.

Our Board and our management have identified the following material gaps with respect to risk management related to the holding of cryptocurrencies:

●	Inadequate Measures for High Volatility. Cryptocurrencies are known for their high price volatility. If an organization’s risk management strategies are not equipped to handle such fluctuations, this would be a significant gap.

●	Lack of Preparedness for Regulatory Changes: The regulatory landscape for cryptocurrencies is evolving rapidly. An organization that is not prepared for potential regulatory changes may face compliance risks.

●	Insufficient Cybersecurity Measures: Given the digital nature of cryptocurrencies, they are particularly susceptible to online frauds, scams, and hacking attempts. Inadequate cybersecurity measures to protect against these threats would be a critical risk management gap.

We have made the following changes to address these gaps:

●	Revising Investment Strategies: We have diversified our investments, setting more stringent risk limits, or employing hedging strategies to mitigate potential losses.

●	Enhancing Cybersecurity tools: We included the implementation of advanced security software, regular security audits, and the establishment of robust mechanisms for transaction handling and data protection.

●	Providing Specialized Training: Offering specialized training to management and staff is essential to improve their understanding and ability to manage crypto-related risks. This training covered the basics of cryptocurrency, blockchain technology, risk management strategies specific to cryptocurrency, and the latest trends and developments in the crypto market.

While we believe that these changes adequately address these gaps, there can be no assurance that these changes will be effective or adequate. If we fail to adequately address these gaps, the value of our cryptocurrencies may go down which could negatively impact or operations and adversely affect the value of our shares.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

If we hold stable coins, we will be subject to risks related to holding cryptocurrencies.

Cryptocurrencies are not considered legal tender or backed by any government and have experienced price volatility, technological glitches and various law enforcement and regulatory interventions. The use of cryptocurrency such as Bitcoin has been prohibited or effectively prohibited in some countries. If we fail to comply with any such prohibitions that may be applicable to us, we could face regulatory or other enforcement actions and potential fines and other consequences.

Cryptocurrencies have in the past and may in the future experience periods of extreme volatility. Fluctuations in the value of any cryptocurrencies that we hold may also lead to fluctuations in the value of our common stock. In addition, there is substantial uncertainty regarding the future legal and regulatory requirements relating to cryptocurrency or transactions utilizing cryptocurrency. For instance, governments may in the near future curtail or outlaw the acquisition, use or redemption of cryptocurrencies. In such cases, ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. These uncertainties, as well as future accounting and tax developments, or other requirements relating to cryptocurrency, could have a material adverse effect on our business.

Previously, we used hot custodian, Matrix Trust Company Limited (“Matrixport”), a third party to store our cryptocurrencies such as USDC and/or USDT, if any. We selected Matrixport as our custodian due to its strong security measures and risk management practices, crucial for digital asset safety; its commitment to compliance with regulatory standards across various regions within the crypto industry; its diverse range of services, including trading, custody, and OTC transactions for both fiat and digital assets; and its solid market reputation in the crypto space in both the U.S. and Asia. The material terms of our custody agreement with Matrixport are as follows:

(a)	Matrixport will act as the custodian for our digital assets and hold such digital assets in trust in accordance with the agreement. Matrixport does not have the authority to exercise any investment or tax planning discretion regarding our digital assets, and will not act as an advisor, broker or agent when executing our instructions.

(b)	Matrixport is only responsible for the safekeeping of our digital assets which are delivered into its possession and control by us.

(c)	For any transfer of our digital assets from our account, Matrixport will hold such proceeds for transfer until receipt of written disbursement instructions from us.

(d)	To the extent permitted by applicable laws and regulations and Matrixport’s internal policies and procedures, Matrixport shall transfer our digital assets in accordance with our instructions, provided that sufficient digital assets are available to effect the instructions and for paying any outstanding amounts owing to Matrixport.

(e)	Our custody account at Matrixport is not a deposit account and will not accrue interest. Further our custody account is not insured by FDIC.

(f)	Our executive officer has access to our custody account at Matrixport, however, only our chief executive officer and chief financial officer, acting jointly, have the authority to release our digital assets from custody.

Matrixport bought $50 million insurance from OneInfinity by OneDegree, including specie and crime that cover both cold and warm storage. We have no insurance policies covering our digital assets.

We do not anticipate we will acquire or use digital assets or cryptocurrencies in the future.

We may be exposed to various risks associated with the failure to safeguard our cryptocurrencies such as USDC and/or USDT, if any.

We are exposed to following risks relating to the safeguarding of our cryptocurrencies such as USDC and/or USDT, if any:

●	Security Breaches: Digital assets are stored in digital wallets or on exchanges, and they are vulnerable to security breaches, hacks, and unauthorized access. If adequate security measures are not in place, digital assets can be stolen or lost, leading to financial losses for the holders.

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Third-Party Risks: Entrusting digital assets to third-party service providers, such as custodians or exchanges, introduces additional risks. These providers may face security vulnerabilities, operational risks, or even fraudulent activities, which can result in the loss or compromise of the digital assets held with them.

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Regulatory Compliance: Safeguarding digital assets often involves complying with regulatory requirements, such as implementing appropriate know-your-customer (KYC) and anti-money laundering (AML) procedures. Failure to comply with these regulations can lead to legal consequences, fines, reputational damage, and potential disruptions to business operations.

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Operational Risks: Inadequate internal controls, poor infrastructure, or human errors can pose operational risks. Mistakes in handling private keys, mismanagement of wallets, or technological failures can result in the loss or inaccessibility of digital assets.

In the event of security breaches or loss of our digital assets, we may face significant financial losses. The value of the lost assets may not be recoverable, and liability for the losses may rest with the business, impacting its financial condition and operations.

In addition, inadequate safeguarding of digital assets can result in legal and regulatory consequences which may lead to fines, penalties, legal disputes, or even the suspension of business operations, affecting our business’s reputation and financial stability.

Also inadequate safeguarding practices may result in increased legal and compliance costs. We may need to invest in legal representation, investigations, audits, or remediation efforts to address any deficiencies, which can strain our financial resources.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

Cryptocurrency such as USDC and/or USDT may be stored in hot wallets such as Matrix Trust Company Limited (“Matrixport”), a third party, and may be subject to loss, theft or restriction on access.

Cryptocurrency such as USDC and USDT are stored in and accessed by cryptocurrency sites commonly referred to as “wallets.” A hot wallet refers to any cryptocurrency wallet that is connected to the Internet. Generally, hot wallets are easier to set up and access than wallets in cold storage, but they are also more susceptible to hackers and other technical vulnerabilities. Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions. Historically, we keep all of our cryptocurrency in a hot wallet maintained by Matrixport which may be subject to loss, theft or restriction on access. Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrencies, such as by attacking  Matrixport. As such, cryptocurrencies stored in “hot wallets” may be more susceptible to theft or compromise than cryptocurrencies stored in cold storage. There can be no assurance that our hot wallet will not be compromised.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

Potential that, in the event of a bankruptcy filing by a custodian, cryptocurrency held in custody could be determined to be property of a bankruptcy estate and we could be considered a general unsecured creditor thereof.

All of the cryptocurrencies custodied with Matrixport are held in segregated accounts such that they are segregated from the property of Matrixport and the assets of other Matrixport customers. The treatment of cryptocurrencies held by custodians that file for bankruptcy protection is uncharted territory in U.S. Bankruptcy law. We cannot say with certainty whether our cryptocurrencies held in custody by Matrixport, should it declare bankruptcy, would be treated as property of the bankruptcy estate and, accordingly, whether we would be treated as a general unsecured creditor with respect of our cryptocurrencies held in custody by Matrixport. If we are treated as a general unsecured creditor, we may not be able to recover our cryptocurrencies in the event of a Matrixport bankruptcy or a bankruptcy of any other custodian we may use in the future.

Risks Related to our Company

The ownership of our stock is highly concentrated in our chairman, and we have one controlling stockholder.

As of July 29, 2024, our Mr. Yucheng Hu, our chairman and chief executive officer beneficially owned approximately 15.47% of our outstanding common stock. As a result of his ownership, Mr. Yu is able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

Our filing of bankruptcy may adversely affect our business and relationships.

On August 31, 2021, the Bankruptcy Court entered its Findings of Fact, Conclusions of Law and Order Approving and Confirming the Combined Disclosure Statement and Joint Chapter 11 Plan of AeroCentury Corp., and its Affiliated Debtors. The Effective Date of the Plan occurred on September 30, 2021. Each condition precedent to consummation of the Plan has been satisfied and/or waived.

As a result of our bankruptcy filing:

●	suppliers, vendors or other contract counterparties may require additional financial assurances or enhanced performance from us;

●	our ability to compete for new business may be adversely affected;

●	our ability to attract, motivate and retain key executives and employees may be adversely affected;

●	our employees may be distracted from performance of their duties or more easily attracted to other employment opportunities; and

●	we may have difficulty obtaining the capital we need to operate and grow our business.

The occurrence of one or more of these events could have a material adverse effect on our business, financial condition, results of operations and reputation.

Certain information contained in our historical financial statements are not comparable to the information contained in our financial statements after the adoption of new business.

Upon our emergence from Chapter 11, we adopted fresh start accounting in accordance with ASC Topic 852 and became a new entity for financial reporting purposes. As a result, we revalued our assets and liabilities based on our estimate of our enterprise value and the fair value of each of our assets and liabilities. These estimates, projections and enterprise valuation were prepared solely for the purpose of the bankruptcy proceedings and should not be relied upon by investors for any other purpose. At the time they were prepared, the determination of these values reflected numerous estimates and assumptions, and the fair values recorded based on these estimates may not be fully realized in periods subsequent to our emergence from Chapter 11.

The consolidated financial statements after our emergence from bankruptcy will not be comparable to the consolidated financial statements on or before that date. This will make it difficult for stockholders to assess our performance in relation to prior periods.

We have a limited operating history in new short video drama business, so there is a limited track record on which to judge our business prospects and management.

We are currently focusing on short video streaming platform or producing short video dramas which is very different from our prior staking business, NFT gaming, and aircraft leasing business. As such, our historical financial results should not be considered indicative of our future performance. In addition, we have a limited operating history in providing short video streaming platform or producing short video dramas upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

User metrics and other estimates are subject to inherent challenges in measurement, and real or perceived inaccuracies in those metrics could harm our business, revenue and financial results.

We intend to regularly review our metrics, including the number of our active users, paying users, and other measures to evaluate growth trends, measure our performance and make strategic decisions. These metrics are calculated using internal company data and have not been validated by an independent third party. While these numbers are based on what we currently believe to be reasonable estimates for the applicable period of measurement, there are inherent challenges in measuring how our FlexTV platform is used across large populations globally. Our metrics calculations may be inaccurate, and we may not be able to identify those inaccuracies. In addition, from time to time, we may implement new methodologies for calculating these metrics, which may result in the metrics changing or decreasing from prior periods or not being comparable to prior periods. If our metrics provide us with incorrect or incomplete information about our users and their behavior, we may make inaccurate conclusions about our business which could harm our business, revenue and financial results.

We will need to raise additional capital or financing to continue to execute and expand our business.

We will need to raise additional capital to support our new operations and execute on our business plan by issuing equity or convertible debt securities. In the event we are required to obtain additional funds, there is no guarantee that additional funds will be available on a timely basis or on acceptable terms. To the extent that we raise additional funds by issuing equity or convertible debt securities, our shareholders may experience additional dilution and such financing may involve restrictive covenants. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot assure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If such funds are not available when required, management will be required to curtail investments in additional sales and marketing and product development, which may have a material adverse effect on future cash flows and results of operations.

Our business depends on the continuing efforts of our management. If it loses their services, our business may be severely disrupted.

Our business operations depend on the efforts of our new management, particularly the executive officers named in this document. If one or more of our management were unable or unwilling to continue their employment with us, it might not be able for us to replace them in a timely manner, or at all. We may incur additional expenses to recruit and retain qualified replacements. Our business may be severely disrupted, and our financial condition and results of operations may be materially and adversely affected. In addition, our management may join a competitor or form a competing company. As a result, our business may be negatively affected due to the loss of one or more members of our management.

We may not be able to prevent or timely detect cyber security breaches and may be subject to data, security and/or system breaches which could adversely affect our business operations and financial conditions.

We rely on information technology networks and systems, including the use of third-party communications systems over the Internet, to process, transmit and store electronic information, and to manage or support our business activities. These information technology networks and systems may be subject to security breaches, hacking, phishing, or spoofing attempts by others to gain unauthorized access to our business information and financial accounts. A cyberattack, unauthorized intrusion, or theft of personal, financial or sensitive business information could have a material adverse effect of on our business operations or our clients’ information, and could harm our operations, reputation and financial situation. In addition, due to an increase in the types of cyberattacks, our employees could be victim to such scams designed to trick victims into transferring sensitive company data or funds, that could compromise and/or disrupt our business operations.

We were a victim of a business email compromise scam (BEC) in December 2021. BEC scams involve using social engineering to cause employees to wire funds to the perpetrators in the mistaken belief that the requests were made by a company executive or established vendor. As a result of the BEC scam, we have enhanced BEC awareness within our organization, established additional controls to help detect BEC scams when they occur, and require additional confirmations for large money transactions. In addition, we seek to detect and investigate all cybersecurity incidents and to prevent their recurrence, but in some cases, we might be unaware of an incident or its magnitude, duration, and effects. While we take every effort to train our employees to be cognizant of these types of attacks and to take appropriate precautions, and have taken actions and implemented controls to protect our systems and information, the level of technological sophistication being used by attackers has increased in recent years, and may be insufficient to protect our systems or information. Any successful cyberattack against us could lead to the loss of significant company funds or result in in potential liability, including litigation or other legal actions against us, or the imposition of penalties, which could cause us to incur significant remedial costs. Further, we cannot ensure that our efforts and measures taken will be sufficient to prevent or mitigate any damage caused by a cybersecurity incident, and our networks and systems may be vulnerable to security breaches, hacking, phishing, spoofing, BEC, employee error or manipulation, or other adverse events.

Due to the evolving nature and increased sophistication of these cybersecurity threats, the potential impact of any future incident cannot be predicted with certainty; however, any such incidents could have a material adverse effect on our results of operations and financial condition, especially if we fail to maintain sufficient insurance coverage to cover liabilities incurred or are unable to recover any funds lost in data, security and/or system breaches, and could result in a material adverse effect on our business and results of operations.

We do not maintain commercial insurance to cover loss of digital assets.

We do not carry any insurance that covers the loss of our digital assets held by our custodian and its affiliates. As such, we may not be able to recover any funds lost in data, security and/or system breaches.

We are subject to various laws relating to foreign corrupt practices, the violation of which could adversely affect its operations, reputation, business, prospects, operating results and financial condition.

We are subject to risks associated with doing business outside of the United States, including exposure to complex foreign and U.S. regulations such as the Foreign Corrupt Practices Act (the “FCPA”) and other anti-corruption laws which generally prohibit U.S. companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or retaining business. Violations of the FCPA and other anti-corruption laws may result in severe criminal and civil sanctions and other penalties. It may be difficult to oversee the conduct of any contractors, third-party partners, representatives or agents who are not our employees, potentially exposing us to greater risk from their actions. If our employees or agents fail to comply with applicable laws or company policies governing our international operations, we may face legal proceedings and actions which could result in civil penalties, administration actions and criminal sanctions. Any determination that we have violated any anti-corruption laws could have a material adverse impact on our business.

Violations of these laws and regulations could result in significant fines, criminal sanctions against us, our officers or our employees. Additionally, any such violations could materially damage our reputation, brand, international expansion efforts, ability to attract and retain employees and our business, prospects, operating results and financial condition.

Historically, we have dealt with significant amounts of cash in our operations, which have subjected us to various reporting and anti-money laundering regulations. Any violation of anti-money laundering laws or regulations by us could have a material adverse impact on our business.

As of December 31, 2023, our internal control over financial reporting was ineffective, and if we continue to fail to improve such controls and procedures, investors could lose confidence in our financial and other reports, the price of our common stock may decline, and we may be subject to increased risks and liabilities.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and the Sarbanes-Oxley Act of 2002. The Exchange Act requires, among other things, that we file annual reports with respect to our business and financial condition. Section 404 of the Sarbanes-Oxley Act requires, among other things, that we include a report of our management on our internal control over financial reporting. We are also required to include certifications of our management regarding the effectiveness of our disclosure controls and procedures. We previously identified a material weakness in our internal control over financial reporting relating to our tax review control for complex transactions. We are in the process of enhancing our tax review control related to unusual transactions that we may encounter, but that control has not operated for a sufficient time to determine if the control was effective as of December 31, 2023. If we cannot effectively maintain our controls and procedures, we could suffer material misstatements in our financial statements and other information we report which would likely cause investors to lose confidence. This lack of confidence could lead to a decline in the trading price of our common stock.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and may require us to have such system audited by an independent registered public accounting firm. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

The trading prices of our common stock could be volatile, which could result in substantial losses to our shareholders and investors.

The trading prices of our common stock could be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, like the performance and fluctuation in the market prices or the underperformance or deteriorating financial results of other similarly situated companies that have listed their securities in the U.S. in recent years. The securities of some of these companies have experienced significant volatility including, in some cases, substantial price declines in the trading prices of their securities. In addition, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, such as the large decline in share prices in the United States and other jurisdictions.

In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations including the following:

●	variations in our revenue, earnings and cash flow;

●	announcements of new product and service offerings, investments, acquisitions, strategic partnerships, joint ventures, or capital commitments by us or our competitors;

●	changes in the performance or market valuation of our company or our competitors;

●	changes in financial estimates by securities analysts;

●	changes in the number of our users and customers;

●	fluctuations in our operating metrics;

●	failures on our part to realize monetization opportunities as expected;

●	additions or departures of our key management and personnel;

●	detrimental negative publicity about us, our competitors or our industry;

●	market conditions or regulatory developments affecting us or our industry; and

●	potential litigations or regulatory investigations.

Any of these factors may result in large and sudden changes in the trading volume and the price at which our common stock will trade. In the past, shareholders of a public company often brought securities class action suits against the listed company following periods of instability in the market price of that company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions, and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,001 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Exchange Act. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

●	make a special written suitability determination for the purchaser;

●	receive the purchaser’s written agreement to the transaction prior to sale;

●	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

●	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our common stock may be depressed, and you may find it more difficult to sell our common stock.

An active trading market for our common stock may not develop, and you may not be able to easily sell your common stock.

An active trading market for shares of our common stock following our emergence from bankruptcy may never develop or be sustained. If an active trading market does not develop, you may have difficulty selling your shares of common stock or at all. An inactive market may also impair our ability to raise capital by selling our common stock, and it may impair our ability to attract and motivate our employees through equity incentive awards and our ability to acquire other companies by using our common stock as consideration.

If we do not continue to satisfy the NYSE American continued listing requirements, our common stock could be delisted.

The listing of our common stock on NYSE American is contingent on our compliance with the NYSE American’s conditions for continued listing.

Should we fail to meet the NYSE American’s continuing listing requirements, we may be subject to delisting by the NYSE America. In the event our common stock is no longer listed for trading on the NYSE American, our trading volume and share price may decrease and we may experience difficulties in raising capital which could materially affect our operations and financial results. Further, delisting from the NYSE American could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees. Finally, delisting could make it harder for us to raise capital and sell securities.

Sales of a significant number of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.

On October 7, 2022, we registered 2,397,305 shares of the Company’s common stock for resale by selling stockholder. The sales of those shares of common stock in the public market could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

If we acquire digital assets that are securities, even unintentionally, we may violate the Investment Company Act of 1940 and incur potential third-party liabilities.

As of March 31, 2024, we held approximately $6.4 million in USDT, $3.1 million in USDC, and $1.5 million in ETH. The Company intends to comply with the Investment Company Act of 1940 (the “1940 Act”) in all respects. To that end, if holdings of cryptocurrencies are determined to constitute investment securities of a kind that subject the Company to registration and reporting under the 1940 Act, the Company will limit its holdings to less than 40% of its assets. Section 3(a)(1)(C) of the 1940 Act defines “investment company” to mean any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer’s total assets (exclusive of Government securities and cash items) on an unconsolidated basis. Section 3(a)(2) of the 1940 Act defines “investment securities” to include all securities except (A) Government securities, (B) securities issued by employees’ securities companies, and (C) securities issued by majority-owned subsidiaries which (i) are not investment companies and (ii) are not relying on the exception from the definition of investment company in section 3(c)(1) or 3(c)(7) of the 1940 Act. As noted above, the SEC has not stated whether stable coins such as USDC and USDT and other cryptocurrency such as ETH is an investment security, as defined in the 1940 Act.

As of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. We currently do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read together with the Company’s audited consolidated and unaudited interim quarterly financial statements and the related notes included elsewhere in this proxy statement/prospectus. This discussion and analysis contain forward-looking statements. Please see the cautionary note regarding these statements elsewhere in this proxy statement/prospectus.

Historically, the Company has provided leasing and financing services to regional airlines worldwide and has been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, the Company sold aircraft from our operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. The Company’ s operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales.  Since September 30, 2021, the Company’s former substantially controlled subsidiary, JetFleet Management Corp, a California corporation and formerly known as JetFleet Holding Corporation (“JetFleet”) limited its services to providing aircraft advisory and management service. On August 24, 2023, per the recommendation of JetFleet’s board of directors, the Company, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing aircraft advisory and management services. On December 14, 2023, Jetfleet was formally dissolved.

Since January 7, 2024, through Yuder, the Company operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines

Prior to FlexTV, the Company, through our wholly-owned subsidiary, Savings Digital Pte. Ltd, a Singapore corporation (“SDP”), conducted solo-staking of our own cryptocurrency. The Company’s management has made the strategic decision to terminate the solo-staking business and focus on short drama streaming platform development. In addition, as of May 5, 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. As of June 21, 2024, we do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

Corporate Developments

On October 20, 2021, the Company set up Mega Metaverse Corp. (“Mega”), a wholly owned subsidiary incorporated in California. In December 2021, the Company launched the NFT business in the metaverse ecosystem through Mega, and released the first NFT game “Mano” on March 25, 2022. Mano is a competitive idle role-playing game (RPG) deploying the concept of NFTs based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in Mega’s metaverse universe “alSpace”.

Due to business reasons, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not materially impact on our business activities.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from the chairman Yucheng Hu for a nominal consideration of $10,000. Through SDP, the Company engaged in Ethereum solo-staking utilizing the Marsland staking platform.

For the period from September 19, 2022 through December 31, 2023, through SDP, the Company purchased 3,102.40 Ether (ETH) on Matrixport Cactus Custody, our principal market for ETH, at an aggregated cost of approximately $5.41 million, for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receive transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. As of December 31, 2023, SDP explored the Solo-Staking by staking 1600 ETH to become fifty (50) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol. For the year ended December 31, 2023, the Company earned 19.5 ETH from solo-staking services and 1.9 ETH from provision of staking technology tools.

The Company recognized revenues from solo-staking, in the form of ETH, on a daily basis. The Company recognized the revenue by reference to the number of ETH we earned and the closing price published by Matrixport Cactus Custody. The staked ETH cannot also be used and allocated. The Company’s staking expenses are primarily service fees charged by Matrixport Cactus Custody (“cactus fees”). The Company recognized the expenses on a daily basis, referring to the number of ETH charged by Matrixport Cactus and the closing price of the day. For the three months ended March 31, 2024 and 2023, we incurred minimal cactus fees (less than $100), respectively. For the years ended December 31, 2023 and 2022, we recognized cactus fees of approximately $17,200 and $17,400, respectively.

On September 29, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell an aggregate of 4,400,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.00 per share (the “Private Placement”). The gross proceeds of the Private Placement were $4.4 million, before deducting offering expenses payable by the Company. The Purchase Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Private Placement occurred on October 18, 2022. As of September 30, 2022, the Company received advanced subscription fees of $2.2 million from certain Purchasers, among which $2.2 million were in cash and $0.75 million were in USDC. The closing of the Private Placement occurred on October 18, 2022.

On December 23, 2022, the Company entered into another Securities Purchase Agreement (the “December Purchase Agreement”) with certain accredited investors named in the December Purchase Agreement (collectively, the “December Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “December Private Placement”). On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the December Private Placement to certain December Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share. On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the December Private Placement to a December Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the December Private Placement, before deducting estimated offering expenses payable by the Company.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.

On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGD$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased providing non-custodial staking tools to third parties. MTP no longer provides non-custodial staking tools to third parties from July 2023.

On April 25, 2023, SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated. MarsLand will provide staking services to institutional clients, including us and Bit Digital. Further, SDP has successfully applied for and registered the trademark “MarsProtocol” in Singapore and has entered into a license agreement with MarsLand authorizing MarsLand the right to use the MarsProtocol trademark in connection with its staking as a service (“StaaS”) business. As of March 2024, SDP has stopped Ethereum solo-staking business to focus on FlexTV.

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement (“Exchange Agreement”) with FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder, and the shareholders of FunVerse (collectively, “Sellers”). Before the closing of the Exchange Agreement, the Sellers held 85,625,000 ordinary shares of FunVerse, $0.0001 par value per share, which represents all of the issued and outstanding shares of FunVerse. Under the Exchange Agreement, Sellers will exchange 51,375,000 of their FunVerse’s shares for 1,500,000 shares of common stock of the Company, par value $0.001 (“Common Stock”), as per terms and conditions set forth in the Exchange Agreement (the “Share Exchange”), free and clear of all liens (other than potential restrictions on resale under applicable securities laws), which the parties agreed is valued at $2,175,000, or $1.45 per share of Common Stock. Following the Share Exchange, the Company owned sixty percent (60%) of capital stock of FunVerse.

On January 12, 2024, the Company entered into a Unit Subscription Agreement (the “Agreement”) with certain investors (collectively the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit (the “Offering Purchase Price”). Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire (“Offering”). The Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Offering occurred on January 17, 2024.

On May 9, 2024, the Company signed and closed various Subscription Agreements (the “Agreements”) with certain investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 1,681,817 shares of common stock, par value $0.001 (the “Shares”) for an aggregate purchase price of $3,700,000, or $2.20 per Share (the “Offering Purchase Price”) (the transactions contemplated under the Agreements, the “Offering”). The Agreements contain customary representations, warranties and covenants of the parties. The closing of the Offering occurred on May 9, 2024.

On May 21, 2024, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company, $0.001 par value (the “Common Stock”), from 40,000,000 to 75,000,000, effective May 22, 2024.

On August 5, 2024, the Company closed a private placement with two accredited investors relating to the issuance and sale of (i) 340,909 shares of the Company’s common stock at a purchase price of $2.20 per share; (ii) pre-funded warrants to purchase 340,909 shares at a purchase price of $2.199 per pre-funded warrant; (iii) Series A common stock warrants to purchase an aggregate of 681,818 shares of Common Stock at an exercise price of $2.20 per share; and (iv) Series B common stock warrants to purchase an aggregate of 681,818 shares of Common Stock at an exercise price of $2.20 per share. The Pre-Funded Warrants are exercisable immediately upon issuance and expire when exercised in full at an exercise price of $0.001 per share. The Series A and Series B common stock warrants are exercisable immediately. The Series A common stock warrants will expire twenty-four months following the issuance date and the Series B common stock warrants will expire five and one-half years following the issuance date. The aggregate gross proceeds to the Company from the private placement were approximately $1.5 million, before deducting placement agent commissions and estimated offering expenses. The Company expects to use the net proceeds from the sale of securities in the private placement for working capital and general corporate purposes.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Mega Matrix Corp. (the “Company”) is a holding company located in Palo Alto, California. Since January 7, 2024, through Yuder Pte. Ltd. (“Yuder”), an indirect majority-controlled subsidiary of the Company, we operate FlexTV, a short drama streaming platform based in Singapore. FlexTV produces English and Thai dramas that are also translated into different languages for our users, who are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content copyrights which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines.

Prior to FlexTV, we, through our wholly-owned subsidiary, Savings Digital Pte. Ltd., a Singapore corporation (“SDP”), conducted solo-staking of our own cryptocurrency. In March 2024, the management has made the strategic decision to terminate the solo-staking business and focus on short drama streaming platform development. In addition, in May 2024, management decided not to hold ETH and converted all of its remaining 200 ETH into 635,864 USDT through Matrixport. As of May 6, 2024, we have completed the process of converting all of our ETH into USDT, and we currently do not hold any ETH. In March 2024, we started the process of exchanging all of our USDC and USDT into U.S. dollars through Matrixport, and as of June 21, 2024, we have completed the process of converting all of our USDC and USDT into U.S. dollars. From March 2024 through June 2024, the gross proceeds that we received for the conversion of our USDC and USDT into U.S. dollars were $1,498,150 and $12,287,013, respectively. As of June 21, 2024, we do not own any USDC, USDT or ETH, and we do not anticipate that we will acquire, accept, hold, or use digital assets or cryptocurrencies in the future.

FlexTV Operations

Our focus is to be a leading short drama streaming platform in the global streaming video industry. FlexTV stands out as an innovative force, introducing short dramas as a unique form of storytelling, committed to leading vertical screen entertainment globally.

Short dramas aim to capture the essence of narratives within concise time frames, typically formatted vertically for optimal viewing on mobile phones, ranging from 1 (one) to 3 (three) minutes per episode. Each episode seamlessly integrates into a series, where complete storylines unfold across 40 (forty) to over 100 (one hundred) episodes. Short dramas usually offer users a virtual escape, presenting narratives that resonate with emotions, fostering a sense of connection, and serving as a wellspring of comfort or inspiration in the digital realm.

The move from conventional TV streaming to short drama streaming is a worldwide shift, offering users enhanced options and increased flexibility in their entertainment choices. We acknowledge the significant and profound impact of short video platforms on viewer behaviors, characterized by shorter attention spans, vertical screen viewing, and increased multitasking. We leverage the substantial void between the long-form dramas provided by entities like Netflix and the predominantly influencer-created short videos.

The content characteristics of short dramas determine that they can be produced in quick batches and monetized rapidly. Users are used to scrolling through videos, movie narrations and at a faster pace. The threshold for short drama production has lowered, with lower costs, shorter cycles, and higher operational efficiency. Short dramas are more attractive, more direct, faster-paced, and better suited for mobile entertainment.

We recognize the significant impact of short video platforms like Facebook Reels, Instagram Reels, YouTube Shorts, TikTok, and others on user behaviors. Our dedication to innovative short dramas stems from a deep understanding of evolving viewing habits influenced by shorter attention spans and increased multitasking.

We are steadfast in delivering innovative content that connects with diverse audiences worldwide, promoting cultural appreciation and entertainment on a global scale, and bringing joy to the lives of users worldwide. The content characteristics of short dramas determine that they can be produced in quick batches and monetized rapidly.

Our Business Model

FlexTV has already formed a mature content business model that integrates content production, distribution, and operation. Short drama content on the FlexTV platform is divided into two categories: one category consists of dramas in which we participate in production, primarily in English and Thai, and the other category consists of translated dramas, where we purchase the copyrights of completed high-quality short dramas from third parties and then translate them into multiple languages, including but not limited to, English, Spanish, Portuguese, Japanese, Korean, and Thai. As of April 30, 2024, FlexTV had a total inventory of over 300 (three hundred) short dramas, with 204 (two hundred and four) already released. Among the released dramas, fifty-three (53) are self-produced.

A typical timeline for launching one short drama product is divided into three stages. The first stage is the script polishing period, which lasts approximately 15-30 days. The second stage is the filming and post-production stage, which lasts around 14-30 days. The third stage is the release stage, primarily lasting within 30-60 days.

To acquire the best scripts, FlexTV pioneered the adoption of studios nurturing and supporting content production partners. We have strict criteria for selecting short drama studios and their scripts. First, we integrate user research in the topic and script stages with internal original production and external procurement. Then, in the matching production studios and evaluation stage, we establish a stable producing process, efficient editing, and a hit production experience. This approach ensures a stable industrialized supply of content.

We generate platform revenue primarily through top-up and membership fees for services related to streaming content to our users and advertisements presented on our streaming service.

We offer a variety of streaming top-up and membership plans, the price of which varies by country and the features of the plan. Users typically can watch about five (5) to ten (10) episodes of each short drama on our platform for free. To continue watching, they will need to become subscription members or top up their account to acquire in-app coins on our platform, which are then used to continue viewing the short dramas. Users can also earn in-app coins to watch short dramas by completing daily and new user tasks, such as watching ads, inviting friends, and sharing FlexTV on Facebook and TikTok. The in-app coins can only be used on our platform and are not transferrable. Users can subscribe to FlexTV memberships on a weekly, monthly, or annual basis, and during the membership subscription period, users will have unlimited access to view any short drama on FlexTV. We measure monetization of our platform by calculating the average revenue per active user (“ARPU”), which we believe represents the inherent value of our business model.

Competitive Strengths

We believe that FlexTV has the following competitive advantages:

Content barrier: We continuously nurture and incubate studios that supply content to our platform, assisting them in establishing industrialized production processes. In the short term, we provide funding for studio content production. FlexTV encourages healthy competition, and we anticipate more studios shifting towards producing short-form content in the future. As the number of studios on the platform increases and their capabilities improve, studios will raise funds independently to produce content. FlexTV provides more traffic and distribution resources for good content, significantly reducing the risk of platform investment in content production.

Network effects: As the platform’s content library accumulates, it attracts more users to watch content for longer durations, generating more revenue for the platform. This, in turn, attracts more studios to create content for the platform, resulting in a positive feedback loop.

Global distribution resources: We own the rights to series, translating them into various languages for global distribution. Through our proprietary advertising placement system, KOL distribution, and media copyright cooperation resources, we can rapidly increase the series’ influence and generate substantial revenue within a short period. Outstanding distribution capabilities are a key reason why studios choose to collaborate with our streaming platform.

User Growth Strengths

Major social media traffic distribution: We achieve user growth by advertising on mainstream social media channels such as Facebook, TikTok, and Google. We edit highlights of our series into clips to attract users to download the FlexTV app.

KOL marketing: We invite Key Opinion Leaders (KOLs) to market our series on their social media accounts. When users download FlexTV and make deposits, KOLs can share in the deposit revenue. Through this way, we attract a large number of KOLs to proactively share content related to our series.

Human Capital Resources

As of April 30, 2024, we had over 100 individuals, including 11 full-time employees and the remainder being indirect contractors. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. In addition to our direct employment, Yuder has engaged over 90 indirect contractors through a services agreement with a third-party company based in Asia. This agreement, entered into in November 2023 provides a cost-efficient way to support FlexTV operations on an as-needed basis. The number of indirect contractors is still increasing with the development of FlexTV. This strategy provides flexibility in managing our workforce.

International Markets

FlexTV is available in more than 100 countries. Our production teams film in various locations including, but not limited to, United States, Mexico, Australia, Thailand, and Philippines. We will continue to expand our international markets and collaborate with local partners in each major market.

Our Industry

The short drama industry experienced explosive growth in 2023. According to China Securities Report, dated November 7, 2023, the total market size of short dramas in China in 2023 was expected to reach $5 billion and monthly active users exceeding 100 million, fully validating the product. In addition, the market size of global short dramas will reach $36 billion in 3 years.   With short video platforms like TikTok cultivating user habits for fragmented and concise entertainment videos, the global short drama market is expected to continue growing. The vertical screen era is likely to give birth to emerging streaming media giants, and there are still opportunities for global large-scale streaming platforms similar to Netflix and Roku.

The short drama industry is likely to extensively incorporate the latest AI technologies, with the potential to integrate high-recognition IPs with short dramas. This includes AI-enabled face swapping, voice changing, and scene and content creation using verbal descriptions which could revolutionize content creation by significantly reducing production time and costs, enabling more creative freedom, and potentially democratizing access to high-quality video production for creators worldwide.

Recent Corporate Developments

On May 9, 2024, the Company signed and closed various Subscription Agreements (the “Agreements”) with certain investors (collectively, the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 1,681,817 shares of common stock, par value $0.001 (the “Shares”) for an aggregate purchase price of $3,700,000, or $2.20 per Share (the “Offering Purchase Price”) (the transactions contemplated under the Agreements, the “Offering”). The Agreements contain customary representations, warranties and covenants of the parties. The closing of the Offering occurred on May 9, 2024.

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement (“Exchange Agreement”) with FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder, and the shareholders of FunVerse (collectively, “Sellers”). Before the closing of the Exchange Agreement, the Sellers held 85,625,000 ordinary shares of FunVerse, $0.0001 par value per share, which represents all of the issued and outstanding shares of FunVerse. Under the Exchange Agreement, Sellers will exchange 51,375,000 of their FunVerse’s shares for 1,500,000 shares of common stock of the Company, par value $0.001 (“Common Stock”), as per terms and conditions set forth in the Exchange Agreement (the “Share Exchange”), free and clear of all liens (other than potential restrictions on resale under applicable securities laws), which the parties agreed is valued at $2,175,000, or $1.45 per share of Common Stock. Following the Share Exchange, the Company owned sixty percent (60%) of capital stock of FunVerse.

On January 12, 2024, the Company entered into a Unit Subscription Agreement (the “Agreement”) with certain investors (collectively the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit (the “Offering Purchase Price”). Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire (“Offering”). The Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Offering occurred on January 17, 2024.

On August 24, 2023, per the recommendation of the board of directors of JetFleet Management Corp.(“JMC”), the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. In December 2023, JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries.

Key Components of Results of Operations

For the three months ended March 31, 2024 and 2023

Revenues

We generated revenue primarily from (i) membership and top-up streaming services and (ii) online advertising services. For the three months ended March 31, 2024 and 2023, our revenues were comprised of the following:

	For the Three Months Ended March 31,
	2024	2023
Membership and top-up streaming services revenue	$8,048,200	$-
Online advertising services revenue	643,400	-
	$8,691,600	$-

Membership and top-up streaming services revenue

We offer membership services to subscribing members with various countries and the features of the plan, which primarily include access to exclusive and ad-free streaming of short dramas, and accelerated downloads and others. Users are optional to become weekly, monthly or annual membership on the short drama streaming platform. Users can also top up their accounts to acquire in-app coins on our platform, which are then used to continue viewing the short dramas. Users can also earn in-app coins to watch short dramas by completing daily and new user tasks.

We recognize revenues ratably over the membership period and consumption of in-app coins as services are rendered.

	For the Three Months Ended
	March 31, 2024
	United States	Other Countries	Total
Membership and top-up streaming services revenue
Top-up streaming services	$3,416,500	$3,206,900	$6,623,400
Membership streaming services	978,400	446,400	1,424,800
	$4,394,900	$3,653,300	$8,048,200
Recharge from users
Top-up streaming services	$5,014,100	$2,658,300	$7,672,400
Membership streaming services	1,151,000	522,800	1,673,800
	$6,165,100	$3,181,100	$9,346,200

Quarterly Active Users (“QAU”)(1)	787,400	1,830,100	2,617,500
Average membership and top-up streaming services revenue per active user (“ARPU”)(2)	$5.58	$2.00	$3.07
Quarterly Paying Users (“QPU”) (3)	166,550	156,182	322,732
Average membership and top-up streaming services revenue per paying user (“ARPPU”)(4)	$26.39	$23.39	$24.94

(1)	An active user is defined as a user who has downloaded and opened FlexTV app at least once.

(2)	ARPU is defined as average membership and top-up streaming services revenue generated by each active user in one quarter.

(3)	A paying user is defined as a user who has registered for a membership or topping up, provided a method of payment, and is entitled to access FlexTV services. This membership or topping up does not include participation in free trials or other promotional offers extended by the company to new users.

(4)	ARPPU is defined as average membership and top-up streaming services revenue generated by each paying user in one quarter.

Online advertising services revenue

We sell advertising services by delivering brand advertising primarily to third-party advertising agencies. We provide advertisement placements on our short drama streaming platform in different formats, including but not limited to video, banners, links, logos, brand placement and buttons. We identify one performance obligation in the contracts with customers. Revenues are recognized over time based on amounts invoiced to the customers.

Cost of revenues

For the three months ended March 31, 2024, the cost of revenues was primarily comprised of platform service fees charged by third party payment processors, amortization of produced contents and software and copyrights which were applied to produce short dramas and other expenses which were directly attributable to producing short dramas.

	For the Three Months Ended March 31,
	2024	2023
Platform service fees charged by third party payment processors	$2,698,800	$-
Amortization of content assets	546,600	-
Others	254,800	-
	$3,500,200	$-

Selling expenses

Selling and marketing expenses primarily consist of advertising expenses, primarily composed of traffic expenses, and other miscellaneous expenses.

	For the Three Months Ended March 31,
	2024	2023
Advertising expenses	$7,673,900	$5,300
Others	44,500	-
	$7,718,400	$5,300

General and administrative expenses

General and administrative expenses primarily consist of (i) IT expenses, (ii) payroll and welfare expenses advertising expenses; (iii) professional and consulting expenses including legal expenses, audit expenses and other consultants, (iv) NYSE related expenses, and (v) other miscellaneous expenses.

	For the Three Months Ended March 31,
	2024	2023
IT expenses	$554,400	$234,500
Payroll and welfare expenses	562,700	346,000
Consulting expenses	143,500	66,000
Legal expenses	488,100	321,200
Audit expenses	172,500	177,500
NYSE related expenses	120,000	-
Others	197,200	371,600
	$2,238,400	$1,516,800

Income taxes

We account for income taxes in accordance with the authoritative guidance, which requires income tax effects for changes in tax laws to be recognized in the period in which the law is enacted.

Cayman Islands

Under the current laws of the Cayman Islands, we are not subject to tax on income or capital gains. Additionally, upon payments of dividends by us or our subsidiaries in the Cayman Islands to their shareholders, no withholding tax will be imposed.

United States

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. Currently we are not under any audit examination from federal or state tax authority in the United States.

Singapore

We are subject to corporate income tax for its business operation in Singapore. Tax on corporate income is imposed at a flat rate of 17% based on the adjusted taxable income.

Deferred tax assets and liabilities are recognized using enacted tax rates for the effect of temporary differences between the book and tax bases of recorded assets and liabilities. The ASC 740 – Accounting for Income Tax guidance also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that a portion of the deferred tax asset will not be realized.

We have determined that a valuation allowance is necessary against the full population of the deferred tax assets as based on all available evidence, we do not anticipate that our future taxable income will be sufficient to recover our deferred tax assets. However, should there be a change in our ability to recover our deferred tax assets, we will re-valuate our position and release a portion or all the valuation allowance if required.

The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. In accordance with the authoritative guidance on accounting for uncertainty in income taxes, we recognize liabilities for uncertain tax positions based on the two-step process. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained in audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. As of March 31, 2024, we do not have any uncertain tax positions based on our analysis.

We reevaluate these uncertain tax positions on a quarterly basis. This evaluation is based on factors including, but not limited to, changes in facts or circumstances, changes in tax law, effectively settled issues under audit and new audit activities. Any change in these factors could result in the recognition of a tax benefit or an additional charge to the tax provision.

For the years ended December 31, 2023 and 2022

Ethereum Rewards

During the year ended December 31, 2023, the Company earned an aggregate of 19.5 ETH as rewards from our solo-staking and 1.9 ETH in fees generated from our proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”. The Company early adopted ASU 2023-08 on January 1, 2023, to measure digital assets using fair value. The new guidance requires entities to subsequently measure certain cryptocurrency at fair value, with changes in fair value recorded in net income in each reporting period. Retrospective restatement would not be required or allowed for prior periods.

The Company believes that the ETH and other digital assets that the Company hold are not securities is a risk-based assessment and not a legal standard or binding on the SEC, courts or any other regulators. If USDC, USDT, or ETH are deemed to be securities under the laws of any U.S. federal, state, or foreign jurisdiction, or in a proceeding in a court of law or otherwise, it may have adverse consequences for such digital asset. See “Risk Factors – Risks Related to our Business – A particular digital asset’s status, such as an ETH, as a “security” in any relevant jurisdiction is subject to a high degree of uncertainty and if a regulator disagrees with our characterization of the ETH and other stable coins, the Company may be subject to regulatory scrutiny, investigation, fines and penalties, which may adversely affect our business, operating results and financial condition. A determination that an ETH or a stable coin is a “security” may adversely affect the value of those ETH, stable coins and our business.”

For the year ended December 31, 2023 and 2022, the Company purchased USDC of approximately $734,900 and $nil, respectively, in cash or USDT. For the same period, the Company also purchased USDT of approximately $3,146,600 and $nil, respectively, in cash. The Company records unit price of US$1.0 for acquisition of each unit of USDC or USDT. For the year ended December 31, 2023 and 2022, all of the Company’s digital assets are stored in hot custodian, Matrix Trust Company Limited (“Matrixport”), a third party. The material terms of its custody agreement with Matrixport are as follows:

(a) Matrixport will act as the custodian for the Company’s digital assets and hold such digital assets in trust in accordance with the agreement. Matrixport does not have the authority to exercise any investment or tax planning discretion regarding the Company’s digital assets, and will not act as an advisor, broker or agent when executing our instructions.

(b) Matrixport is only responsible for the safekeeping of the Company’s digital assets which are delivered into its possession and control by the Company.

(c) For any transfer of the Company’s digital assets from its account, Matrixport will hold such proceeds for transfer until receipt of written disbursement instructions from the Company.

(d) To the extent permitted by applicable laws and regulations and Matrixport’s internal policies and procedures, Matrixport shall transfer our digital assets in accordance with our instructions, provided that sufficient digital assets are available to effect the instructions and for paying any outstanding amounts owing to Matrixport.

(e) The Company’s custody account at Matrixport is not a deposit account and will not accrue interest. Further the Company’s custody account is not insured by FDIC.

(f) The Company’s executive officer has access to the Company’s custody account at Matrixport, however, only the Company’s chief executive officer and chief financial officer, acting jointly, have the authority to release the Company’s digital assets from custody.

The Company currently does not have insurance covering our loss of digital assets. As such, no insurance providers have inspection rights.

As of the date hereof, the Company did not and has no plans to collateralize any of these digital assets for any loan, margin, rehypothecation, or other similar activities to which we or our affiliates are a party. In addition, we have not issued any digital assets or held any digital assets on behalf of third parties. We have not experienced any excessive redemption or withdrawals, or have suspended redemptions or withdrawals, of digital assets.

Segment and Related Information

Due to business reasons, the Company, on November 4, 2022, discontinued the Mano game and the alSpace platform. In December 2023, JMC, which operated the leasing of regional aircraft to foreign and domestic regional airlines, closed its dissolution. Accordingly as of December 31, 2023, the Company had one business segment, which was the ETH staking business. However, as of the date hereof, the Company has stopped ETH solo-staking and will focus on operating FlexTV, a leading short drama streaming platform based in Singapore, and producer of English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform.

For the year ended December 31, 2023, the Company had two business segments which were comprised of 1) the ETH staking business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

For the year ended December 31, 2022, the Company had three business segments which were comprised of 1) the ETH staking business, 2) the GameFi business, and 3) the leasing of regional aircraft to foreign and domestic regional airlines.

For the year ended March 31, 2024, the Company had only business segment, which was short drama business.

For the three months ended March 31, 2023, the Company had two business segments which were comprised of 1) the newly launched ETH staking business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the years ended December 31, 2023 and 2022, and for the three months ended March 31, 2023.

	For the Year Ended December 31, 2023
	Staking	Leasing
	Business	Business	Total
Revenue	$47,800	$-	$47,800
Gross loss	$(233,300)	$-	$(233,300)
Total operating expenses	$(1,972,100)	$(1,289,800)	$(3,261,900)
Loss before income tax provision	$(3,313,500)	$(1,279,600)	$(4,593,100)
Net loss	$(3,315,100)	$(1,365,100)	$(4,680,200)

	For the Year Ended December 31, 2022 (As Restated)
	Staking	GameFi	Leasing
	Business	Business	Business	Total
Revenue	$1,800	$326,800	$120,000	$448,600
Gross (loss) profit	$(219,700)	$(234,300)	$120,000	$(334,000)
Total operating expenses	$(1,455,600)	$(2,407,100)	$(6,629,200)	$(10,491,900)
Loss before income tax provision	$(1,675,300)	$(2,641,400)	$(5,030,400)	$(9,347,100)
Net loss	$(1,675,700)	$(2,642,600)	$(4,979,900)	$(9,298,200)

	For the Three Months Ended March 31, 2023
	Staking	Leasing
	Business	Business	Total
Revenue	$6,600	$1,900	$8,500
Gross loss	$(223,200)	$1,900	$(221,300)
Total operating expenses	$(1,114,900)	$(386,400)	$(1,501,300)
Loss before income tax provision	$(1,338,100)	$(384,500)	$(1,722,600)
Net loss	$(1,338,100)	$(322,800)	$(1,661,300)

Results of Operations

For the three months ended March 31, 2024 and 2023

The following table represents our unaudited condensed consolidated statement of operations for the years ended March 31, 2024 and 2023.

	For the Three Months Ended March 31,
	2024	2023
		(revised)
Revenues	$8,691,600	$-
Cost of revenues	(3,500,200)	-
Gross profit	5,191,400	-

Operating expenses:
Selling expenses	(7,718,400)	(5,300)
General and administrative expenses	(2,238,400)	(1,516,800)
Total operating expenses	(9,956,800)	(1,522,100)

Loss from operations	(4,765,400)	(1,522,100)

Other income (expenses):
Changes in fair value of digital assets	2,540,700	215,400
Interest expenses, net	(2,500)	-
Other income, net	14,900	8,500
Total other income, net	2,553,100	223,900

Loss from operations before income tax	(2,212,300)	(1,298,200)

Income tax benefits	276,600	61,300
Net loss	$(1,935,700)	$(1,236,900)

Revenues

In January 2024, we commenced operations of FlexTV, which is a short drama streaming platform, through Yuder. For the three months ended March 31, 2024, we generated revenues from membership and top-up streaming services of $8,048,200 and online advertising service of $643,400, respectively. For the three months ended March 31, 2024, we had paying users of 322,732, among which 166,550 were from the United States. We earned ARPPU of $24.94 for the first quarter of 2024.

For the three months ended March 31, 2023, we were engaged in solo-staking business, which was ceased in March 2024. Accordingly we reclassified the revenues from solo-staking business to other income, net.

Cost of revenues

For the three months ended March 31, 2024, the cost of revenues was primarily comprised of platform service fees charged by third party payment processors and amortization of produced contents and software and copyrights which were applied to produce short dramas.

For the three months ended March 31, 2023, the cost of revenues was primarily comprised of IT expenses incurred to support our solo-staking business. With the cessation of the business in March 2024 and reclassification of revenues to other income, we reclassified the cost of revenues to general and administrative expenses.

Gross profit

Gross profit for the three months ended March 31, 2024 and 2023 was $5,191,400 and $nil, respectively.

Selling expenses

For the three months ended March 31, 2024, we incurred selling expenses of $7,718,400, which was primarily incurred for advertising expenses of $7,673,900, which was incurred for our short drama streaming platform.

For the three months ended March 31, 2023, we incurred advertising expenses of $5,300 which was incurred for our solo-staking business.

General and administrative expenses

For the three months ended March 31, 2024, we incurred general and administrative expenses of $2,238,400, representing an increase of $721,600, or 47.6% from $1,516,800 for the three months ended March 31, 2023. The increase was primarily attributed to an increase of $319,900 in IT expenses because we incurred more IT support expenses for our short drama streaming platform, and an increase of $216,700 in payroll and welfare expenses because we had an increase in headcounts with acquisition of Yuder in January 2024.

Income tax (expenses) benefits

The Company recorded income tax benefits of $276,600 in the first quarter of 2024, or 12.5% of pre-tax loss, compared to $61,300 income tax benefits, or 3.56% of pre-tax loss in the first quarter of 2023. The difference in the effective federal income tax rate from the normal statutory rate in the first quarter of 2023 was primarily because we recognized tax benefits arising from the reduction of valuation allowance on its deferred tax assets from FunVerse.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through March 31, 2024, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, as well as the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Net Loss

As a result of the foregoing, net loss for the three months ended March 31, 2024 increased by $698,800 or 56.5%, to $1,935,700 from $1,236,900 for the three months ended March 31, 2023.

For the years ended December 31, 2023 and 2022

The following table represents our consolidated statement of operations for the years ended December 31, 2023 and 2022.

	For the Years Ended December 31,
	2023	2022
Revenues	$47,800	$448,600
Cost of revenues	(281,100)	(782,600)
Gross loss	(233,300)	(334,000)

Operating expenses (income):
Professional fees, general and administrative and other	3,087,900	2,179,200
Salaries and employee benefits	1,509,700	2,027,500
Insurance	345,700	371,800
Marketing expenses	28,000	-
IT expenses	12,500	431,000
Impairment of digital assets	-	78,900
Changes in fair value of digital assets	(1,721,900)	-
Interest	-	120,000
Other taxes	-	6,000
Impairment of intangible assets	-	888,900
Impairment of goodwill	-	4,688,600
Reversal of bad debt expense	-	(300,000)
Total operating expenses	3,261,900	10,491,900

Loss from operations	(3,495,200)	(10,825,900)

Other income (expenses):
Share of equity loss in an equity method investee	(75,200)	-
Other income	10,400	1,478,800
Loss from dissolution of subsidiaries	(1,033,100)	-
Total other (expenses) income, net	(1,097,900)	1,478,800

Loss from operations before income tax	(4,593,100)	(9,347,100)
Income tax (expenses) benefits	(87,100)	48,900
Net loss and comprehensive loss	$(4,680,200)	$(9,298,200)

Revenues

For the year ended December 31, 2023, the Company generated revenue of $37,800 from solo-staking and revenues of $10,000 from provision of staking technology tools. Both solo-staking services and provision of staking technology tools were just launched in the fourth quarter of 2022. Effective July 1, 2023, we do not provide non-custodial staking tools to third parties.

For the year ended December 31, 2022, the Company generated revenues of $326,800 from GameFi business and revenues of $120,000 from operating lease business. However, we discontinued our Mano game and the alSpace platform in November 2022 due to business reasons. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not impact on our business activities. The Company did not generate revenues from operating lease business for the year ended December 31, 2023. Accordingly the board approved dissolution of the subsidiaries which operated operating lease business in August 2023, and these subsidiaries closed dissolution in December 2023.

Cost of Sales

Cost of revenues decreased by $501,500, or 64%, from $782,600 for the year ended December 31, 2022 to $281,100 for the year ended December 31, 2023.

For the year ended December 31, 2023, the cost of revenues primarily consisted of IT expenses which were incurred to support our solo staking business. While for the year ended December 31, 2022, the cost of revenue primarily consisted of expenses which were incurred to design and develop our Mano game and the alSpace platform.

Gross Loss

Gross loss for the year ended December 31, 2023 decreased by $100,700 or 30%, to $233,300 compared to gross loss of $334,000 for the year ended December 31, 2022 as a result of changes in our operating business from operating Mano game to staking services.

Total Operating Expenses

Total operating expenses for the year ended December 31, 2023 decreased by $7,230,000 or 69%, to $3,261,900 from $10,491,900 for the year ended December 31, 2022. The changes in expenses were primarily caused by impairment of goodwill, impairment of intangible assets, changes in fair value of digital assets, salary and employee benefits and professional fees and other general and administrative expenses.

Impairment of goodwill. For the year ended December 31, 2022, the Company provided full impairment against goodwill arising from fresh accounting because of the underperformance of the aircraft leasing business.

Impairment of intangible assets. For the year ended December 31, 2022, the Company recognized full impairment of $888,900 against intangible assets as we have discontinued the Mano game and the alSpace platform, and we abandoned the related software in November 2022.

Changes in fair value of digital assets. Effective on January 1, 2023, the Company early adopted ASU 2023-08 to measure digital assets at fair value. The Company refers to the daily closing price published by Matrixport Cactus Custody as fair value. For the year ended December 31, 2023, the Company recorded an increase of fair value of $1,721,900 in digital assets.

Professional fees, general and administrative and other expenses. The breakdown of Professional fees, general and administrative and other expenses was as the following table:

	For the Years Ended December 31,
	2023	2022
Consulting expenses	$1,547,400	$560,400
Legal expenses	351,800	777,800
Audit fee	220,400	220,800
Rent	94,000	147,600
Travel expenses	205,800	188,600
Others	668,500	284,000
Professional fees, general and administrative and other	$3,087,900	$2,179,200

Professional fees, general and administrative and other expenses increased by $908,700, or 42% to $3,087,900 in the year ended December 31, 2023 from $2,179,200 in the year ended December 31, 2022. The increase was primarily caused by (i) an increase of consulting expenses of $987,000 to support the solo-staking service which was launched in the fourth quarter of 2022, and (ii) a decrease in legal expenses because the Company incurred higher legal expenses in the year of 2022 for launch and discontinue of Mano game and the alSpace platform.

Salaries and employee benefits. Salary and employee benefits decreased by $517,800, or 26% to $1,509,700 in the year ended December 31, 2023 from $2,027,500 in the year ended December 31, 2022. The decrease was primarily caused by resignation of management in aircraft operating lease business which did not generate revenues in the year of 2023.

Other income

For the year ended December 31, 2022, the Company reported other income of $1,478,800 from reversal of accounts and other payable, which the Company expected it would not make payments. We reported minimal other income of $10,400 for the same period ended December 31, 2023.

Loss from dissolution of subsidiaries

On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries in December 2023. On December 14, 2023, JMC was formally dissolved. The Company recorded a loss from dissolution of subsidiaries of $1,033,100 from deconsolidation of the subsidiaries.

Income tax (expenses) benefits

The Company recorded income tax expenses of $87,100 in the year ended December 31, 2023, or negative 1.90% of pre-tax loss, compared to income tax benefits of $48,900, or 0.52% of pre-tax loss in the year ended December 31, 2022. The difference in the effective federal income tax rate from the normal statutory rate in the year ended December 31, 2023 was primarily because the decrease in foreign income tax receivable, the uncertain tax benefit reserve release due to the expiration of Statute of Limitations, and the full valuation allowance on its deferred tax assets.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carry back the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through December 31, 2023, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

In addition, the Company has closely monitored the development of Pillar Two – Global Minimum Tax- introduced by the Organization for Economic Co-operation and Development (“OECD”) and the impact on the Company’s effective tax rate. As of December 31, 2023, the Company expects no impact from the Pillar Two as the Company’s worldwide revenue is below the revenue threshold.

Net Loss

As a result of the foregoing, net loss for the year ended December 31, 2023 decreased by $4,618,000 or 50%, to $4,680,200 from $9,298,200 for the year ended December 31, 2022.

Liquidity and Capital Resources

To date, we have financed our operating and investing activities primarily through cash generated from operating activities and equity financing through private placements. As of March 31, 2024, the Company held cash of approximately $2.9 million, stable coins of approximately $3.1 million and digital assets of approximately $7.9 million, which were easily convertible into cash over the market.

On January 12, 2024, we entered into a Unit Subscription Agreement with certain investors, pursuant to which the investors agreed to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit. Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire. The private placements closed on January 17, 2024.

As of March 31, 2024, we had working capital of approximately $9.5 million, which is expected to support our operating and investing activities for the next 12 months.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

Given the financial condition of the Company and its operating performance, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the date hereof. Accordingly, management continues to prepare the Company’s unaudited condensed consolidated financial statements on going concern basis.

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect (i) the reported amounts of assets and liabilities at the date of the financial statements, (ii) the disclosure of contingent assets and liabilities, and (iii) the reported amounts of revenue and expenses during the reporting period. Actual results may differ from those estimates. Estimates and judgments are used when accounting for the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for credit losses.

Cash Flow

The following table sets forth a summary of our cash flows for the years ended March 31, 2024 and 2023 presented:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2024	2023	2023	2022
Net cash (used in) provided by operating activities	$(96,900)	$78,700	$(3,001,400)	$(5,855,600)
Net cash used in investing activities	(991,700)	-	(4,832,500)	(52,500)
Net cash provided financing activities	809,900	1,305,000	3,700,100	5,791,000
Net (decrease) increase in cash, cash equivalents and restricted cash	(278,700)	1,383,700	(4,133,800)	(117,100)
Cash and cash equivalents, beginning of year/period	3,129,800	7,263,600	7,263,600	7,380,700
Cash and cash equivalents, end of year/period	$2,851,100	$1,065,616	$3,129,800	$7,263,600

Operating activities

For the three months ended March 31, 2024 and 2023

Net cash used in operating activities for the three months ended March 31, 2024 was $96,900, primarily attributable to net loss of approximately $1.9 million, adjusted for (a) non-cash items including an increase in fair value of approximately $2.5 million in digital assets, amortization of content assets of approximately $0.5 million, and share-based compensation expenses to certain employees of approximately $0.3 million, and (b) changes in operating assets and liabilities including (i) a decrease of digital assets of approximately $0.7 million as we exchanged ETH into USDC, (ii) an increase of approximately $2.3 million of prepaid expenses, an increase of approximately $1.2 million in contract liabilities and an increase of approximately $4.6 million, all of which were caused by acquisition of Yuder in January 2024.

The Company reported cash inflow of $78,700 from operating activities for the three months ended March 31, 2023 primarily attributable to net loss of approximately $1.2 million, adjusted for increase in fair value of ETH of approximately $0.2 million, and (b) changes in operating assets and liabilities including (i) a decrease of $0.2 million in prepaid expenses and other assets, (ii) a decrease of tax receivable of approximately $1.1 million because we received tax refund from tax authorities, partially net off by (iii) an increase of approximately $0.3 million in other current liabilities and accrued expenses.

For the years ended December 31, 2023 and 2022

Net cash used in operating activities for the year ended December 31, 2023 was $3,001,400, primarily attributable to net loss of $4,680,200, adjusted for (a) non-cash items including an increase in fair value of $1,721,900 in digital assets, loss of $1,033,100 from dissolution of subsidiaries and share-based compensation expenses to one non-employee of $237,700, and (b) changes in operating assets and liabilities including (i) a decrease of tax receivable of $1,095,600 as the Company received tax refund from tax authorities, and (ii) a decrease of prepaid expenses and other current assets because of amortization of directors’ and officers’ insurance.

Net cash used in operating activities for the year ended December 31, 2022 was $5,855,600, primarily attributable to net loss of $9,298,200, adjusted for (a) non-cash items including impairment of digital assets of $4,688,600, impairment of intangible assets of $888,900, and gain of $1,478,800 from reversal of accounts and other payables, and (b) changes in operating assets and liabilities including (i) a decrease of stable coins of $821,000, and (ii) a decrease of accounts and accrued expenses of $1,391,100.

Investing activities

For the three months ended March 31, 2024 and 2023

For the three months ended March 31, 2024, the cash flow used in investing activities was approximately $1.0 million, which was primarily attributable to purchase of digital assets of approximately $0.6 million and investment in equity investees of approximately $0.5 million, partially offset by acquisition of cash of approximately $0.1 million from acquisition of Yuder.

For the three months ended March 31, 2023, we did not generate cash flows or use cash flows for investing activities.

For the years ended December 31, 2023 and 2022

For the year ended December 31, 2023, the cash flow used in investing activities was $4,832,500, which was primarily attributable to purchase of digital assets of $3,146,600, purchase of stable coins of $139,900, and investment in equity investees of $1,546,000.

For the year ended December 31, 2022, the cash flow used in investing activities was $52,500, which was primarily attributable to purchase of digital assets of $46,300 and acquisition of a subsidiary at cost of $10,000.

Financing activities

For the three months ended March 31, 2024 and 2023

For the three months ended March 31, 2024, we raised cash of approximately $0.8 million from private placement closed in January 2024.

For the three months ended March 31, 2023, we raised cash of approximately $1.3 million from private placement closed in February 2023.

For the years ended December 31, 2023 and 2022

For the year ended December 31, 2023, the cash flow provided by financing activities was $3,700,100, which was primarily attributable to proceeds of $1,420,000 collected from investors for subscription for the private placement that closed in February 2023, and proceeds of $2,280,100 advanced from investors for subscription for the private placement closed in January 2024.

For the year ended December 31, 2022, the cash flow provided by financing activities was $5,791,000, which was primarily attributable to proceeds of $2,350,000 collected from investors for subscription for the private placement that closed in October 2022, and proceeds of $3,441,000 advanced from investors for subscription for the private placement closed in January and February 2023.

Critical Accounting Policies, Judgments and Estimates

The Company prepared its consolidated financial statements in accordance with U.S. GAAP, which requires our management to make estimates that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the balance sheet dates, as well as the reported amounts of revenues and expenses during the reporting periods. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations would be affected. We base our estimates on our own historical experience and other assumptions that we believe are reasonable after taking account of our circumstances and expectations for the future based on available information. We evaluate these estimates on an ongoing basis.

Our expectations regarding the future are based on available information and assumptions that we believe to be reasonable, which together form our basis for making judgments about matters that are not readily apparent from other sources. Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates. When reading our consolidated financial statements, you should consider our selection of critical accounting policies, the judgment and other uncertainties affecting the application of such policies and the sensitivity of reported results to changes in conditions and assumptions. Out of our significant accounting policies, which are described in Note 2—Summary of Significant Accounting Policies of our consolidated financial statements included elsewhere in this Form F-4, certain accounting policies are deemed “critical”, as they require management’s highest degree of judgment, estimates and assumptions, including (i) digital assets, (ii) revenue recognition, and (iii) income tax.

We consider an accounting estimate to be critical if: (i) the accounting estimate requires us to make assumptions about matters that were highly uncertain at the time the accounting estimate was made, and (ii) changes in the estimate that are reasonably likely to occur from period to period or use of different estimates that we reasonably could have used in the current period, would have a material impact on our financial condition or results of operations.

We believe the following accounting estimates involve the most significant judgments used in the preparation of our financial statements.

Valuation allowance for deferred tax assets

We account for income taxes using the liability method in accordance with ASC 740, Income Taxes (“ASC 740”). Under this method, deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect when the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in earnings. Deferred tax assets are reduced by a valuation allowance through a charge to income tax expense when, in the opinion of management, it is more-likely-than-not that a portion of or all of the deferred tax assets will not be realized.

The valuation allowance is considered on an individual entity basis. As of December 31, 2023 and 2022, valuation allowances on deferred tax assets are provided because we believe that it is more-likely-than-not that certain of the subsidiaries will not be able to generate sufficient taxable income in the near future, to realize the deferred tax assets carried-forwards.

As of December 31, 2023 and 2022, the total valuation allowance for deferred tax assets was approximately $12.2 million and $10.9 million, respectively.

BUSINESS OF THE COMPANY

Overview

The Company is a holding company located in Palo Alto, California. Since January 2024, the Company holds 60% of the voting securities of FunVerse Holding Limited, a British Virgin Islands company (“FunVerse”) which directly owns Yuder Pte, Ltd., a Singapore corporation (“Yuder”).. Yuder operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s production team has filmed  in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines.

Corporate History

Historically, the Company provided leasing and financing services to regional airlines worldwide and has been principally engaged in leasing mid-life regional aircraft to customers worldwide under operating leases and finance leases. In addition to leasing activities, the Company also sold aircraft from its operating lease portfolio to third parties, including other leasing companies, financial services companies, and airlines. The Company’s operating performance was driven by the composition of its aircraft portfolio, the terms of its leases, and the interest rate of its debt, as well as asset sales.  Since September 30, 2021, the Company’s former substantially controlled subsidiary, JetFleet Management Corp, a California corporation and formerly known as JetFleet Holding Corporation (“JetFleet”) limited its services to providing aircraft advisory and management service. On August 24, 2023, per the recommendation of JetFleet’s board of directors, the Company, as a holder of a majority of the voting stock of JetFleet, elected to approve the winding up and dissolution of Jetfleet. As part of the winding up process, Jetfleet ceased providing of aircraft advisory and management services. On December 14, 2023, Jetfleet was formally dissolved.

The Company’s wholly-owned subsidiary, Mega Metaverse Corp. (“Mega”) launched its non-fungible token (NFT) business in December 2021 and released its NFT game “Mano” on March 25, 2022. Mano was a competitive idle role-playing game (RPG) deploying the concept of NFTs based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in Mega’s metaverse universe “alSpace”. Due to business reasons, the Company suspended the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform. As the game was newly launched and not yet widely adopted by players, the discontinuance of the game did not materially impact on our business activities.

On August 31, 2022, the Company acquired all of the equity interest in Saving Digital Pte. Ltd., a Singapore exempt private company limited by shares (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. Prior to March 5, 2024, the Company engaged in solo-staking and, prior to July 1, 2023, provided proof-of-staking technology tools. As of the date hereof, SDP has no customers.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP owned 60% and Bit Digital owned 40% of MTP.  On August 4, 2023, Bit Digital terminated its investment in MTP and withdrew its capital contribution of SGD$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP. As of July 2023, MTP ceased providing non-custodial staking tools to third parties.

On April 25, 2023, SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated. MarsLand will provide staking services to institutional clients such as Bit Digital. On July 1, 2023, MarsLand and SDP entered into a Master Right of Use and Services Agreement for a term of 12 months, pursuant to which MarsLand commits to use commercially reasonable efforts to provide SDP access to the Right of Use, including the use of Node(s) as mutually agreed, exclusively for SDP’s business purposes. In return, SDP will compensate MarsLand with a certain percentage of Net Revenue (as defined in the agreement), which percentage will be mutually agreed upon periodically. Fees could be made in U.S. dollars, USDC, USDT or ETH. Either party has the right to terminate by providing a 30-day advance notice, and on March 5,2024, the Master Right of Use and Service Agreement was terminated by the Company. As of March 31, 2024, SPD did not have any amounts payable due to Marsland. Further, SDP has successfully applied for and registered the trademark “MarsProtocol” in Singapore and has entered into a trademark license agreement with MarsLand authorizing MarsLand the right to use the MarsProtocol trademark in connection with its staking as a service (“StaaS”) business. SDP was conducting Ethereum solo-staking in Singapore, but as discussed below, the Company decided to focus entirely on its short drama streaming platform business, and as of March 5, 2024, it has ceased its solo-staking activities.

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement with FunVerse, a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte, Ltd., and the shareholders of FunVerse. Following the transaction, the Company now owns sixty percent (60%) of capital stock of FunVerse.

Recent Events – Subsequent to Year End.

New Direction of the Company-Short Drama Industry

During the past year, the Company expended considerable efforts in conducting research into the short video drama industry that is very popular in Asia, carrying out market research in different geographical areas, and in conducting research into the most efficient means of entering into this market. On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement with FunVerse, a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte, Ltd. (“Yuder”), and the shareholders of FunVerse. Following the transaction, the Company now owns sixty percent (60%) of capital stock of FunVerse.

Through Yuder, FunVerse now operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on is FlexTV platform.

The Company’s focus is to be a leading short drama streaming platform in the global streaming video industry. FlexTV stands out as an innovative force, introducing short dramas as a unique form of storytelling, committed to leading vertical screen entertainment globally.

Short dramas aim to capture the essence of narratives within concise time frames, typically formatted vertically for optimal viewing on mobile phones, ranging from 1 (one) to 3 (three) minutes per episode. Each episode seamlessly integrates into a series, where complete storylines unfold across 40 (forty) to over 100 (one hundred) episodes. Short dramas usually offer users a virtual escape, presenting narratives that resonate with emotions, fostering a sense of connection, and serving as a wellspring of comfort or inspiration in the digital realm.

The move from conventional TV streaming to short drama streaming is a worldwide shift, offering users enhanced options and increased flexibility in their entertainment choices. We acknowledge the significant and profound impact of short video platforms on viewer behaviors, characterized by shorter attention spans, vertical screen viewing, and increased multitasking. We leverage the substantial void between the long-form dramas provided by entities like Netflix and the predominantly influencer-created short videos.

The content characteristics of short dramas determine that they can be produced in quick batches and monetized rapidly. Users are used to scrolling through videos, movie narrations and at a faster pace. The threshold for short drama production has lowered, with lower costs, shorter cycles, and higher operational efficiency. Short dramas are more attractive, more direct, faster-paced, and better suited for mobile entertainment.

We recognize the significant impact of short video platforms like Facebook Reels, Instagram Reels, YouTube Shorts, TikTok, and others on user behaviors. Our dedication to innovative short dramas stems from a deep understanding of evolving viewing habits influenced by shorter attention spans and increased multitasking.

We are steadfast in delivering innovative content that connects with diverse audiences worldwide, promoting cultural appreciation and entertainment on a global scale, and bringing joy to the lives of users worldwide. The content characteristics of short dramas determine that they can be produced in quick batches and monetized rapidly.

Our Business Model

FlexTV has already formed a mature content business model that integrates content production, distribution, and operation. Short drama content on the FlexTV platform is divided into two categories: one category consists of dramas in which we participate in production, primarily in English and Thai, and the other category consists of translated dramas, where we purchase the copyrights of completed high-quality short dramas from third parties and then translate them into multiple languages, including but not limited to, English, Spanish, Portuguese, Japanese, Korean, and Thai. As of April 30, 2024, FlexTV had a total inventory of over 300 (three hundred) short dramas, with 204 (two hundred and four) already released. Among the released dramas, fifty-three (53) are self-produced.

A typical timeline for launching one short drama product is divided into three stages. The first stage is the script polishing period, which lasts approximately 15-30 days. The second stage is the filming and post-production stage, which lasts around 14-30 days. The third stage is the release stage, primarily lasting within 30-60 days.

To acquire the best scripts, FlexTV pioneered the adoption of studios nurturing and supporting content production partners. We have strict criteria for selecting short drama studios and their scripts. First, we integrate user research in the topic and script stages with internal original production and external procurement. Then, in the matching production studios and evaluation stage, we establish a stable producing process, efficient editing, and a hit production experience. This approach ensures a stable industrialized supply of content.

We generate platform revenue primarily through top-up and membership fees for services related to streaming content to our users and advertisements presented on our streaming service.

We offer a variety of streaming top-up and membership plans, the price of which varies by country and the features of the plan. Users typically can watch about five (5) to ten (10) episodes of each short drama on our platform for free. To continue watching, they will need to become subscription members or top up their account to acquire in-app coins on our platform, which are then used to continue viewing the short dramas. Users can also earn in-app coins to watch short dramas by completing daily and new user tasks, such as watching ads, inviting friends, and sharing FlexTV on Facebook and TikTok. The in-app coins can only be used on our platform and are not transferrable. Users can subscribe to FlexTV memberships on a weekly, monthly, or annual basis, and during the membership subscription period, users will have unlimited access to view any short drama on FlexTV. We measure monetization of our platform by calculating the average revenue per active user (“ARPU”), which we believe represents the inherent value of our business model.

Competitive Strengths

We believe that FlexTV has the following competitive advantages:

Content barrier: We continuously nurture and incubate studios that supply content to our platform, assisting them in establishing industrialized production processes. In the short term, we provide funding for studio content production. FlexTV encourages healthy competition, and we anticipate more studios shifting towards producing short-form content in the future. As the number of studios on the platform increases and their capabilities improve, studios will raise funds independently to produce content. FlexTV provides more traffic and distribution resources for good content, significantly reducing the risk of platform investment in content production.

Network effects: As the platform’s content library accumulates, it attracts more users to watch content for longer durations, generating more revenue for the platform. This, in turn, attracts more studios to create content for the platform, resulting in a positive feedback loop.

Global distribution resources: We own the rights to series, translating them into various languages for global distribution. Through our proprietary advertising placement system, KOL distribution, and media copyright cooperation resources, we can rapidly increase the series’ influence and generate substantial revenue within a short period. Outstanding distribution capabilities are a key reason why studios choose to collaborate with our streaming platform.

User Growth Strengths

Major social media traffic distribution: We achieve user growth by advertising on mainstream social media channels such as Facebook, TikTok, and Google. We edit highlights of our series into clips to attract users to download the FlexTV app.

KOL marketing: We invite Key Opinion Leaders (KOLs) to market our series on their social media accounts. When users download FlexTV and make deposits, KOLs can share in the deposit revenue. Through this way, we attract a large number of KOLs to proactively share content related to our series.

International Markets

FlexTV is available in more than 100 countries. Our production teams film in various locations including, but not limited to, United States, Mexico, Australia, Thailand, and Philippines. We will continue to expand our international markets and collaborate with local partners in each major market.

Our Industry

The short drama industry experienced explosive growth in 2023. According to China Securities Report, dated November 7, 2023, the total market size of short dramas in China in 2023 was expected to reach $5 billion and monthly active users exceeding 100 million, fully validating the product. In addition, the market size of global short dramas will reach $36 billion in 3 years.   With short video platforms like TikTok cultivating user habits for fragmented and concise entertainment videos, the global short drama market is expected to continue growing. The vertical screen era is likely to give birth to emerging streaming media giants, and there are still opportunities for global large-scale streaming platforms similar to Netflix and Roku.

The short drama industry is likely to extensively incorporate the latest AI technologies, with the potential to integrate high-recognition IPs with short dramas. This includes AI-enabled face swapping, voice changing, and scene and content creation using verbal descriptions which could revolutionize content creation by significantly reducing production time and costs, enabling more creative freedom, and potentially democratizing access to high-quality video production for creators worldwide.

Emergence from Chapter 11 Bankruptcy

On March 29, 2021, the Company and its then subsidiaries, JetFleet Holdings Corp., a California corporation (“JHC”), and JetFleet Management Corp. (“JMC” along with JHC, collectively, “Debtors”), filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code. On August 16, 2021, in the Bankruptcy Court, the Debtors filed unexecuted drafts of its Plan Sponsor Agreement to be entered into between us, Yucheng Hu, TongTong Ma, Qiang Zhang, Yanhua Li, Yiyi Huang, Hao Yang, Jing Li, Yeh Cheng and Yu Wang, and identifying such individuals, collectively, as “Plan Sponsors” (the “Plan Sponsor Agreement”), and related agreements and documents required thereunder (collectively, with the Plan Sponsor Agreement, the “Plan Sponsor Documents”). The Plan Sponsor Documents were intended to cover the transactions contemplated by an investment term sheet entered into with Yucheng Hu and are part of the Debtors’ plan of reorganization as reflected in the Combined Disclosure Statement and Plan filed with the Bankruptcy Court as amended and supplemented from time to time (the “Plan”). On August 31, 2021, the Bankruptcy Court entered an order, Docket No. 0296 (the “Confirmation Order”), confirming the Plan as set forth in the Combined Plan Statement and Plan Supplement.

On September 30, 2021, we emerged from Chapter 11 and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Securities Purchase Agreement with the Plan Sponsor, and Yucheng Hu, in the capacity as the representative for the Plan Sponsor thereunder, pursuant to which the Company issued and sold, and the Plan Sponsor purchased, 14,354,635 (adjusted for the Forward Stock Split) shares of our common stock at $0.77 (adjusted for the Forward Stock Split) for each share of common stock for an aggregate purchase price of approximately $11,053,069.

Also on September 30, 2021, and pursuant to the Plan Sponsor Agreement, the Company entered into and consummated the transactions contemplated by a Series A Preferred Stock Purchase Agreement (the “JHC Series A Agreement”) with JHC, pursuant to which JHC issued and sold, and the Company purchased, 104,082 shares of Series A Preferred Stock, no par value, at $19.2156 per share of JHC Series A Preferred Stock, for an aggregate purchase price of $2 million.

Each share of JHC Series A Preferred Stock shall be entitled to one (1) vote on any matter that is submitted to a vote or for the consent of the shareholders of JHC. The JHC Series A Preferred Stock provides the Company with 74.83% voting control over JHC immediately following its issuance.

On January 1, 2022, JMC, a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp. On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries in December 2023. On December 14, 2023, JMC was formally dissolved.

Government Regulation

Yuder’s operations as a Singapore-based company are subject to the regulatory environments of Singapore and each jurisdiction where our services are available. These regulations encompass a wide range of aspects related to our streaming service operations, including but not limited to:

Content regulation and licensing: Compliance with specific licensing requirements in each country such as the Over-the-Top (OTT) Niche Television Service License in Singapore and equivalent regulations in other jurisdictions where our services are available. This includes adherence to content codes for OTT, video on demand, and niche services to align with public interest and decency standards.

Age restriction and content classification: Implementing systems for age verification and content classification in line with local requirements in Singapore and similar mandates globally to restrict access to age-sensitive content.

Digital and cybersecurity regulations: Meeting international standards for data protection, privacy laws, and cybersecurity measures to safeguard user data and ensure the integrity of our platform against unauthorized access and cyber threats.

Consumer protection laws: Adherence to consumer rights and protection laws, ensuring transparency, fairness, and accountability in our service delivery, subscription models, and user data handling practices.

International taxation: Navigation of digital service taxes and VAT obligations relevant to the digital streaming industry, ensuring compliance with fiscal regulations in jurisdictions where our service is offered.

Intellectual Property

The protection of our technology and intellectual property is an important aspect of our business. We currently rely upon a combination of trademarks, trade secrets, copyrights, nondisclosure contractual commitments, and other legal rights to establish and protect our intellectual property.

As of July 30, 2024, we held nine (9) pending trademark applications in the United States, three (3) pending ones in Singapore, two (2) pending trademark applications in Hong Kong and four (4) pending ones in Thailand. We held four (4) registered trademarks in United Kingdom and three (3) registered trademarks in Singapore. We will evaluate our development efforts to assess the existence and patentability of new intellectual property. To the extent that it is feasible, we will file new patent applications with respect to our technology and trademark applications with respect to our brands.

Human Capital Resources

As of July 30, 2024, we had over 150 individuals, including 18 full-time employees and the remainder being indirect contractors. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. In addition to our direct employment, Yuder has engaged over 130 indirect contractors through a services agreement with a third-party company based in Asia. This agreement, entered into in November 2023 provides a cost-efficient way to support FlexTV operations on an as-needed basis. The number of indirect contractors is still increasing with the development of FlexTV. This strategy provides flexibility in managing our workforce.

Corporate Office

Our headquarters are located at 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, CA. Our main telephone number is (650) 340-1888.

Other Information

Our website is located at: https://www.megamatrix.io/. We make available on our website our reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (“SEC”). Other than the information expressly set forth in this annual report, the information contained, or referred to, on our website is not part of this annual report. The SEC also maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC.

We use our website, our corporate Facebook page (facebook.com/megamatrixmpu or facebook.com/flextvus), our corporate X (f/k/a Twitter) account (twitter.com/MegaMatrixMPU), our corporate LinkedIn account (linkedin.com/company/megamatrixmpu), our corporate TikTok channel (tiktok.com/@flextv_english), and our YouTube channel (youtube.com/@FlexTV_English) as channels of distribution of material company information. For example, financial and other material information regarding our company is routinely posted on and accessible at www.megamatrix.io. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. The contents of our website and social media channels are not, however, a part of this Annual Report on Form 10-K and are not incorporated by reference herein.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies the Company’s current executive officers and directors as of the date of this proxy statement/prospectus, their respective offices and positions, and their respective dates of election or appointment. It is anticipated that the Company’s directors and executive officers will be the same directors and executive officers of MPU Cayman after the redomicile. The Company’s Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of stockholders or until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. There are no family relationships among any of the directors and executive officers. The Company’s directors have received compensation in the form of cash for their services on the Board.

Name	Age	Position
Yucheng Hu	38	Chairman, President, Chief Executive Officer, and Director
Qin (Carol) Wang	34	Chief Financial Officer, Treasurer and Secretary
Xiangchen (Steven) Gao	30	Chief Operating Officer
Siyuan Zhu (2)(3)	40	Director
Junyi Dai (2)(4)	37	Director
Qin Yao (2)(5)	41	Director

(1)	Mr. Zhang was appointed Chief Operating Officer and a director on October 1, 2022.

(2)	Independent Director

(3)	Chairperson of the Audit Committee and Member of the Compensation Committee

(4)	Chairperson of the Compensation Committee and Member of the Audit Committee

(5)	Member of the Audit Committee and the Compensation Committee

There are no arrangements or understandings between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

Business Experience

Mr. Yucheng Hu, Chairman, President and Chief Executive Officer. Mr. Yucheng Hu has been our president and chief executive officer since September 30, 2021, and our director since October 1, 2021. Mr. Hu is the founder of Chengdu Quleduo Technology Co., Ltd., and has served as its Chief Executive Officer since 2011. Mr. Hu is a successful entrepreneur with over 15 years of experience in the internet industry. Mr. Hu established the Xiyou online mobile game platform (www.x52xiyou.com), which is a popular online gaming platform in China. Mr. Hu has also formed various software programming studios, such as the Mengqu studio, and has developed various mini-programs for social media applications such as the “click-and-play” application for instant on-line games access. Mr. Hu brings a wealth of management experience to the Board, including several executive positions within the internet and online gaming industry.

Ms. Qin (Carol) Wang, Chief Financial Officer, Treasurer and Secretary. Ms. Qin (Carol) Wang has been our chief financial officer, secretary and treasurer since September 30, 2021. Ms. Wang has been VP of Finance and advisor of Bit Digital, Inc. (Nasdaq: BTBT) from June 2020 to September 2021. Prior to that, Ms. Wang served as the finance controller and financial advisor of TD Holdings, Inc. (NASDAQ: GLG) from February 2018 to May 2020. Through July 2016 to January 2018, Ms. Wang served as a senior investment manager for Yikuan Asset Management Company. Ms. Wang began her career at Ernst & Young where she served as a senior auditor from September 2012 to June 2015. She is skilled at M&A transactions, US GAAP and IFRS financial reporting corporate financial management and planning. Ms. Wang holds a Master’s degree in Finance from Renmin University of China and a Bachelor’s degree in Economics from Donghua University. Ms. Wang is a certified public accountant and is a member of the Chinese Institute of Certified Public Accountants and a member of Association of International Accountants.

Mr. Xiangchen (Steven) Gao, Chief Operating Officer. Mr. Gao has been our Chief Operating Officer since January 18, 2024. From 2022 to 2023, Mr. Xiangchen Gao served as the Co-founder and Chief Operating Officer of Digital Element Co., Ltd. Before this, he held the position of Senior Investment Manager at Fengshion Capital. Between 2019 and 2021, Mr. Gao was the Senior Strategic Manager at ByteDance. From 2016 to 2019, he worked as a Senior Investment Manager at Baofeng Group (stock code: 300431). Mr. Gao possesses over eight years of experience in investment and strategic operations. He received his Bachelor’s degree in Economics from Renmin University of China in 2015.

Non-Employee Directors

Ms. Siyuan Zhu, Director. Ms. Siyuan Zhu has been our director since October 1, 2021. Ms. Zhu is currently a senior finance manager of Asia Region of IAC (Shanghai) Management Co., Ltd. since 2016. From 2013 to 2015, Ms. Zhu has served as a finance manager in IAC (Shanghai) Automotive Component Technology Co., Ltd. Prior to 2013, Ms. Zhu held various positions at KPMG Huazhen for a total of seven years and served as a program manager from 2011 to 2013. Ms. Zhu has served as an independent director of TD Holdings, Inc. (NASDAQ: GLG) from May 2019 to April 2021. Ms. Zhu holds a Bachelor’s degree in Foreign Language and Literature from Shanghai International Studies University. Ms. Zhu is a certified public accountant in China and has served as an independent director on another Nasdaq listed company, which, the Company believes, makes Ms. Zhu qualified to be on the Board.

Mr. Junyi Dai, Director.  Mr. Dai has been the Managing Director at FLMD Pty. Ltd since 2015, where he oversees strategic planning to maximize shareholder value, manages team execution across departments, and maintains crucial relationships with stakeholders such as major customers, suppliers, and local governments. From 2009 to 2014, Mr. Dai served as General Manager Assistant at Peng Xin Investment Co. Ltd, where he was involved in financial and investment planning for listed companies. He earned his Bachelor of Commerce from the University of New South Wales.

Ms. Qin Yao, Director. Ms. Qin Yao has been our director since October 1, 2021. Ms. Yao is currently an information engineer at Tencent Holdings Co., Ltd (stock code: 00700), a company listed on the Hong Kong Stock Exchange, and responsible for the products and market expansion of Tencent’s industrial Internet Sector since 2017. From 2010 to 2017, Ms. Yao served as an electronic information engineer in China United Network Communications Co., Ltd. Ms. Yao has more than 10 years of investment experience in the field of cloud computing, big data, artificial intelligence and technology information services. She also has profound knowledge of financial planning, financial budgeting and financial risk management related to the cloud business. Ms. Yao holds a Bachelor’s degree in Electronic Information Engineering from the University of Electronic Science and Technology in Chengdu in 2004. The Board believes Ms. Yao brings a long history of product and market expansion experience to the Board, which qualifies her to serve on the Board.

Board Meetings and Committees.

During the period between January 1, 2023 through December 31, 2023, the board of directors held 4 meetings. During that period, the incumbent directors attended all of the meetings of the Board of Directors and its committees on which he or she served that were held during the period in which he or she was a director. The Company has an Audit Committee, a Compensation Committee and an Executive Committee of the Board of Directors, each of which is discussed below. Our Board of Directors has determined that Audit Committee and Compensation Committee members are independent under applicable NYSE and SEC rules for committee memberships.

Board Independence. A majority of the Board of Directors of the Company, consisting of Ms. Zhu, Mr. Dai and Ms. Yao, are independent directors, as defined in Section 803A of the NYSE American Company Guide. In addition, each of Ms. Zhu, Mr. Dai and Ms. Yao are members of the Board’s Audit and Compensation.

Audit Committee. The Audit Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/468db0660db4a73f43ede24115b704e2.pdf. The Audit Committee meets with the Company’s management and its independent registered public accounting firm to review internal financial information, audit plans and results, and financial reporting procedures. The current Audit Committee consists of Siyuan Zhu (Chair), Qin Yao, and Junyi Dai. The board of directors has determined that Siyuan Zhu, Qin Yao and Junyi Dai are independent within the meaning of Sections 803A and 803B(2) of the NYSE American Company Guide, and that Ms. Zhu is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K promulgated by the SEC. The Audit Committee held meetings during the fiscal year ended December 31, 2023.

Compensation Committee. The Compensation Committee assists the board of directors in discharging its responsibilities relating to compensation of the Company’s directors and officers and complying with disclosure requirements regarding such compensation, if and when required and in accordance with applicable SEC and stock exchange rules and regulations. The Compensation Committee operates under a charter adopted and approved by the board of directors, which is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/f09b1d6dab27ee8822047a3ff459de31.pdf. The current Compensation Committee consists of Junyi Dai (Chair), Siyuan Zhu, and Qin Yao. The board of directors has determined that Siyuan Zhu, Junyi Dai, and Qin Yao are independent within the meaning of Section 803A anI05(c) of the NYSE American Company Guide and Rule 10C-1(b)(1) under the Securities Exchange Act of 1934, and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee held 4 meetings during the fiscal year ended December 31, 2023.

Nominating and Governance Committee. The Company does not have a formal nominating committee. The independent directors separately consider and make recommendations to the full board of directors regarding any candidate being considered to serve on the board of directors, and the full board of directors’ reviews and makes determination regarding such potential candidates. In light of this practice, which is similar to the practices of many boards of directors that have a standing nominating committee, the board of directors believes it is unnecessary to formally establish such a committee.

Although the Company’s board of directors does not have a formal policy with respect to board of directors diversity, it strives to constitute the board of directors with directors who bring to our Company a variety of perspectives, cultural sensitivity, life experiences, skills, expertise, and sound business understanding and judgment derived from a broad range of business, professional, community involvement, and finance experiences, as well as directors who have skills and experience that are relevant and helpful to the Company’s industry and operations and who have the desire and capacity to actively serve.

Executive Committee. The Executive Committee has the authority to acquire, dispose of and finance investments for the Company and execute contracts and agreements, including those related to the borrowing of money by the Company, and generally exercises all other powers of the board of directors except for those which require action by all of the directors or the independent directors under the Certificate of Incorporation or the Bylaws of the Company, or under applicable law or stock exchange requirements. As of December 31, 2023, the current Executive Committee consisted of only two (2) directors, Yucheng Hu and Yunheng (Brad) Zhang. The Executive Committee did not meet during the fiscal year ended December 31, 2023.

Code of Ethics.

The Company has adopted a code of business conduct and ethics, or the “code of conduct.” The code of conduct applies to all of the Company’s employees, including its executive officers, and non-employee directors, and it qualifies as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. A copy of the code of conduct is available on the Company’s website at https://file.mtmtgroup.com/uploads/files/ab7adf9a1974a8d7e34a8f1577d01657.pdf or   upon written request to the Investor Relations Department, 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306. To the extent required by law, any amendments to, or waivers from, any provision of the code of conduct will be promptly disclosed publicly. To the extent permitted by such requirements, the Company intends to make such public disclosure on its website in accordance with SEC rules.

Involvement in Legal Proceedings

No director, officer or affiliate of the Company, beneficial owner of more than five percent (5%) of the Common Stock, or associate of any of the foregoing is involved in a material legal proceeding as a party adverse to the Company or with a material interest adverse to the Company.

Indemnification Agreements

The Company executed a standard form of indemnification agreement (“Indemnification Agreement”) with each of its Board members and executive officers (each, an “Indemnitee”).

Pursuant to and subject to the terms, conditions and limitations set forth in the Indemnification Agreement, the Company agreed to indemnify each Indemnitee, against any and all expenses incurred in connection with the Indemnitee’s service as our officer, director and or agent, or is or was serving at the Company’s request as a director, officer, employee, agent or advisor of another corporation, partnership, joint venture, trust, limited liability company, or other entity or enterprise but only if the Indemnitee acted in good faith and in a manner he/she reasonably believed to be in or not opposed to our best interest, and in the case of a criminal proceeding, had no reasonable cause to believe that his/her conduct was unlawful. In addition, the indemnification provided in the indemnification agreement is applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven. Additionally, the Indemnification Agreement establishes processes and procedures for indemnification claims, advancement of expenses and costs and contribution obligations.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the year ended December 31, 2023 for services provided to the Company and its subsidiary.

SUMMARY COMPENSATION TABLE

Name and Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Yucheng Hu,	2023	192,00	-	-	192,000
Chairman, President and Chief Executive Officer(1)	2022	48,000	-	-	48,000
Yunheng (Brad) Zhang	2023	117,000	-	-	117,000
Former Chief Operating Officer(2)	2022	68,500	-	-	68,500
Qin (Carol) Wang,	2023	120,000	-	-	120,000
Chief Financial Officer, Treasurer and Secretary(3)	2022	120,000	-	-	120,000

(1)	Mr. Hu was appointed as President and Chief Executive Officer on September 30, 2021.

(2)	Mr. Zhang resigned as Chief Operating Officer on January 15, 2024.

(3)	Ms. Wang was appointed as Chief Financial Officer, Treasurer and Secretary on September 30, 2021.

Narrative Disclosure to Summary Compensation Table

The compensation paid to our named executive officers consists solely of base salary plus cash bonus payments, if any. No named executive officer of the Company receives equity compensation.

Named Executive Officer Employment Agreements

Yucheng Hu. In connection with Mr. Hu’s appointment as Chairman, President and Chief Executive Officer, and as an executive director of the Company, Mr. Hu entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, and amended on December 16, 2021. In addition, Mr. Hu shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. On October 25, 2022, the Board approved the increase to Mr. Hu’s annual base salary from $1.00 to $192,000, effective as of October 16, 2022. Mr. Hu’s employment is at-will and may be terminated at any time for any reason.

Yunheng (Brad) Zhang. In connection with Mr. Zhang’s appointment as Chief Operating Officer, and as an executive director of the Company, Mr. Zhang entered into the Company’s standard form of employment agreement, dated October 25, 2022, for a term of three (3) years, which provides for an annual base salary of $150,000, effective as of October 16, 2022. In addition, Mr. Zhang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. On January 15, 2024, Mr. Zhang resigned as director and chief operating officer of the Company, effective immediately. In connection with Mr. Zhang’s resignation, Mr. Zhang and the Company entered into a termination agreement, pursuant to which the Company and Mr. Zhang mutually agreed to terminate Mr. Zhang’s employment agreement.

Qin (Carol) Wang. In connection with Ms. Wang’s appointment as Chief Financial Officer, Company Secretary and Treasurer of the Company, Ms. Wang entered into the Company’s standard form of employment agreement, effective as of October 1, 2021, for a term of three (3) years, which provides for an annual base salary of $120,000. In addition, Ms. Wang shall be eligible to receive an annual target cash bonus and equity-based incentive compensation, as determined by the board of directors and the Compensation Committee of the board of directors, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business.

On January 18, 2024, the Company entered into the standard form of employment agreement with Mr. Xiangchen (Steven) Gao (“Employment Agreement”) as our chief operating officer. Pursuant to the terms of the employment agreement, Mr. Gao has an annual base salary of $48,000 and is eligible to receive annual bonus and equity compensation, subject to the approval of the board of directors upon recommendation from the compensation committee, employee benefits as may be determined by the Company in its sole discretion, and reimbursement of expenses in the course and scope of authorized Company business. In addition, the board of directors has granted 24,000 Restricted Stock Units (“RSUs”) pursuant to the Restricted Stock Unit Award Agreement to Mr. Gao to be settled in shares of common stock of the Company under the Company’s Amended and Restated 2021 Equity Incentive Plan.  The RSUs will vests in four equal installments on February 28, 2024, May 30, 2024, August 31, 2024 and November 30, 2024. The term of the employment agreement will be for a period of one (1) year, after which the employment agreement shall continue on an at-will basis.

Outstanding Equity Awards at Fiscal Year-End

On December 29, 2021, our shareholders approved our 2021 Equity Incentive Plan (“2021 Plan”). The 2021 Plan authorizes the issuance of awards for up to 1,100,000 shares of our common stock in the form of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock units, restricted stock awards and unrestricted stock awards to officers, directors and employees of, and consultants and advisors to, the Company or its affiliates. On December 29, 2023, our shareholders approved Mega Matrix Corp. Amended and Restated 2021 Equity Incentive Plan (the “Amended Plan”), which increased the number of shares of shares of Common Stock that may be authorized for grant pursuant to awards under the 2021 Plan by 480,000 shares, from 1,100,000 shares to 1,580,000 shares, subject to adjustment as provided for in the Amended Plan. No awards were granted under the Amended Plan during fiscal year ended December 31, 2023.

As of December 31, 2023, there are no outstanding options, stock appreciation rights or long-term incentive awards outstanding.

Director Compensation

Director Compensation Table

Below is summary of compensation accrued or paid to our non-executive directors during fiscal year ended December 31, 2023. Mr. Hu, our chairman, chief executive officer and president, Mr. Zhang., our former Chief Operating Officer and director, received no compensation for their service as directors and are not included in the table. The compensation Mr. Hu and Mr. Zhang received as an employee of the Company is included in the section titled “Executive Compensation.”

Name	Year	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(3) ($)	All Other Compensation ($)	Total ($)

Siyuan Zhu(1)	2023	$18,000	-	-	-	$18,000
	2022	$18,000	-	-	-	$18,000
Jianan Jiang(1)(2)	2023	$18,000	-	-	-	$18,000
	2022	$18,000	-	-	-	$18,000
Qin Yao (1)	2023	$18,000	-	-	-	$18,000
	2022	$18,000	-	-	-	$18,000

(1)	Appointed on October 1, 2021.

(2)	On May 10, 2024, Mr. Jianan Jiang resigned as independent director and from all Board committee positions of the Company, effective immediately. On May 10, 2024, the Board appointed Mr. Junyi Dai, effective immediately, to serve as a member of the Board and as the chairperson of the compensation committee and a member of audit committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of July 29, 2024 by: (i) each person or entity that is known to the Company to own beneficially more than five percent (5%) of the outstanding shares of the Company’s Common Stock; (ii) each director of the Company; (iii) each named executive officer; and (iv) all directors and named executive officers of the Company as a group. As of July 29, 2024, we had a total of 38,160,916 shares of common stock issued and outstanding.

Under the rules and regulations of the SEC, a person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Name(1)	Shares Beneficially Owned	Percentage of Ownership(5)
Officers and Directors
Yucheng Hu, Director, Chairman, President and Chief Executive Officer	5,903,700	15.47%
Qin (Carol) Wang, Chief Financial Officer, Company Secretary and Treasurer	12,000	*
Xiangchen (Steven) Gao, Chief Operating Officer(2)	18,000	*
Junyi Dai, Director	-	-
Siyuan Zhu, Director	-	-
Qin Yao, Director	-	-
All directors and executive officers as a group (6 persons)	5,933,700	15.55%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Mega Matrix Corp., 3000 El Camino Real, Bldg. 4, Suite 200, Palo Alto, California 94306.

(2)	Includes 6,000 shares of common stock and issuable upon exercise of stock options and settlement of vested RSUs.

(3)	Except as indicated in the footnotes to this table, the stockholders named in the table are known to the Company to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or of which a person has the right to acquire ownership within sixty (60) days after July 16, 2024.

Related party transactions

The Company had no related party transaction with the proposed directors and executive officers of the Company after the redomicile during the preceding three fiscal years up to the date of this proxy statement/prospectus.

PROPOSAL NO. 1

ADOPTION OF THE MERGER AGREEMENT

The Merger Agreement and the Plan of Merger

The following includes a brief summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. The Company encourages you to read the Merger Agreement in their entirety for a more complete description of the Redomicile Merger. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement and the Plan of Merger you are being asked to adopt and approve provides for a Redomicile Merger that would result in each share of common stock of the Company being converted into the right to receive one Class A Share of MPU Cayman, an exempted company incorporated under the laws of the Cayman Islands. Under the Merger Agreement, the MPU Merger Sub, a wholly-owned subsidiary of MPU Cayman, will merge with and into the Company, with the Company surviving the Redomicile Merger as a wholly owned subsidiary of MPU Cayman. If the Merger Agreement is adopted by the shareholders, we anticipate that the Redomicile Merger will become effective during the quarter 2024. Following the Redomicile Merger, MPU Cayman will become a holding company and the Company, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. Immediately following the Redomicile Merger, you will own an interest in MPU Cayman, which will be managed by substantially the same board of directors and executive officers that managed the Company immediately prior to the Redomicile Merger. Additionally, the consolidated assets and employees of MPU Cayman will be the same as those of the Company immediately prior to the Redomicile Merger.

The Parties to the Redomicile Merger

Mega Matrix Corp, a Delaware corporation, or the Company. The Company is a holding company located in Palo Alto, California. Since January 2024, the Company holds 60% of the voting securities of FunVerse Holding Limited, a British Virgin Islands company (“FunVerse”) which directly owns Yuder Pte, Ltd., a Singapore corporation (“Yuder”). Yuder operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder’s produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines

Mega Matrix Inc. (fka Marsprotocol Inc.), or MPU Cayman. MPU Cayman is a newly formed exempted company incorporated under the laws of the Cayman Islands and currently a wholly-owned subsidiary of the Company. An “exempted” company under the laws of the Cayman Islands is one which receives such registration as a result of satisfying the Registrar of Companies in the Cayman Islands that it conducts its operations mainly outside of the Cayman Islands and is as a result exempted from complying with certain provisions of the Companies Act of the Cayman Islands, such as the general requirement to file an annual return of its shareholders with the Registrar of Companies, and is permitted flexibility in certain matters, such as the ability to register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands upon satisfying certain requirements of the Companies Act as it pertains to continuation and/or deregistration. MPU Cayman does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

MPU Merger Sub, Inc., or MPU  Merger Sub, is a newly formed Delaware corporation and a wholly owned subsidiary of MPU Cayman. MPU Merger Sub does not have a significant amount of assets or liabilities and has not engaged in any business since its formation other than activities associated with its anticipated participation in the Redomicile Merger.

The principal executive offices of the Company and MPU Merger Sub are located at 3000 El Camino Real, Building 4, Suite 200, Palo Alto, California 94306, United States, and the principal executive office of MPU Cayman is located at 103 Tampines Street 86 #03-06, The Alps Residences, Singapore 528576. The registered office for MPU Cayman in the Cayman Islands located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009 Cayman Islands, and the phone number of the registered office is +852-3656-6000.

Background and Reasons for the Redomicile Merger

The Company believes the Redomicile Merger, which would redomicile our entity from Delaware to the Cayman Islands, (i) would allow it to reduce operational, administrative, legal and accounting costs over the long term because MPU Cayman is expected to qualify as a foreign private issuer and be exempt from certain rules under the Exchange Act, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, and (ii) will more closely align our structure with our international corporate strategy of expanding our brand and operations into international markets as FlexTV is currently available in more than 100 countries, and our production teams film in various locations including, but not limited to United States, Mexico, Australia, Thailand, and Philippines. In addition, we believe that as a foreign private issuer, our securities would become more attractive to non-U.S. investors, thus providing the opportunity to broaden our investor base to non-U.S. investors. Therefore, the Company believes by reorganizing our structure, the Company will be better able to operate our business plan.

The Company has chosen to redomicile under the laws of the Cayman Islands because of its political and economic stability, effective judicial system, absence of exchange control or currency restrictions and availability of professional and support services.

The Company believes that by reincorporating to a jurisdiction outside the United States, which is in line with the Company’s current business and operations which are almost all conducted outside of the United States, MPU Cayman will be able to qualify as a “foreign private issuer” under the rules and regulations of the SEC and the Company expects that the reduced reporting obligations associated with being a foreign private issuer will reduce operational, administrative, legal and accounting costs in the long term. MPU Cayman will remain subject to the mandates of the Sarbanes-Oxley Act. As a foreign private issuer, MPU Cayman also will be exempt from certain rules under the Exchange Act that would otherwise apply if MPU Cayman were a company incorporated in the United States or did not meet the other conditions to qualify as a foreign private issuer. For example:

●	MPU Cayman may include in its SEC filings financial statements prepared in accordance with U.S. GAAP or with IFRS as issued by the IASB without reconciliation to U.S. GAAP;

●	MPU Cayman will not be required to provide as many Exchange Act reports, or as frequently or as promptly, as U.S. companies with securities registered under the Exchange Act. For example, MPU Cayman will not be required to file current reports on Form 8-K within four business days from the occurrence of specific material events. Instead, MPU Cayman will need to promptly furnish reports on Form 6-K any information that MPU Cayman (a) makes or is required to make public under the laws of the Cayman Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. Unlike Form 8-K, there is no precise deadline by which Form 6-K must be furnished. In addition, MPU Cayman will not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a foreign private issuer, MPU Cayman will be required to file an annual report on Form 20-F within four months after its fiscal year end;

●	MPU Cayman will not be required to provide the same level of disclosure on certain issues, such as executive compensation;

●	MPU Cayman will not be required to conduct advisory votes on executive compensation;

●	MPU Cayman will be exempt from filing quarterly reports under the Exchange Act with the SEC; however, as a NYSE American listed foreign private issuer, MPU Cayman will be required to publish on a Form 6-K an interim balance sheet and income statement as of the end of its second quarter no later than six months following the end of such quarter;

●	MPU Cayman will not be subject to the requirement to comply with Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

●	MPU Cayman will not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	MPU Cayman will not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

MPU Cayman expects to take advantage of these exemptions if the Redomicile Merger is effected. Accordingly, after the completion of the Redomicile Merger, if you hold MPU Cayman securities, you may receive less information about MPU Cayman and its business than you currently receive with respect to the Company and be afforded less protection under the U.S. federal securities laws than you are entitled to currently.

Additionally, as a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain exchange corporate governance standards, such as the following NYSE American corporate governance standards requiring that:

●	the majority of the board of directors be comprised of independent directors;

●	executive compensation be determined by independent directors or a committee of independent directors;

●	director nominees be selected, or recommended for selection by the board of directors, by independent directors or a committee of independent directors;

●	an audit committee be comprised of at least three members, each of whom is an independent director and one of whom has finance and accounting experience; and

●	all related party transactions be reviewed by the audit committee or another independent body of the board of directors.

Ogier, our Cayman Islands counsel, has advised us that there are no comparable Cayman Islands laws related to the above corporate governance standards.

Concurrent with the process of the Redomicile Merger and thereafter, it is the intent of MPU Cayman to list its Class A Shares on the NYSE American.

The Company believes the Redomicile Merger will enhance shareholder value for the reasons discussed above. However, in light of the fact that the achievement of our objectives depends on many things, including, among other things, future laws and regulations, as well as the development of our business, the Company cannot predict what impact, if any, the Redomicile Merger will have in the long term when these factors change.

For a discussion of the risk factors associated with the Redomicile Merger, please see the section entitled “Risk Factors — Risks Relating to the Redomicile Merger.”

There are certain disadvantages that accompany redomicile in the Cayman Islands, including:

●	The Cayman Islands has a different body of securities laws and corporate laws as compared to the United States and may provide significantly less protection to investors;

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States;

●	MPU Cayman’s constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between it and our officers, directors and shareholders be arbitrated; and

●	MPU Cayman will continue to be treated as a U.S. corporation for U.S. federal income tax purposes.

MPU Cayman’s corporate affairs are governed by MPU Cayman’s memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors and officers of MPU Cayman, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors, although clearly established under Cayman Islands law, are not specifically prescribed in statute or a particular document in the same way that they are in certain statutes or judicial precedent in some jurisdictions in the United States.

Additionally, it is anticipated that a significant portion of our operations will be conducted, and a significant portion of our assets will be located, outside the United States. After the Redomicile Merger, substantially all of MPU Cayman’s directors and executive officers will continue to reside outside of the United States, and all or a substantial portion of such persons’ assets are or may be located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon MPU Cayman or such persons, or to enforce against them in courts of the United States or Cayman Islands, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

The Redomicile Merger

The steps that have been taken to date, and that will be taken, to complete the Redomicile Merger are:

●	MPU Cayman was incorporated with the Company holding the one (and only) Class A Share issued by MPU Cayman.

●	MPU Cayman has formed MPU Merger Sub and holds 100 shares of common stock of MPU Merger Sub.

●	Following the Special Meeting, provided that the Company has obtained the requisite stockholder approval of the Redomicile Merger Proposal and related transaction including the Redomicile Merger, as of the Effective Time (i) the MPU Merger Sub will merge with and into Company , with the Company as the surviving company, and (ii) each share of the Company’s common stock will be converted into the right to receive one Class A Share of MPU Cayman and MPU Cayman shall issue to each holder of such right that number of Class A Shares in MPU Cayman to which each such holder is entitled.

●	At the Effective Time, MPU Cayman will repurchase the one Class A Share issued to the Company prior to the Redomicile Merger and all common stock of the Company will be cancelled.

●	As a result, the Company, upon completion of the Redomicile Merger, will become a wholly-owned subsidiary of MPU Cayman.

At the Effective Time, all existing equity compensation plans of the Company, as may be amended, will be adopted and assumed by MPU Cayman. Each outstanding option and other equity award issued under our equity compensation plans for the purchase or receipt of, or payment based on, each share of the Company’s common stock will represent the right to purchase or receive, or receive payment based on, one Class A Share of MPU Cayman on substantially the same terms.

The Merger Agreement may be amended, modified or supplemented at any time before or after it is adopted by the stockholders of the Company. However, after adoption by the stockholders, no amendment, modification or supplement that requires further approval by the Company’s stockholders may be made or effected without obtaining that approval.

MPU Cayman Second Amended and Restated Memorandum and Articles of Association.

Upon consummation of the Redomicile Merger, the holders of issued and outstanding common stock of the Company will be entitled to receive MPU Cayman Class A Shares. The rights of the holders of the Company’s common stock are governed by the Company’s certificate of incorporation and bylaws and by the Delaware General Corporation Law (“DGCL”), while the rights of holders of MPU Cayman’s Class A Shares are generally governed by MPU Cayman’s Memorandum and Articles of Association and the Companies Act of the Cayman Islands and the common law of the Cayman Islands. There are differences in rights afforded under Delaware law and Cayman Islands law. Among the material differences of provisions of MPU Cayman’s Memorandum and Articles of Association and Cayman Islands law and the Company’s Certificate of Incorporation, Bylaws and Delaware law are the following:

●	an amendment to MPU Cayman’s Memorandum and Articles of Association or MPU Cayman entering into certain corporate transactions including a merger requires approval by a special resolution of holders of MPU Cayman’s Ordinary Shares representing not less than two-thirds of the votes cast at a general meeting by those shareholders entitled to vote who are present in person or by proxy as compare to Delaware law which, in general, requires approval by holders of MPU common stock representing a majority of the outstanding shares;

●	under the MPU Cayman’s Memorandum and Articles of Association, a meeting of shareholders may be held provided a quorum of holders representing at least one-third of the votes attaching to the issued and outstanding Ordinary Shares entitled to vote at general meetings, present in person or by proxy as compared to a quorum of holders owning a majority of the outstanding shares of common stock is present in person or by proxy under MPU Bylaws and Delaware law;

●	MPU Caymen’s authorized shares is USD120,000 divided into (i) 100,000,000 Class A Shares of par value USD0.001 each, (ii) 10,000,000 Class B Shares of par value USD0.001 each and (iii) 10,000,000 Preferred Shares of par value USD0.001 each;

●	Class A Shares and Class B Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders;
●

Each Class A Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of MPU Cayman, and each Class B Share shall be entitled to fifty (50) votes on all matters subject to vote at general meetings of MPU Cayman;

●	Each Class B Share is convertible into one (1) Class A Share at any time by the holder thereof;
●

The number of Class B Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Shares upon any of the following events, and no further Class B Shares shall be issued by the MPU Cayman thereafter:

(a)	Any direct or indirect sale, transfer, assignment or disposition of such number of Class B Shares by the holder thereof or an affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Shares through voting proxy or otherwise to any person or entity that is not a charitable trust for which the voting control remains with such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of the Class B Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or third party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Shares, in which case all the related Class B Shares shall be automatically converted into the same number of Class A Ordinary Shares.

(b)	The Management Shareholder, which is designated as Yucheng Hu, the Company’ our chairman, director, chief executive officer and president, ceasing to be a director, officer or employee of MPU Cayman;

(c)	The total number of issued and outstanding Class B Shares beneficially owned by the Management Shareholder is less than 5% of the total number of issued and outstanding Ordinary Shares; or

(d)	The Management Shareholder being permanently unable to attend board meetings and manage the business affairs of the Company as a result of incapacity solely due to the Management Shareholder’s then physical and/or mental condition (which, for the avoidance of doubt, does not include any confinement against the Management Shareholder’s will).

●	Class A Shares are not convertible into Class B Shares under any circumstances.

A copy of MPU Cayman’s Second Amended and Restated Memorandum and Articles of Association is attached as Annex B to this proxy statement/prospectus. The Company encourages you to read the entire Second Amended and Restated Memorandum and Articles of Association because it is the governing document for MPU Cayman. Please see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws.”

Possible Abandonment

Pursuant to the Merger Agreement, the board of directors of the Company may exercise its discretion to terminate the Merger Agreement, and therefore abandon the Redomicile Merger, at any time prior to the Effective Time, including after the adoption of the Merger Agreement by the Company’s stockholders. Please see the section entitled “Risk Factors — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Additional Agreements

MPU Cayman expects to enter into indemnification agreements with those directors, executive officers and other officers and employees (including those of its subsidiaries) who currently have indemnification agreements with the Company. The MPU Cayman indemnification agreements will be substantially similar to the Company’s existing indemnification agreements and will generally require that MPU Cayman indemnify and hold an indemnitee harmless to the fullest extent permitted by law for liabilities arising out of the indemnitee’s current or past association with MPU Cayman, any subsidiary of MPU Cayman or another entity where he or she is or was serving at MPU Cayman’s request as a director or officer or in a similar capacity that involves services with respect to any employee benefit plan.

The indemnification agreements also provide for the advancement of defense expenses by MPU Cayman. Please also see the section entitled “Comparison of Rights under Delaware and Cayman Islands Laws — Indemnification of Directors and Officers” for a description of indemnification of directors and officers under Cayman Islands law and MPU Cayman’s amended and restated memorandum and articles of association.

Conditions to Completion of the Redomicile Merger

The following conditions must be satisfied or waived, if allowed by law, to complete the Redomicile Merger:

●	the Merger Agreement have been approved and adopted by the requisite vote of stockholders of the Company;

●	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Merger;

●	the registration statement of which this proxy statement/prospectus is a part has been declared effective by the SEC and no stop order is in effect;

●	the MPU Cayman Class A Shares to be issued pursuant to the Redomicile Merger have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions;

●	the Company and MPU Cayman receive an opinion from our tax counsel, Lewis Brisbois Bisgaard & Smith LLP, that the Redomicile Merger will qualify as a reorganization with the meaning of Section 368(a) of the Code;

●	all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of the Company, MPU Cayman or their subsidiaries to consummate the Redomicile Merger have been obtained or made; and

●	the representations and warranties of the parties to the Merger Agreement set forth in the Merger Agreement are true and correct in all material respects, and the covenants of the parties set forth in the Merger Agreement (other than those to be performed after the Effective Time) have been performed in all material respects.

Our board of directors currently does not anticipate any circumstances in which it would waive the conditions listed above; however, in the event it determines that a waiver of any such conditions is in the best interests of the Company and our stockholders and that such change to the terms of the Redomicile Merger does not make the disclosure provided to our stockholders materially misleading (for example, if a representation in the Merger Agreement is not true but there is otherwise no harm to the Company or our stockholders), our board of directors will not resolicit stockholder approval of the Redomicile Merger. If a waiver of any condition listed above would make the disclosure provided to our stockholders materially misleading, our board of directors will resolicit shareholder approval of the Redomicile Merger. Additionally, our board of directors reserves the right to defer or abandon the Redomicile Merger as well for the reasons described under “Risk Factors — Risks Relating to the Redomicile Merger — Our Board of Directors may choose to defer or abandon the Redomicile Merger.”

Stock Compensation and Benefit Plans and Programs

As part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations under the Company’s stock-based benefit and compensation plans and programs at the Effective Time. All rights to purchase or receive, or receive payment based on, each share of the Company’s common stock arising under our equity compensation plans will entitle the holder to purchase or receive, or receive payment based on, as applicable, one Class A Share of MPU Cayman.

Options and Warrants

In addition, as part of the Redomicile Merger, MPU Cayman has agreed to assume all of the Company’s rights and obligations of any options and warrants that may be exercisable into the Company’s common stock at the Effective Time. All rights to purchase each share of the Company’s common stock arising under our options or warrants will entitle the holder thereof to purchase one Class A Share of MPU Cayman.

Effective Time

Provided that the Company has obtained the requisite stockholder approval, the Company anticipates that the Redomicile Merger will become effective promptly following such approval. Our board of directors will have the right, however, to defer or abandon the Redomicile Merger at any time if it concludes that completion of the Redomicile Merger would not be in the best interests of the Company or our stockholders.

Management of MPU Cayman

Immediately prior to the Effective Time, the directors and officers of the Company at such time will be elected or appointed as the directors and officers of MPU Cayman (to the extent the directors and officers of MPU Cayman and the Company are not already identical), each such person to have the same office(s) with MPU Cayman (and the same committee memberships in the case of directors) as he or she held with the Company, with the directors to serve until the earlier of the next meeting of MPU Cayman’s shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Recommendation and Required Vote

The affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock cast at the Special Meeting is required to approve and adopt the Merger Agreement. Our board of directors believes that the Redomicile Merger, to be effected by the Merger Agreement, is advisable and in the best interests of the Company and our stockholders.

ACCORDINGLY, OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE REDOMICILE MERGER AND THE MERGER AGREEMENT. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT.

Regulatory Approvals

The only governmental or regulatory approvals or actions that are required to complete the Redomicile Merger are compliance with U.S. federal and state securities laws and Delaware corporate law (including the filing with the Secretary of State of the State of Delaware of articles of merger).

Stockholder Appraisal Rights

Under the DGCL, the Company stockholders will have no appraisal rights in connection with the Redomicile Merger.

Ownership in MPU Cayman

Each share of the Company’s common stock registered in your name or which you beneficially own through your broker will be converted into the right to receive one Class A Share of MPU Cayman and such Class A Share will be registered in your name (or your broker’s name, as applicable) in MPU Cayman’s register of members upon completion of the Redomicile Merger, without any further action on your part. Upon completion of the Redomicile Merger, only registered shareholders reflected in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman Ordinary Shares registered in their respective names. Any attempted transfer of the Company’s stock prior to the Redomicile Merger that is not properly documented and reflected in the stock records maintained by the Company’s transfer agent as of immediately prior to the Effective Time will not be reflected in MPU Cayman’s register of members upon completion of the Redomicile Merger.

If you hold the Company’s common stock in an account with a broker or other securities intermediary, you will receive delivery of Class A Shares in your account with that same broker or securities intermediary without any action on your part. If you hold the Company’s common stock in certificated form, you may exchange your stock certificates for new MPU Cayman share certificates following the Redomicile Merger. The Company will request that all Company stock certificates be returned to our exchange agent following the Redomicile Merger. Soon after the closing of the Redomicile Merger, you will be sent a letter of transmittal from our exchange agent. The letter of transmittal will contain instructions explaining the procedure for surrendering your stock certificates of the Company for new MPU Cayman share certificates. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

The Company’s current transfer agent is Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561, which is expected to continue to serve as the transfer agent for MPU Cayman Class A Shares after the Effective Time.

Stock Exchange Listing

The Company’s common stock is currently listed on NYSE American under the symbol “MPU.” MPU Cayman is currently not a public reporting company in the United States and its Ordinary Shares are not traded. However, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Redomicile Merger MPU Cayman’s Class A Shares will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). MPU Cayman intends to apply for listing of the MPU Cayman’s Class A Shares on the NYSE American under the symbol “MPU”, to be effective at the consummation of the Redomicile Merger. It is a condition of the consummation of the Redomicile Merger that the MPU Cayman’s Class A Shares are approved for listing on NYSE American. While trading on NYSE American is expected to begin on the first business day following the date of completion of the Redomicile Merger, there can be no assurance that MPU Cayman’s securities will be listed on NYSE American or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Redomicile Merger will not be consummated unless the NYSE American condition set forth in the Merger Agreement is waived by the applicable parties.

It is anticipated that MPU Cayman will qualify as a foreign private issuer in the U.S. following the Redomicile Merger. As a foreign private issuer, MPU Cayman will be permitted to follow corporate governance practices in accordance with Cayman Islands laws in lieu of certain NYSE American corporate governance standards. However, the Company does not intend to initially rely on any NYSE American exemptions or accommodations for foreign private issuers following the Redomicile Merger.

Accounting Treatment of the Redomicile Merger

The Redomicile Merger will be accounted for as a legal reorganization with no change in ultimate ownership interest immediately before and after the transaction. Accordingly, no business combination has occurred and all assets and liabilities will be recorded at historical cost as an exchange between entities under common control.

Taxation

The following discussion of the material Cayman Islands and U.S. federal income tax consequences of the Redomicile Merger is based upon laws and relevant interpretations thereof effective as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. This discussion does not deal with all possible tax consequences relating to the Redomicile Merger or otherwise, such as the tax consequences under laws of countries other than the Cayman Islands and the United States or under state and local tax laws.

Cayman Islands Taxation

The Cayman Islands government (or any other taxing authority in the Cayman Islands) currently does not levy taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the Cayman Islands in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to MPU Cayman levied by the government of the Cayman Islands except for stamp duty which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. No stamp duties or other similar taxes or charges are payable under the laws of the Cayman Islands in respect of the execution or delivery of any of the documents relating the proposed Redomicile Merger or the performance or enforcement of any of them, unless they are executed in or thereafter brought within the jurisdiction of the Cayman Islands for enforcement purposes or otherwise. The Company does not intend that any documents relating the proposed Redomicile Merger be executed in or brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

United States Taxation

The following are the material U.S. federal income tax consequences of the Redomicile Merger to beneficial owners of Company common stock. This discussion is based on the Code, applicable Treasury regulations, administrative interpretations and court decisions as in effect as of the date of this proxy statement/prospectus, all of which may change, possibly with retroactive effect.

This discussion addresses only the consequences of the exchange of shares of Company common stock held as capital assets. It does not address all aspects of U.S. federal income taxation that may be important to a beneficial owner in light of his or her particular circumstances, including alternative minimum tax and Medicare contribution tax consequences, or tax consequences that may apply to a beneficial owner subject to special rules, such as:

●	a financial institution or insurance company;

●	a tax-exempt organization;

●	a dealer or broker in securities, commodities or foreign currencies;

●	a stockholder that holds Company common stock as part of a hedge, appreciated financial position, straddle, conversion or other risk reduction transaction;

●	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar;

●	a stockholder that beneficially owns five percent or more of Company common stock;

●	a stockholder that acquired Company common stock pursuant to the exercise of compensatory options or otherwise as compensation.

If a partnership holds shares of Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding shares of Company common stock should consult its tax advisor regarding the tax consequences of the Redomicile Merger.

This discussion of material U.S. federal income tax consequences is not a complete analysis or description of all potential U.S. federal income tax consequences of the Redomicile Merger. This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address any non-income tax, non-U.S. tax, or state or local tax consequences. Accordingly, each Company stockholder should consult its own tax advisor to determine the particular U.S. federal, state, and local income tax or non-U.S. income tax, or other tax consequences to it of the Redomicile Merger.

U.S. Federal Income Tax Consequences of the Redomicile Merger

It is intended that, for U.S. federal income tax purposes, the Redomicile Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. The Company’s obligation to effect the Redomicile Merger is subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time, of the following condition: receipt by the Company of a written tax opinion from Lewis Brisbois Bisgaard & Smith LLP, legal counsel to the Company (or another nationally recognized law firm), dated as of the closing date of the Redomicile Merger, to the effect that, for U.S. federal income tax purposes, the Redomicile Merger should constitute a “reorganization” within the meaning of Section 368(a) of the Code. Such opinion will be based on customary assumptions and representations made by the Company and MPU Cayman, as well as certain covenants and undertakings by the Company and MPU Cayman. If any of the assumptions, representations, covenants or undertakings by the Company and MPU Cayman is incorrect, incomplete or inaccurate or is violated, the validity of the opinion described above may be affected and the tax consequences of the Redomicile Merger could differ from those described herein. An opinion of counsel represents counsel’s best legal judgment, but is not binding on the IRS or any court. Neither the Company nor MPU Cayman intends to request a ruling from the IRS regarding the U.S. federal income tax consequences of the Redomicile Merger. Accordingly, no assurance can be given that the IRS would not challenge the conclusions reflected in such opinion or that a court would not sustain such a challenge.

In connection with the filing of the registration statement of which this proxy statement/prospectus forms a part, Lewis Brisbois Bisgaard & Smith LLP has delivered a Tax Opinion, subject to the limitations, qualifications and assumptions set forth therein, that, for U.S. federal income tax purposes, the Redomicile Merger will constitute a “reorganization” within the meaning of Section 368(a) of the Code. On the basis of such opinion, the remainder of this discussion under “— U.S. Federal Income Tax Consequences of the Redomicile Merger” below assumes that the Redomicile Merger will so qualify.

Assuming that the Redomicile Merger constitutes a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Redomicile Merger are set forth below.

U.S. Federal Income Tax Consequences of the Redomicile Merger to the Company and MPU Cayman

Neither the Company nor MPU Cayman will recognize any gain or loss for U.S. federal income tax purposes as a result of the Redomicile Merger.

Pursuant to Section 7874(b) of the Code, MPU Cayman will be treated as a U.S. corporation for all purposes under the Code because after the Redomicile Merger, (i) MPU Cayman will have acquired substantially all of the properties held directly or indirectly by the Company, (ii) MPU Cayman will not have substantial business activities in the Cayman Islands, and (iii) the former holders of the Company’s common stock will hold, by reason of owning shares of the Company’s common stock, at least 80% or more of the MPU Cayman Ordinary Shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to U.S. Holders

This section applies to beneficial owners of Company common stock that are U.S. Holders. Generally, a U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;

●	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that is subject to the supervision of a court within the U.S. and the control of one (1) or more U.S. Persons. For purposes of this discussion, “U.S. Person” shall have the meaning ascribed to it by Section 7701(a)(30) of the Code.

A U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes solely due to the receipt of MPU Cayman Class A Shares in the Redomicile Merger. A U.S. Holder’s adjusted tax basis in the MPU Cayman Class A Shares received in the Redomicile Merger will be the same as such U.S. Holder’s adjusted tax basis in the Company common stock surrendered in the Redomicile Merger. Such U.S. Holder’s holding period in the MPU Cayman Class A Shares received in the Redomicile Merger will include such U.S. Holder’s holding period in the Company common stock surrendered in the Redomicile Merger. Provided, however, that if a U.S. Holder acquired different blocks of Company common stock at different times or at different prices, the MPU Cayman Class A Shares received in the Redomicile Merger will be allocated pro rata to each block of Company common stock, and the basis and holding period of each block of MPU Cayman Class A Shares received will be determined on a block-for-block basis depending on the basis and holding period of the blocks of Company common stock exchanged for such block of MPU Cayman Class A Shares.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman Class A Shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger. Each U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman Class A Shares.

U.S. Federal Income Tax Consequences of the Redomicile Merger to Non-U.S. Holders

This section applies to beneficial owners of Company common stock that are Non-U.S. Holders. Generally, a Non-U.S. Holder is a beneficial owner of Company common stock that is for U.S. federal income tax purposes:

●	a nonresident alien individual;

●	a corporation that is not U.S. Holder;

●	an estate that is not a U.S. Holder; or

●	a trust that is not a U.S. Holder.

Special tax rules may apply to individual beneficial owners who are former citizens or former residents of the United States. Such individuals should consult their tax advisors regarding the U.S. federal income tax consequences of the Redomicile Merger and of owning or disposing of MPU Cayman Class A Shares.

The receipt of MPU Cayman Class A Shares in exchange for Company common stock will not be a taxable transaction to Non-U.S. Holders for U.S. federal income tax purposes.

The U.S. federal income tax consequences of owning and disposing of MPU Cayman Class A Shares received in the Redomicile Merger will be the same as the U.S. federal income tax consequences of owning and disposing of Company common stock before the Redomicile Merger, including that dividends paid by MPU Cayman to Non-U.S. Holders will generally be subject to U.S. federal withholding tax at a 30% rate (or a reduced rate specified by an applicable income tax treaty). Each Non-U.S. Holder should consult its own tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences to it of the ownership and disposition of MPU Cayman Class A Shares.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, MPU Cayman may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, MPU Cayman may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

MPU Cayman reserves the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, MPU Cayman may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

MPU Cayman also reserves the right to refuse to make any redemption payment to a stockholder if directors or officers suspect or are advised that the payment of redemption proceeds to such stockholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (As Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection — Privacy Notice

Scope

The legal basis for this notification is to meet the standards required in respect of, and ensure compliance with, the requirements of the Cayman Islands’ Data Protection Act, 2017 or the “DPA,” which came into effect in the Cayman Islands on 30 September 2019.

This privacy notice puts investors in MPU Cayman on notice that through your investment into MPU Cayman you may provide us with certain personal information which constitutes personal data within the meaning of the DPA (“personal data”). MPU Cayman collects, uses, discloses, retains and secures personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. MPU Cayman will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct the activities of MPU Cayman on an ongoing basis or to comply with legal and regulatory obligations to which MPU Cayman is subject. MPU Cayman will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data. In MPU Cayman’s use of this personal data, it will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to MPU Cayman.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into MPU Cayman, this will be relevant for those individuals and you should inform such individuals of the content.

What rights do individuals have in respect of personal data?

Under the DPA, individuals must be informed of the purposes for which their personal data is processed and this privacy notice fulfils MPU Cayman’s obligation in this respect. Individuals have rights under the DPA in certain circumstances.

These may include the right to request access to their personal data, the right to request rectification or correction of personal data, the right to request that processing of personal data be stopped or restricted and the right to require that MPU Cayman cease processing personal data for direct marketing purposes.

If you consider that your personal data has not been handled correctly, or you are not satisfied with MPU Cayman’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling: +1 (345) 946-6283 or by email at info@ombudsman.ky.

Contacting MPU Cayman

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through the address and telephone number of our principal executive office. Our principal website is www.mtmtgroup.com. The information contained in, or accessible through, our website is not incorporated into this prospectus or the registration statement of which it forms a part.

Economic Substance

The Cayman Islands has recently enacted the International Tax Co-operation (Economic Substance) Act (2021 Revision), or the Cayman Economic Substance Act. MPU Cayman is required to comply with the Cayman Economic Substance Act. As MPU Cayman is a Cayman Islands company, compliance obligations include filing annual notifications for MPU Cayman, which need to state whether MPU Cayman is carrying out any relevant activities and if so, whether MPU Cayman has satisfied economic substance tests to the extent required under the Cayman Economic Substance Act. As it is a new regime, it is anticipated that the Cayman Economic Substance Act will evolve and be subject to further clarification and amendments. MPU Cayman may need to allocate additional resources to keep updated with these developments, and may have to make changes to our operations in order to comply with all requirements under the Cayman Economic Substance Act. Failure to satisfy these requirements may subject MPU Cayman to penalties under the Cayman Economic Substance Act.

Compensation of Directors and Officers

Under Cayman Islands law, MPU Cayman is not required to disclose compensation paid to our senior management on an individual basis and MPU Cayman has not otherwise publicly disclosed this information elsewhere. The executive officers, directors and management of MPU Cayman receive fixed and variable compensation. They also receive benefits in line with market practice. The fixed component of their compensation is set on market terms and adjusted annually. The variable component consists of cash bonuses and awards of shares (or the cash equivalent). Cash bonuses are paid to executive officers and members of management based on previously agreed targets for the business. Shares (or the cash equivalent) are awarded under share options.

Cayman Islands Selling Restrictions

This proxy statement/prospectus does not constitute a public offer of the common shares, whether by way of sale or subscription, in the Cayman Islands. The common shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

The Financial Action Task Force’s Increased Monitoring of the Cayman Islands

In February 2021, the Cayman Islands was added to the Financial Action Task Force (“FATF”) list of jurisdictions whose anti-money laundering practices are under increased monitoring, commonly referred to as the “FATF grey list.” When the FATF places a jurisdiction under increased monitoring, it means the country has committed to resolve swiftly the identified strategic deficiencies within agreed timeframes and is subject to increased monitoring during that timeframe. It is unclear how long this designation will remain in place and what ramifications, if any, the designation will have for MPU Cayman.

DESCRIPTION OF SHARE CAPITAL OF MPU CAYMAN

The following description of the material terms of MPU Cayman’s Ordinary Shares includes a summary of specified provisions of the memorandum and articles of association of MPU Cayman in effect as of the date of this proxy statement/prospectus. Such memorandum and articles of association of MPU Cayman are attached as an exhibit to the registration statement of which this proxy statement/prospectus is a part and incorporated herein by reference. You are encouraged to read the relevant provisions of the Companies Act and MPU Cayman’s memorandum and articles of association as they relate to the following summary.

Authorized Share Capital

MPU Cayman is authorized to USD120,000 divided into (i) 100,000,000 Class A Shares of par value USD0.001 each, (ii) 10,000,000 Class B Shares    of par value USD0.001 each and (iii) 10,000,000 Preferred Shares of par value USD0.001 each. The board of directors of MPU Cayman is authorized to issue these shares in different classes and series and, with respect to each class or series, to determine the designations, powers, preferences, privileges and other rights, including dividend rights, conversion rights, terms of redemption and liquidation preferences, any or all of which may be greater than the powers and rights associated with the Ordinary Shares, at such times and on such other terms as they think proper.

As of the close of business on August 14, 2024, MPU Cayman had one Class A Share issued and outstanding and no preferred shares issued and outstanding. Upon the completion of the Redomicile Merger, MPU Cayman will issue approximately 38,551,825 Class A Shares in the Redomicile Merger and the one Class A Share issued and outstanding prior to the Redomicile Merger will be cancelled.

Ordinary Shares

General. MPU Cayman is authorized to issue 100,000,000 Class A Shares and 10,000,000 Class B Shares, and immediately prior to the close of the Redomicile Merger, there will be one (1) Class A Share issued and outstanding. All of MPU Cayman’s outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. MPU Cayman’s shareholders, whether or not they are non-residents of the Cayman Islands, may freely hold and transfer their Ordinary Shares in accordance with the memorandum and articles of association of MPU Cayman.

Dividends. The holders of Ordinary Shares of MPU Cayman are entitled to such dividends as may be declared by MPU Cayman’s board of directors. The memorandum and articles of association of MPU Cayman provide that its board of directors may declare and pay dividends if justified by MPU Cayman’s financial position and permitted by law.

Voting Rights. Each Class A Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of MPU Cayman, and each Class B Share shall be entitled to fifty (50) votes on all matters subject to vote at general meetings of MPU Cayman. Class A Shares and Class B Shares shall at all times vote together as one class on all resolutions submitted to a vote by the shareholders. In respect of all matters subject to a shareholders’ vote, each ordinary share of MPU Cayman is entitled to one vote. Voting at any meeting of shareholders is by show of hands unless voting by way of a poll is required by the rules of any stock exchange on which MPU Cayman’s shares are listed for trading, or a poll is demanded by the chairman of such meeting or one or more shareholders who, individually or collectively, holding not less than 10% of the total voting rights of all shareholders having the right to vote at the meeting. A quorum required for a meeting of shareholders (for as long as the MPU Cayman’s Class A Shares are listed on the stock exchange) consists of one or more shareholders who holds shares that represent at least one-third of the MPU Cayman’s issued voting shares. Shareholders’ meetings, if the directors consider necessary or desirable, may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of MPU Cayman’s board of directors or upon a requisition of shareholders holding at the date of deposit of the requisition not less than 10% of the rights to vote at such general meeting. At least seven clear days’ notice of a general meeting must be given to the shareholders. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares of MPU Cayman cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares of MPU Cayman cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to the memorandum and articles of association of MPU Cayman.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of MPU Cayman’s shareholders may transfer all or any of his or her Ordinary Shares of MPU Cayman by an instrument of transfer in the usual or common form or any other form approved by MPU Cayman’s board of directors. MPU Cayman’s board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Shares of MPU Cayman irrespective of whether the shares are fully paid or MPU Cayman has no lien over it. If MPU Cayman’s board of directors refuses to register a transfer, it shall, within two months after the date on which the transfer was lodged, send to each of the transferor and the transferee notice of such refusal. Upon completion of the Redomicile Merger, MPU Cayman intends to waive its right to refuse transfers of any Ordinary Shares of MPU Cayman. The registration of transfers may, after compliance with any notice required of the stock exchange on which MPU Cayman’s shares are listed, be suspended at such times and for such periods as MPU Cayman’s board of directors may determine, provided, however, that the registration of transfers shall not be suspended for more than 45 days in any year as MPU Cayman’s board of directors may determine.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. MPU Cayman’s board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares of MPU Cayman in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The Ordinary Shares of MPU Cayman that have been called upon and remain unpaid are subject to forfeiture.

Conversion Rights. Each Class B Share is convertible into one (1) Class A Share at any time by the holder thereof. The number of Class B Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Shares upon any of the following events, and no further Class B Shares shall be issued by the MPU Cayman thereafter:

(a) Any direct or indirect sale, transfer, assignment or disposition of such number of Class B Shares by the holder thereof or an affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Shares through voting proxy or otherwise to any person or entity that is not a charitable trust for which the voting control remains with such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of the Class B Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or third party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Shares, in which case all the related Class B Shares shall be automatically converted into the same number of Class A Ordinary Shares.

(b) The Management Shareholder, which is designated as Yucheng Hu, the Company’s chairman, director, chief executive officer and president, ceasing to be a director, officer or employee of MPU Cayman;

(c) The total number of issued and outstanding Class B Shares beneficially owned by all Management Shareholders collectively is less than 5% of the total number of issued and outstanding Ordinary Shares; or

(d) The Management Shareholder being permanently unable to attend board meetings and manage the business affairs of the Company as a result of incapacity solely due to his or her then physical and/or mental condition (which, for the avoidance of doubt, does not include any confinement against his or her will).

Class A Shares are not convertible into Class B Shares under any circumstances.

Redemption of Ordinary Shares. The Companies Act and MPU Cayman’s memorandum and articles of association permit MPU Cayman to purchase its own shares. In accordance with MPU Cayman’s articles of association, provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption at MPU Cayman’s option on such terms and in such manner, provided the requirements under the Companies Act have been satisfied, including out of capital, as may be determined by MPU Cayman’s board of directors.

Inspection of Books and Records. Holders of MPU Cayman’s Ordinary Shares have no general right under MPU Cayman’s memorandum and articles of association to inspect or obtain copies of MPU Cayman’s list of shareholders or corporate records. However, MPU Cayman will provide its shareholders with annual audited financial statements.

Issuance of Additional Shares. MPU Cayman’s memorandum and articles of association authorizes MPU Cayman’s board of directors to issue additional Ordinary Shares from time to time as MPU Cayman’s board of directors shall determine, to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of Ordinary Shares of MPU Cayman.

Anti-Takeover Provisions. Some provisions of MPU Cayman’s memorandum and articles of association may discourage, delay or prevent a change of control of MPU Cayman or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. MPU Cayman’s memorandum and articles of association allow MPU Cayman’s shareholders holding shares representing in aggregate not less than 10% of all votes attaching to all of MPU Cayman’s paid up share capital (as to the total consideration paid for such shares) in issue to requisition an extraordinary general meeting of shareholders of MPU Cayman, in which case MPU Cayman’s directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting. MPU Cayman’s authorized but unissued Ordinary Shares are available for future issuance without shareholders’ approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Ordinary Shares of MPU Cayman could render more difficult or discourage an attempt to obtain control of MPU Cayman by means of a proxy contest, tender offer, merger or otherwise.

Preferred Shares

MPU Cayman is authorized to issue 10,000,000 preferred shares of par value $0.001 each, of which none are outstanding as the date of this proxy statement/prospectus.

MPU Cayman’s directors may fix, by resolution or resolutions, the designation of such series and the number of preferred shares of MPU Cayman to constitute such series, and the variations in the relative rights (including, without limitation, voting, dividend, return of capital, redemption, liquidation, and conversion rights), restrictions, preferences, privileges and payment obligations as between the different classes (if any) shall be fixed and determined by the directors.

Transfer Agent

The transfer agent and registrar for MPU Cayman’s Class A Shares will be Continental Stock Transfer & Trust, 1 State Street 30th Floor, New York, NY 10004-1561.

COMPARISON OF RIGHTS UNDER DELAWARE AND CAYMAN ISLANDS LAWS

Your rights as a stockholder of the Company are governed by the Delaware General Corporation Law (the “DGCL”) and the Company’s certificate of incorporation and bylaws, as amended and restated to date. After the Redomicile Merger, you will become a shareholder of MPU Cayman, and your rights will be governed by the Companies Act and MPU Cayman’s second amended and restated memorandum and articles of association.

The principal attributes of the Company’s common stock and MPU Cayman’s Ordinary Shares are similar. However, there are differences between your rights under the DGCL and under the Companies Act. In addition, there are differences between the Company’s certificate of incorporation and bylaws and MPU Cayman’s second amended and restated memorandum and articles of association. The following discussion is a summary of certain material differences in your rights that would result from the Redomicile Merger. As such, this summary does not cover all the differences between Companies Act and the DGCL affecting corporations and their stockholders or all of the differences between the Company’s articles of incorporation and bylaws and MPU Cayman’s second amended and restated memorandum and articles of association. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of the Companies Act, the DGCL, the Company’s articles of incorporation and bylaws and MPU Cayman’s second amended and restated memorandum and articles of association. A copy of MPU Cayman’s second amended and restated memorandum of association and articles of association is attached hereto as Annex B to this Registration Statement on Form F-4 of which this proxy statement/prospectus is a part. We encourage you to read the laws and documents referenced above. The reference of “Memorandum of Association and Articles of Association” in the compare table below refers to the second amended and restated memorandum and articles of association.

	Delaware	Cayman Islands
Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, generally under the DGCL, stockholder approval is not required if the number of shares of common stock, including securities convertible into common stock, of a corporation issued in a merger does not exceed 20% of its stock outstanding immediately prior to the effective date of the merger. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

There are a number of mechanisms for acquiring a Cayman Islands company including: (1) a court-approved “scheme of arrangement” under the Companies Act; (2) through a tender offer by a third party; and (3) through a merger or consolidation between the Cayman Islands company and another company incorporated in the Cayman Islands or another jurisdiction (provided that the merger or consolidation is allowed by the laws of that other jurisdiction).

In a scheme of arrangement, if seventy-five per cent in value of the shareholders or class of shareholders, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the shareholders or class of shareholders, as the case may be, and also on the company. If a majority in number representing seventy-five per cent in value of the creditors or class of creditors, as the case may be, present and voting either in person or by proxy at the meeting, agree to any compromise or arrangement, the compromise or arrangement shall, if sanctioned by the Grand Court of the Cayman Islands, be binding on all the creditors or the class of creditors, as the case may be, and also on the company. If a scheme of arrangement receives the approval of shareholders of a company in accordance with the Companies Act and is subsequently sanctioned by the Cayman Islands court, all holders of Ordinary Shares of the company will be bound by the terms of the scheme of arrangement.

The Companies Act provides that when an offer is made for shares of any class or series of a Cayman Islands company and, within four months of the offer, the holders of not less than 90% of those such class or series accept the offer, the offeror may, for two months after that four-month period, require the remaining shareholders of the relevant class or series to transfer their shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares, unless within one month from the date on which the notice to compulsorily acquire was given to the non-tendering shareholder, the non-tendering shareholder is able to convince a Cayman Islands court to order otherwise.

Authorization of a merger or consolidation requires: (a) the passing of a special resolution by the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in each such company’s constitutive documents. In addition, the consent of each holder of a fixed or floating security of a constituent company must be obtained, unless the court waives such requirement.

Under MPU Cayman’s articles of association and the Companies Act, there is no requirement for shareholder approval for a sale of all or substantially all of MPU Cayman’s assets.

	Delaware	Cayman Islands
Special Vote Required for Combinations with Interested Stockholders/Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

There is no provision in the Companies Act or MPU Cayman’s articles of association prohibiting business combinations with interested shareholders.
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The Companies Act and MPU Cayman’s articles of association do not specifically provide for appraisal rights. However, in connection with the compulsory transfer of shares to a 90% shareholder of a Cayman Islands company as described under “Shareholder Approval of Business Combinations; Fundamental Changes,” a minority shareholder may apply to the Cayman Islands court within one month of receiving notice of the compulsory transfer objecting to that transfer. In these circumstances, the burden is on the minority shareholder to show that the court should exercise its discretion to prevent the compulsory transfer. The court is unlikely to grant any relief in the absence of bad faith, fraud, unequal treatment of shareholders or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

In connection with a merger or a consolidation, dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) if they follow the required procedures set out in the Companies Act, subject to certain exceptions.

	Delaware	Cayman Islands
Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

MPU Cayman’s articles of association permits resolutions, including special resolutions, to be effected by an unanimous written resolution. A special resolution is a resolution that is either (a) passed by a majority of not less than two-thirds of shareholders as, being entitled to do so, vote in person or by proxy at a general meeting, or (b) signed by all the shareholders entitled to vote on that resolution.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the Companies Act, the board of directors may declare the payment of dividends to holders of Ordinary Shares out of MPU Cayman’s (1) profits available for distribution, or (2) “share premium account”, which represents the excess of the price paid to MPU Cayman’s on the issue of its shares over the par or “nominal” value of those shares and is similar to the U.S. law concept of additional paid in capital.

However, no dividends may be paid if, after payment, MPU Cayman would not be able to pay its debts as they fall due in the ordinary course of business.

Dividends on Ordinary Shares, if any, are at the discretion of the directors and depend on, among other things, MPU Cayman’s results of operations, cash requirements and surplus, financial condition, contractual restrictions and other factors that the directors deems relevant, as well as MPU Cayman’s ability to pay dividends in compliance with the Cayman Islands law. Under the Cayman Islands law, MPU Cayman is not required to present proposed dividends or distributions to its shareholders for approval or adoption. MPU Cayman may pay dividends in any currency.

The directors are also entitled to issue shares with preferred rights to participate in dividends declared by MPU Cayman. The holders of such preference shares may, depending on their terms, rank senior to the Ordinary Shares with respect to dividends.

Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the company’s articles authorize this and it has the ability to pay its debts as they fall due in the ordinary course of business.

MPU Cayman’s articles of association provide that MPU Cayman may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of shares.

	Delaware	Cayman Islands
Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under MPU Cayman’s articles of association, the directors of MPU Cayman are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders.

In addition, the office of any director shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director, (iii) resigns his office by notice in writing to MPU Cayman, (iv) he is prohibited by the law of the Cayman Islands from acting as a Director; (v) he only held office as a Director for a fixed term and such term expires; (vi) he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or without the consent of the other Directors, he absent from meetings of Directors for a continuous period of six months.

Directors may be elected by a resolution of the board of directors, or by an ordinary resolution of the shareholders.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Shareholders of a Cayman Islands exempted company do not have any general rights to inspect or obtain copies of the list of shareholders or corporate records of a company (other than the register of mortgages and charges and the memorandum and articles of association). Under MPU Cayman’s articles of association, the directors have the discretion as to whether, to what extent, when, where and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of members who are not directors.

The Companies Act requires that the register of mortgages and charges of a corporation be open to inspection by any shareholder or creditor of the company at all reasonable times.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

The Companies Act and MPU Cayman’s articles of association provide that MPU Cayman’s memorandum of association and articles of association may only be amended by passing a special resolution of its shareholders to effect such amendment.

	Delaware	Cayman Islands
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

MPU Cayman’s articles of association provide that its directors and officers shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities incurred or sustained by such director or officer, other than by reason of such person’s own dishonesty , in or about the conduct of MPU Cayman’s business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning MPU Cayman or its affairs in any court whether in the Cayman Islands or elsewhere.

Limited Liability of Directors	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the director’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director obtains an improper personal benefit from the corporation; or (iv) the unlawful payment of a dividend or the unlawful approval a stock repurchase.

Cayman Islands law, in certain circumstances, permits a company to limit the liability of a director to the company. The considerations under Cayman Islands law with regard to the limitation of a director’s liability are similar to those that apply to the enforcement of provisions relating to the indemnification of directors discussed above under “Indemnification of Directors and Officers.” A Cayman Islands court will enforce such a limitation except to the extent that enforcement of the relevant provision may be held to be contrary to public policy.

MPU Cayman’s articles of association provide that no current or former director and officer of the company shall be liable to the company for any loss or damage incurred by the company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through such person’s own dishonesty.

	Delaware	Cayman Islands
Shareholder Lawsuits	Under Delaware law, a stockholder may bring a derivative action on behalf of the Company to enforce the rights of the Company. An individual also may commence a lawsuit separately or bring a class action suit on behalf of such individual and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met. A person may generally institute and maintain such suits only if such person was a stockholder at the time of the transaction which is the subject of the derivative suit or became a stockholder by operation of law from one who was a shareholder at the time of the transaction. Delaware law also requires that the derivative plaintiff must make a demand on the Board of Directors to assert the claim or take suitable actions, and the demand to be refused by the board, before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile (and if futile, the derivative plaintiff must make clear the reasons why such demand would be futile).

In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of MPU Cayman. However, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would permit a claim to be brought by a minority shareholder, in respect of a cause of action vested in a Cayman Islands company, in the name of and seeking relief on behalf of the company only (1) in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of a company; (2) where the act complained of is illegal or alleged to constitute a fraud against the company or against any minority shareholder; or (3) where the act is beyond the corporate power of the company or otherwise requires approval by a greater percentage of the company’s shareholders than actually approved it; and, in each case, where the act complained of is not capable of subsequent ratification by any majority of the company’s shareholders at a general meeting. The cause of action may be against the director, another person or both.

A shareholder may also be permitted to bring an action in his or her own name against a Cayman Islands company, a director or any other person in respect of any direct loss suffered by such shareholder as a result of any negligence, default, breach of duty or breach of trust. In any such action, however, a loss suffered by the company will not be regarded as a direct loss suffered by the individual shareholder. A shareholder may also be permitted to bring an action on the basis that the company’s affairs are being, or have been, conducted in a manner that is unfairly prejudicial to the interests of shareholders generally or to some shareholders in particular.

ENFORCEABILITY OF CIVIL LIABILITIES

MPU Cayman is an exempted company incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of MPU Cayman’s assets are located outside the United States. In addition, a majority of MPU Cayman’s directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon MPU Cayman or these persons, or to bring an action against MPU Cayman or against these persons in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against MPU Cayman and its officers and directors. MPU Cayman has appointed Cogency Global Inc. as its agent to receive service of process in the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (1) recognize or enforce judgments of U.S. courts obtained against MPU Cayman or its directors or officers, predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands against MPU Cayman or its directors or officers, predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, (e) is not inconsistent with a Cayman Islands judgment of the same matter, (f) is not impeachable on grounds of fraud, and (g) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Because such a determination has not yet been made by a court of the Cayman Islands, it is uncertain whether such civil liability judgments from U.S. courts would be enforceable in the Cayman Islands.

It is our understanding that the PRC does not have treaties with the United States and many other countries providing for the reciprocal recognition and enforcement of judgments of courts and that there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against MPU Cayman or the directors or officers of MPU Cayman predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Additionally, it is our understanding that it may be difficult for you to bring an original action against us or against our directors and officers who are nationals or residents of countries other than the United States in a PRC court in the event that you believe that your rights have been infringed under the U.S. federal securities laws, PRC laws, Cayman Islands laws or otherwise because we are incorporated under the laws of the Cayman Islands and it may be difficult for U.S. stockholders, by virtue only of holding our Class A Shares, to establish a connection to the PRC as required by the PRC Civil Procedures Law in order for a PRC court to have jurisdiction.

LEGAL MATTERS

The validity of the Class A Shares of MPU Cayman being offered hereby will be passed upon by Ogier, our counsel as to the Cayman Islands laws. Certain legal matters in connection with the Redomicile Merger and as to U.S. federal laws have been passed upon for the Company by Lewis Brisbois Bisgaard & Smith, LLP.

EXPERTS

The consolidated balance sheets of Mega Matrix Corp. (formerly known as AeroCentury Corp) and subsidiaries (the Company) as of December 31, 2023 and 2022 (Successor Company) and September 30, 2021 (Predecessor Company), and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for ended December 31, 2023 (Successor Company) and the related notes included in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of Audit Alliance LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2022, consolidated financial statements contains an explanatory paragraph that states that the Company filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code on March 29, 2021. The Company’s plan of reorganization became effective and the Company emerged from bankruptcy protection on September 30, 2021. In connection with its emergence from bankruptcy, the Company adopted the guidance for fresh start accounting in conformity with FASB ASC Topic 852, Reorganizations, effective as of September 30, 2021. Accordingly, the Company’s consolidated financial statements prior to September 30, 2021 are not comparable to its consolidated financial statements for period after September 30, 2021.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act. In accordance with the Exchange Act, we file periodic reports, proxy statements and information statements and other information with the SEC. Our SEC filings are available via the SEC’s website (www.sec.gov).

The Company has filed with the SEC a registration statement on Form F-4 under the Securities Act to register the MPU Cayman Class A Shares to be issued in connection with the Redomicile Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of MPU Cayman in addition to being a proxy of the Company stockholders.

You should rely only on the information contained in this proxy statement/prospectus for your vote of the stockholders of the Company. Neither the Company nor MPU Cayman has authorized anyone to provide you with information that differs from that contained in this proxy statement/prospectus. This proxy statement/prospectus is dated August 14, 2024. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of shares of MPU Cayman Class A Shares in the Redomicile Merger shall create any implication to the contrary.

INFORMATION ON WEBSITE

Information on the Company’s website is not part of this proxy statement/prospectus and you should not rely on that information in deciding whether to approve of the proposal described in this proxy statement/prospectus unless that information is also in this proxy statement/prospectus.

OTHER MATTERS

As of the date of this proxy statement/prospectus, the Board has no knowledge of any business which will be presented for consideration at the Special Meeting other than the adoption of the Merger Agreement. Should any other matters be properly presented, it is intended that the enclosed proxy card will be voted in accordance with the best judgment of the persons voting the proxies.

August 14, 2024	By Order of the Board of Directors

INDEX TO FINANCIAL STATEMENTS

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Mega Matrix Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Mega Matrix Corp. and its subsidiaries (collectively, the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatements of Previously Issued Financial Statements

As discussed in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of December 2022 and for the year ended December 31, 2022 to correct certain classifications.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Audit Alliance LLP

Audit Alliance LLP (PCAOB ID 3487)

Singapore, March 18, 2024

We have served as the Company’s auditor since 2021.

MEGA MATRIX CORP.

CONSOLIDATED BALANCE SHEETS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	December 31,	December 31,
	2023	2022
		As Restated
ASSETS
Current Assets:
Cash and cash equivalents	$3,129,800	$7,263,600
Stable coins	254,400	2,972,000
Digital assets	7,696,700	459,300
Taxes receivable	-	1,095,600
Prepaid expenses and other assets	489,700	761,300
Total current assets	11,570,600	12,551,800

Non-current Assets:
Long-term investments	1,770,800	-
Total non-current assets	1,770,800	-

Total assets	$13,341,400	$12,551,800

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	$185,400	$254,700
Accrued payroll	-	132,700
Income taxes payable	1,100	18,500
Subscription advanced from the shareholders	2,755,100	5,184,000
Total liabilities	2,941,600	5,589,900

Commitments and contingencies (Note 11)

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 40,000,000 and 40,000,000 shares authorized, 31,724,631 and 26,484,055 shares outstanding at December 31, 2023 and 2022, respectively	31,800	26,500
Paid-in capital	27,822,200	21,372,100
Accumulated deficit	(17,454,200)	(13,420,400)
Total Mega Matrix Corp. Stockholders’ Equity	10,399,800	7,978,200
Non-controlling interests	-	(1,016,300)
Total equity	10,399,800	6,961,900
Total liabilities and equity	$13,341,400	$12,551,800

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	For the Years Ended December 31,
	2023	2022
		As Restated
Revenues:
Revenue from solo staking	$37,800	$1,800
Revenue from provision of staking technology tools	10,000	-
Gamefi revenue	-	326,800
Operating lease revenue	-	120,000
	47,800	448,600
Cost of revenues	(281,100)	(782,600)
Gross loss	(233,300)	(334,000)

Operating expenses (income):
Professional fees, general and administrative and other	3,087,900	2,179,200
Salaries and employee benefits	1,509,700	2,027,500
Insurance	345,700	371,800
Marketing expenses	28,000	-
IT expenses	12,500	431,000
Impairment of digital assets	-	78,900
Changes in fair value of digital assets	(1,721,900)	-
Interest	-	120,000
Other taxes	-	6,000
Impairment of intangible assets	-	888,900
Impairment of goodwill	-	4,688,600
Reversal of bad debt expense	-	(300,000)
Total operating expenses	3,261,900	10,491,900

Loss from operations	(3,495,200)	(10,825,900)

Other income (expenses):
Share of equity loss in an equity method investee	(75,200)	-
Other income	10,400	1,478,800
Loss from dissolution of subsidiaries	(1,033,100)	-
Total other (expenses) income, net	(1,097,900)	1,478,800

Loss from operations before income tax	(4,593,100)	(9,347,100)

Income tax (expenses) benefits	(87,100)	48,900
Net loss and comprehensive loss	$(4,680,200)	$(9,298,200)
Less: Net loss and comprehensive loss attributable to non-controlling interests	615,800	832,200
Net loss and comprehensive loss attributable to Mega Matrix Corp.’s shareholders	$(4,064,400)	$(8,466,000)
Loss per share:
Basic	$(0.13)	$(0.37)
Diluted	$(0.13)	$(0.37)

Weighted average shares used in loss per share computations:
Basic	31,323,124	22,988,165
Diluted	31,323,124	22,988,165

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

	Mega Matrix Corp. Stockholder’s Equity
	Common Stock				Non-
	Number of Stocks	Amount	Paid-in Capital	Accumulated Deficits	Controlling Interests	Total
Balance, December 31, 2021	22,084,055	$22,100	$16,982,700	$(4,954,400)	$(237,100)	$11,813,300
Issuance of common stocks pursuant to private placement	4,400,000	4,400	4,395,600	-	-	4,400,000
Share based compensation	-	-	-	-	53,000	53,000
Acquisition of a subsidiary under common control	-	-	(6,200)	-	-	(6,200)
Net loss	-	-	-	(8,466,000)	(832,200)	(9,298,200)
Balance, December 31, 2022	26,484,055	$26,500	$21,372,100	$(13,420,400)	$(1,016,300)	$6,961,900
Cumulative-effect adjustment of opening balance due to adoption of fair value measurement of digital assets	-	-	-	30,600	-	30,600
Issuance of common stocks pursuant to private placement	5,079,999	5,100	6,598,900	-	-	6,604,000
Issuance of common stocks to a service provider	160,577	200	237,500	-	-	237,700
Capital injection from a non-controlling shareholder	-	-	-	-	88,900	88,900
Withdrawal of capital by a non-controlling shareholder	-	-	-	-	(88,900)	(88,900)
Dissolution of subsidiaries	-	-	(386,300)	-	1,632,100	1,245,800
Net loss	-	-	-	(4,064,400)	(615,800)	(4,680,200)
Balance, December 31, 2023	31,724,631	$31,800	$27,822,200	$(17,454,200)	$-	$10,399,800

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the Nearest Hundred US Dollar, unless otherwise stated)

	For the Years Ended December 31,
	2023	2022
		As Restated
Operating activities:
Net loss	$(4,680,200)	$(9,298,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation for employees	-	53,000
Share-based compensation for a non-employee	237,700	-
Gain of digital assets from revenues	(47,800)	(328,600)
Gain from exchange of digital assets	900	-
Changes in fair value of digital assets	(1,721,900)	-
Share of equity loss in an equity method investee	75,200	-
Loss from dissolution of subsidiaries	1,033,100	-
Depreciation and amortization	-	111,100
Impairment of intangible assets	-	888,900
Impairment of digital assets	-	78,900
Impairment of goodwill	-	4,688,600
Gain from reversal of accounts and other payables	-	(1,478,800)
Changes in operating assets and liabilities:
Stable coins	-	821,000
Prepaid expenses and other current assets	324,400	(116,200)
Taxes receivable	1,095,600	139,600
Accounts payable and accrued expenses	659,900	(1,391,100)
Accrued payroll	(102,500)	(28,600)
Income taxes payable	124,200	4,800
Net cash used in operating activities	(3,001,400)	(5,855,600)

Investing activities:
Purchases of digital assets	(3,146,600)	(46,300)
Purchases of stable coins	(139,900)	-
Investment in equity investees	(1,546,000)	-
Proceeds paid to acquire a subsidiary under common control	-	(10,000)
Acquisition of net assets of a subsidiary	-	3,800
Net cash used in investing activities	(4,832,500)	(52,500)

Financing activities:
Subscription fee advanced from investors	2,280,100	3,441,000
Proceeds from issuance of common stocks pursuant to private placements	1,420,000	2,350,000
Capital injection from a non-controlling shareholder	88,900	-
Capital withdrawal by a non-controlling shareholder	(88,900)	-
Net cash provided by financing activities	3,700,100	5,791,000
Net decrease in cash and cash equivalents	(4,133,800)	(117,100)
Cash, cash equivalents, beginning of year	7,263,600	7,380,700
Cash, cash equivalents, end of year	$3,129,800	$7,263,600

Supplemental Cash Flow Information
Payment of interest expenses	$-	$120,000
Payment of income tax expenses	$-	$-

Non-cash Investing and Financing activities
Subscription fee advanced from investors in the form of USDC	$475,000	$1,743,000
Proceeds from private placements in the form of USDC	$-	$2,050,000
Issuance of common stocks to settle subscription fee advanced from investors	$6,604,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mega Matrix Corp. (the “Company”, formerly “AeroCentury Corp.” and “ACY”) is a Delaware corporation incorporated in 1997. Through the Company’s emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California, with two subsidiaries: Mega Metaverse Corp., a California corporation (“Mega”) and JetFleet Holdings Corp., a California corporation (“JHC”). On January 1, 2022, JetFleet Management Corp. (“JMC”), a wholly-owned subsidiary of JHC, was merged with and into JHC, with JHC being the surviving entity. As part of the merger, JHC changed its name to JetFleet Management Corp.

On March 25, 2022, the Company changed its name from “AeroCentury Corp” to “Mega Matrix Corp.” (“Name Change”) to better reflect its expansion into Metaverse and GameFi business. In connection with the Name Change, the Company changed its ticker symbol from “ACY” to “MTMT” on the NYSE American, effective on March 28, 2022. All references to the “Company,” or “AeroCentury” refers to AeroCentury Corp. together with its consolidated subsidiaries prior to March 25, 2022 and renamed “Mega Matrix Corp.” commencing on March 25, 2022. Effective on February 6, 2023, the Company changed its ticker symbol from “MTMT” to “MPU” on the NYSE American.

On August 31, 2022, we acquired all of the equity interest in Saving Digital Pte, Ltd., a Singapore corporation (“SDP”) with no operations and approximately $3,800 in cash, from our chairman Yucheng Hu for a nominal consideration of $10,000. On September 19, 2022, through SDP, we purchased 37 Ethereum (ETH) for the purpose of exploring Ethereum staking opportunities following the transition by Ethereum on September 15, 2022 from proof-of-work (PoW) to a proof-of-stake (PoS) consensus mechanism referred to as the “Merge.” Prior to the Merge, Ethereum utilized a PoW validation method for digital asset transactions. Following the Merge, Ethereum shifted to a PoS validation system where validators stake their ETH into a smart contract on Ethereum to serve as collateral that can be destroyed if the validator behaves dishonestly or lazily. The validator (selected randomly) is then responsible for processing the blockchain transactions, storing data and adding new blocks to the blockchain. Validators receives a transaction fee on their staked coins in ETH as a reward for their active participation in the network. To become a validator on Ethereum, a participant must stake 32 ETH. As of December 31, 2023, SDP staked 1,600 ETH to become fifty (50) validators to Ethereum to earn ETH rewards and yield. Solo-Staking enables SDP to utilize its ETH treasury to stake on the Ethereum beacon chain and to earn ETH-denominated rewards directly from the Ethereum protocol.

On March 1, 2023, SDP and Bit Digital Singapore Pte. Ltd. (“Bit Digital”), entered into a shareholders’ agreement (the “Shareholders Agreement”) with Marsprotocol Technologies Pte. Ltd. (“MTP”), to provide proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”, an institutional grade non-custodial staking technology. Pursuant to the Shareholders Agreement, SDP will own 60% and Bit Digital will own 40% of MTP. Through the MarsProtocol platform, MTP planned to provide non-custodial staking tools. On April 25, 2023, we, through our 100% controlled Singapore subsidiary SDP, invested $300,000 in MarsLand Global Limited (“MarsLand”), a BVI company and held 30% interest in MarsLand. The other shareholders of MarsLand are non-affiliated. MarsLand provides staking services to institutional clients, including us and Bit Digital. Further, Saving Digital is applying for the trademark “MarsProtocol”. After the successful application, Saving Digital will authorize MarsLand to use the trademark MarsProtocol to conduct MarsLand’s staking as a service (“StaaS”) business. MarsLand will provide StaaS business of which we may utilize their services. SDP was conducting Ethereum solo-staking in Singapore, but as discussed, the Company decided to focus entirely on its short drama streaming platform business, and as of March 5, 2024, it has ceased its solo-staking activities.

From the end of April to the end of June 2023, which was a transition period, we terminated cooperation with an outsourced third-party IT company to develop and maintain our MarsProtocol staking platform. There are no penalties or contingencies arising from the termination of cooperation. As a result, effective July 1, 2023, we will not provide non-custodial staking tools to third parties. On August 4, 2023, Bit Digital exited its investment in MTP and withdrew its capital contribution of SGD$120,000 from MTP. As a result of the transaction, SDP owns all outstanding ordinary shares of MTP.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

On April 14, 2023, we entered into an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) with MarsProtocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of the Company (“MPU Cayman”), amending and restating the Agreement and Plan of Merger, dated December 7, 2022. The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, the Company will merge with and into MPU Cayman (the “Redomicile Merger”), with MPU Cayman being the surviving company in the Redomicile Merger. Upon the effectiveness of the Redomicile Merger, (i) MPU Cayman will change its name from MarsProtocol Inc. to Mega Matrix Inc., and (ii) MPU Cayman, together with its subsidiaries, will own and continue to conduct the Company’s business in substantially the same manner as is currently being conducted by the Company and its subsidiaries. The consent of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote is required to approve and adopt the Merger Agreement.

On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries in December 2023.

On January 7, 2024, we entered into and closed a definitive Share Exchange Agreement with FunVerse Holding Limited, a British Virgin Islands company (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte, Ltd. (“Yuder”), and the shareholders of FunVerse. Following the transaction, the Company now owns sixty percent (60%) of capital stock of FunVerse. Through Yuder, FunVerse now operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for our users that are spread across various parts of the world such as Europe, America, and Southeast Asia. In addition to creating original dramas, Yuder also acquires third party content licenses which it then translates and distributes on its FlexTV platform. To deliver diverse and international content to our users, Yuder produces film in various parts of the world, including, but not limited to, the United States, Mexico, Australia, Thailand, and Philippines

Upon the deconsolidation of JMC and its subsidiaries, the Company would focus on its short drama streaming platform business. We have ceased our staking activities and decided to dispose all of our Ethereum holdings. The management believed the deconsolidation does not represent a strategic shift, in both operating and financing aspects, because it is not changing the way it is running its business. The Company has not shifted the nature of its operations or the major geographic market area. The management believed the deconsolidation of does not represent a strategic shift that has (or will have) a major effect on the Company’s operations and financial results. The deconsolidation is not accounted as discontinued operations in accordance with ASC 205-20.

2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has noted the following errors in relation to its consolidated financial statements for the year ended December 31, 2022 that had been filed on March 31, 2023. The errors related to the reclassification digital assets and stable coins, and reclassification of other income and impairment of goodwill.

a.	Reclassification of digital assets and stable coins

As Tether reserves the right under its user agreement to redeem USDT by in-kind redemptions of other assets it holds in its reserves and as Tether has held precious metals and other non-financial assets in its reserves, it does not appear that USDT meets the definition of a financial instrument under ASC 825-10-20. The Company reclassified USDT, amounting $90,100 as of December 31, 2022, from stable coins to digital assets. The reclassification had no impact on net assets as of December 31, 2022, and revenues and net loss for the year ended December 31, 2022.

b.	Reclassification of other income

For the year ended December 31, 2022, the other income of $1,478,800, resulted from results from the reversal of accounts and other payables which is not an income generated from the Company’s primary operations of the business. The Company reclassified the other income under the line of “loss from operations” on the consolidated statements of operations and comprehensive loss. The reclassification had no impact on total assets and net assets as of December 31, 2022.

c.	Reclassification of impairment of goodwill

For the year ended December 31, 2022, the Company provided impairment of goodwill of $4,688,600 arising from fresh start adjustment, which should be presented above the line of “loss from operations”. The Company reclassified the impairment of goodwill from below the line of “loss from operations” to above the line. The reclassification had no impact on total assets and net assets as of December 31, 2022.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (CONTINUED)

The following tables present the effects of correcting this error on the Company’s financial statements as of December 31, 2022, and for the year ended December 31, 2022:

	December 31, 2022
Consolidated balance sheet	As previously reported	Adjustments	As Restated
Stable coins	3,062,100	(90,100)	2,972,000
Digital assets	369,200	90,100	459,300

	For the year ended December 31, 2022
Consolidated statements of operations	As previously reported	Adjustments	As Restated

Other income	1,478,800	(1,478,800)	-
Gross (loss) profit	1,144,800	(1,478,800)	(334,000)
Impairment of goodwill	-	4,688,600	4,688,600
Total operating expenses	5,803,300	4,688,600	10,491,900
Loss from operations	(4,658,500)	(6,167,400)	(10,825,900)
Impairment of digital assets	(4,688,600)	4,688,600	-
Other income	-	1,478,800	1,478,800

	For the year ended December 31, 2022
Consolidated statements of cash flows	As previously reported	Adjustments	As Restated

Changes in operating assets and liabilities:
Stable coins	730,900	90,100	821,000
Accounts payable and accrued expenses	(1,301,000)	(90,100)	(1,391,100)

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”).

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company’s ability to generate cash flows from operations, and the Company’s ability to arrange adequate financing arrangements to support its working capital requirements.

Non-controlling interests

Non-controlling interests represent the equity interests of MTP and JMC that are not attributable, either directly or indirectly, to the Company. In the July 2023, the non-controlling equity holder exited its investment in MTP. In December 2023, JMC closed dissolution.

As of December 31, 2023 and 2022, non-controlling equity holders held nil and 45.81% equity interest in JMC, respectively.

Going concern

For the year ended December 31, 2023 and 2022, the Company reported net losses of approximately $4.7 million and $9.3 million, respectively, and cash flows of approximately $3.0 million and $5.9 million used in operating activities. In addition, the Company had accumulated deficits of approximately $17.5 million and $13.4 million as of December 31, 2023 and 2022, respectively. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of December 31, 2023, the Company had working capital of approximately $8.6 million, among which the Company held cash of approximately $3.1 million, stable coins of approximately $0.3 million and digital assets of approximately $7.7 million, which were easily convertible into cash over the market.

Given the financial condition of the Company and its operating performance, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are accounting for the application of the amount and timing of future cash flows associated with each asset that are used to evaluate whether assets are impaired, accounting for income taxes, and the amounts recorded as allowances for doubtful accounts.

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of 90 days or less from the date of acquisition, as cash equivalents.

Stable coins

The Company’s stable coins primarily consist of USD Coin (“USDC”). USDC is issued by Circle Internet Financial Public Limited Company (“Circle”) that is backed by dollar denominated assets held by the issuer in segregated accounts with U.S. regulated financial institutions. The Company generally redeem one USDC for one U.S. dollar from Matrixport Cactus Custody, its principal market for ETH. Pursuant to definition of financial assets in ASC Master Glossary, USDC is accounted for as a financial instrument because it conveys to the Company a right to receive cash. Because one USDC is pegged to one U.S. dollar, the Company recognized and measured USDC at unit price of US$1.00.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Digital assets

Digital assets (including Ethereum (ETH) and Tether USD (USDT)) are included in current assets in the accompanying consolidated balance sheets. Digital assets purchased are recorded at cost and digital assets awarded to the Company through its GameFi and Solo-Staking business are accounted for in connection with the Company’s revenue recognition policy disclosed below.

On December 13, 2023, the FASB issued ASU 2023-08, which addresses the accounting and disclosure requirements for certain cryptocurrencies. The new guidance requires entities to subsequently measure certain cryptocurrencies at fair value, with changes in fair value recorded in net income in each reporting period. Retrospective restatement would not be required or allowed for prior periods. The amendments are effective for all entities for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted. The Company early adopted ASU 2023-08 on January 1, 2023.

ASC 820 defines “principal market” as the market with the greatest volume and level of activity for the asset or liability. The determination of the principal market (and, as a result, the market participants in the principal market) is made from the perspective of the reporting entity. The Company determines Matrixport Cactus Custody as its principal market, as it is one of the earliest and the most trusted sources by users, institutions, and media for comparing thousands of digital assets.

The Company measures the fair value of digital assets on a daily basis, and refers to the daily closing prices published by Matrixport Cactus Custody as the fair value. Gains or losses on exchange of digital assets were computed at the difference of fair value of digital assets on exchange dates and payable due to vendors. For the year ended December 31, 2023, the Company recorded an increase in fair value of digital assets of $1,721,900. As of January 1, 2023, the Company recorded a cumulative-effect adjustment of $30,600 to accumulated deficits. The Company tracks its cost basis of digital assets in accordance with the first-in-first-out (“FIFO”) method of accounting. Refer to Note 5 – Digital Assets, for further information regarding the Company’s impact of the adoption of ASU 2023-08.

Before adoption of ASU 2023-08, digital assets were classified as an intangible asset. An intangible asset with an indefinite useful life is not amortized but assessed for impairment annually, or more frequently, when events or changes in circumstances occur indicating that it is more likely than not that the indefinite-lived asset is impaired. Digital assets are measured on a first-in-first-out (“FIFO”) basis and measured for impairment whenever indicators of impairment are identified based on the intraday low quoted price of digital assets. To the extent an impairment loss is recognized, the loss establishes the new cost basis of the digital assets. Subsequent reversal of impairment losses is not permitted. Digital assets are classified on our balance sheet as a current asset because the Company reasonably assesses that it would sell or exchange digital assets within one year. Impairment of $78,900 of digital assets was recognized for the year ended December 31, 2022.

Purchases of digital assets by the Company, if any, will be included within investing activities in the accompanying consolidated statements of cash flows, while digital assets awarded to the Company through its GameFi and Solo-staking business are non-cash operating activities on the accompanying consolidated statements of cash flows. The sales of digital assets are included within investing activities in the accompanying consolidated statements of cash flows and any realized gains or losses from such sales are included in “realized gain (loss) on exchange of digital assets” in the consolidated statements of operations and comprehensive loss. The Company accounts for its gains or losses in accordance with the first-in first-out method of accounting. As of December 31, 2023 and 2022, the Company did not sell its digital assets for cash.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Long-term investments

As of December 31, 2023, long-term investments represent the Company’s investment in one equity method investee over which the Company has significant influence, and investment in two privately held companies over which the Company neither has control nor significant influence through investments in ordinary shares.

Investment in equity method investee

In accordance with ASC 323, Investments - Equity Method and Joint Ventures, the Company accounts for the investment in privately held companies using equity method, because the Company has significant influence but does not own a majority equity interest or otherwise control over the equity investees.

Under the equity method, the Company initially records its investment at cost and prospectively recognizes its proportionate share of each equity investee’s net income or loss into its consolidated statements of operations. When the Company’s share of losses in the equity investee equals or exceeds its interest in the equity investee, the Company does not recognize further losses, unless the Company has incurred obligations or made payments or guarantees on behalf of the equity investee.

The Company continually reviews its investment in the equity investee to determine whether a decline in fair value below the carrying value is other-than-temporary. The primary factors the Company considers in its determination include the financial condition, operating performance and the prospects of the equity investee; other company specific information such as recent financing rounds; the geographic region, market and industry in which the equity investee operates; and the length of time that the fair value of the investment is below its carrying value. If the decline in fair value is deemed to be other-than-temporary, the carrying value of the equity investee is written down to fair value.

Investment in privately held companies

Equity investments not accounted for using the equity method are carried at fair value with unrealized gains and losses recorded in the consolidated statements of operations, according to ASC 321, Investments - Equity Securities. The Company elected to record the equity investments in privately held companies using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

Equity investments in privately held companies accounted for using the measurement alternative are subject to periodic impairment reviews. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of these equity securities, including consideration of the impact of the COVID-19 pandemic. In computing realized gains and losses on equity securities, the Company calculates cost based on amounts paid using the average cost method. Dividend income is recognized when the right to receive the payment is established.

Intangible assets

Purchased intangible assets primarily consist of software, which are recognized and measured at fair value upon acquisition. Separately identifiable intangible assets that have determinable lives continue to be amortized over their estimated useful lives using the straight-line method based on their estimated useful lives.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-lived Assets

The Company reviews assets for impairment when there has been an event or a change in circumstances indicating that the carrying amount of a long-lived asset may not be recoverable. In addition, the Company routinely reviews all long-lived assets for impairment semi-annually. Recoverability of an asset is measured by comparison of its carrying amount to the future estimated undiscounted cash flows (without interest charges) that the asset is expected to generate. Estimates are based on currently available market data and independent appraisals and are subject to fluctuation from time to time. If these estimated future cash flows are less than the carrying value of an asset at the time of evaluation, any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value.  Fair value is determined by reference to independent appraisals and other factors considered relevant by management. Significant management judgment is required in the forecasting of future operating results that are used in the preparation of estimated future undiscounted cash flows and, if different conditions prevail in the future, material write-downs may occur.

The Company recorded impairment losses of approximately $0.9 million in 2022, as a result of the Company’s determination that the carrying value for intangible assets were not recoverable.

Revenue Recognition

Revenue from Solo-Staking business

The Company generates revenue through staking rewards.

The Company staked its own digital assets validating nodes on the Ethereum chain. Through the contracts with Ethereum chain, the Company provides Ethereum (“ETH”) to stake on a node for the purpose of validating transactions and adding blocks to a respective blockchain network. The Company’s enforceable right to compensation begins when, and lasts for as long as, the Company provides staking services to the ETH chain; the Company’s performance obligation extends over the contract term given its continuous provision of staking services. This period of time corresponds with the period of service for which the ETH chain determines compensation due to us. Given cancellation terms of the contract, and the Company’s customary business practice, the contract effectively provides the option to renew for successive contract terms daily.

The Company is entitled to terminate its contract with ETH chain at any time at its own discretion. In exchange for staking the ETH and validating transactions on blockchain networks, the Company is entitled to all of the fixed ETH award for running the Company’s own node, for successfully validating or adding a block to the blockchain.

The provision of validating blockchain transactions is an output of the Company’s ordinary activities. Each separate block creation or validation under a smart contract with a network represents a performance obligation. The transaction consideration the Company receives ETH awards is a non-cash consideration, which the Company measures at fair value on the date received. The fair value of the ETH award received is determined using the quoted price of the related cryptocurrency at the time of receipt. The satisfaction of the performance obligation for transaction verification services occurs at a point in time when confirmation is received from the network indicating that the validation is complete, and the awards are available for transfer. At that point, revenue is recognized. As of March 5, 2024, the Company has ceased its solo-staking activities.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)

Revenue from provision of staking technology tools

The Company charged its customers at a fixed fee rate on each unit of digital assets earned from staking business. The Company identified one performance obligation from the staking services. Because the customers simultaneously receive and consumes the services provided by the Company, the Company recognized the revenue over period using output method as measurement.

Commencing in March 2023, the Company, through MTP, provides its customers with proof-of-stake technology tools for digital assets through the staking platform “MarsProtocol”

Revenue from GameFi business

In late March 2022, the Company released its first NFT game “Mano” in the Mega’s metaverse universe platform “alSpace”. Mano is a competitive idle role-playing game (RPG) deploying the concept of GameFi in the innovative application of NFTs (non-fungible token) based on blockchain technology, with a “Play-to-earn” business model that the players can earn while they play in the alSpace.

The Company earns transaction fees from players based on a fixed number of Binance Coin (BNB) of each transaction when they want to upgrade or reset their NFT in Mano. When a player executes a game transaction through Binance Smart Chain (“BSC”), transaction fee is recognized upon the completion of this game transaction. Only a single performance obligation is identified for each game transaction, and the performance obligation is satisfied on the trade date because that is when the underlying game service is identified, the pricing of transaction fee is agreed upon and the promised services are delivered to customers. All of the Company’s revenue from contracts with customers are recognized at a point in time. The game service could not be cancelled once it’s executed and is not refundable, so returns and allowances are not applicable. The Company recognizes revenues on a gross basis as the Company is determined to be the primary obligor in fulfilling the trade order initiated by the player.

The revenue is in the form of BNB, which is a cryptocurrency that is primarily used in payment of transactions and trading fees through BSC. BNB is convertible to cash or other digital assets.  Due to business reasons, the Company decided to suspend the Mano game and the alSpace platform, and on November 4, 2022, the Company discontinued the Mano game and the alSpace platform.

Revenue from leasing of aircraft assets

Revenue from leasing of aircraft assets pursuant to operating leases is recognized on a straight-line basis over the terms of the applicable lease agreements. Deferred payments are recorded as accrued rent when the cash rent received is lower than the straight-line revenue recognized. Such receivables decrease over the term of the applicable leases. Interest income is recognized on finance leases based on the interest rate implicit in the lease and the outstanding balance of the lease receivable. Maintenance reserves retained by the Company at lease-end are recognized as maintenance reserves revenue.

In instances where collectability is not reasonably assured, the Company recognizes revenue as cash payments are received. The Company estimates and charges to income a provision for bad debts based on its experience with each specific customer, the amount and length of payment arrearages, and its analysis of the lessee’s overall financial condition. If the financial condition of any of the Company’s customers deteriorates, it could result in actual losses exceeding any estimated allowances.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Taxes

As part of the process of preparing the Company’s consolidated financial statements, management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing both permanent and temporary differences resulting from differing treatment of items for tax and US GAAP purposes. The temporary differences result in deferred tax assets and liabilities, which are included in the balance sheet. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carry back the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s three-year book cumulative loss through December 31, 2023, the financial forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code and the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Fair value Measurement

The Company applies ASC Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value. Unobservable inputs are valuation technique inputs that reflect the Company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Management of the Company considers the carrying amount of cash and cash equivalents, stable coins, taxes receivables, other receivables, other payables and other taxes payable based on the short-term maturity of these instruments to approximate their fair values because of their short-term nature.

Digital assets are classified as level 1 financial assets because the fair value of digital assets is quoted priced in active markets.

Recent accounting pronouncements

On December 13, 2023, the FASB issued ASU 2023-08 “Accounting for and Disclosure of Crypto Assets”, which addresses the accounting and disclosure requirements for certain cryptocurrencies. The new guidance requires entities to subsequently measure certain cryptocurrencies at fair value, with changes in fair value recorded in net income in each reporting period. In addition, entities are required to provide additional disclosures about the holdings of certain cryptocurrencies. When adopting the final standard, entities are required to record a cumulative-effect adjustment to retained earnings (or other appropriate components of equity or net assets) as of the beginning of the annual period of adoption. Retrospective restatement would not be required or allowed for prior periods. For all entities, the ASU’s amendments are effective for fiscal years beginning after December 15, 2024, including interim periods within those years. Early adoption is permitted. If an entity adopts the amendments in an interim period, it must adopt them as of the beginning of the fiscal year that includes that interim period. The Company early adopted ASU 2023-08 on January 1, 2023. As of January 1, 2023, the Company recorded a cumulative-effect adjustment of $30,600 to accumulated deficits.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

4. STABLE COINS

Stable coins were comprised of the following:

	December 31, 2023	December 31, 2022
		As Restated
USDC	$254,400	$2,972,000

As of December 31, 2023 and 2022, the Company held 254,400 and 2,972,000 USDC, respectively. The fair value of USDC were kept at $1.00 because one USDC is pegged to one U.S. dollar.

The following table presents additional information about USDC for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
		As Restated
Opening balance	$2,972,000	$-
Collection of USDC from subscription fee from investors	300,000	3,093,000
Collection of USDC from other services	6,800	-
Purchases of USDC	139,900	-
Collection of USDC from exchange of USDT	595,000	-
Collection of USDC from exchange of ETH and BNB	-	446,600
Investment in an equity-method investee in USDC	(300,000)	-
Exchange of USDC into ETH	(2,894,400)	-
Payment of service fees and other expenses	(564,900)	(567,600)
Ending balance	$254,400	$2,972,000

5. DIGITAL ASSETS

Digital asset holdings were comprised of the following:

	For the Years Ended December 31,
	2023	2022
		As Restated
ETH	$7,123,300	$369,200
USDT	573,400	90,100
	$7,696,700	$459,300

The following table presents the Company’s ETH and USTD holdings as of December 31, 2023:

	Quantity	Cost Basis	Fair Value
ETH	3,122.48	$5,978,300	$7,123,300
USDT	573,400	$573,400	$573,400

As of December 31, 2023, the Company held 3,122.48 ETH, with fair value price of $2,281.32 per unit. For the year ended December 31, 2023, the Company recognized an increase in fair value of ETH of $1,721,900. As of December 31, 2022, the Company held 334.13 ETH, with fair value price of $1,196.77 per unit. As of January 1, 2023, the Company recorded a cumulative-effect adjustment of $30,600 to accumulated effective.

For the year ended December 31, 2022, the Company recognized impairment loss of $70,600 on ETH.

As of December 31, 2023 and 2022, the Company held 573,400 and 90,100 USDT, respectively. The fair value of USDT were kept at $1.00 because one USDT is pegged to one U.S. dollar.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

5. DIGITAL ASSETS (CONTINUED)

Additional information about digital assets

The following table presents additional information about ETH for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
Opening balance	$369,200	$-
Cumulative-effect adjustment of opening balance due to adoption of fair value measurement	30,600
Addition of ETH staking reward and other services	41,000	1,800
Purchases of ETH in cash	-	46,300
Purchases of ETH from exchange of USDC	2,894,400	-
Purchases of ETH from exchange of USDT	2,119,500	350,200
Borrowings of ETH from a third party	-	41,600
Return of ETH to a third party	(48,500)	-
Payment of ETH for other services	(4,800)	(100)
Changes in fair value of ETH	1,721,900	-
Impairment of ETH	-	(70,600)
Ending balance	$7,123,300	$369,200

The following table presents additional information about USDT for the years ended December 31, 2023 and 2022:

	For the Years Ended December 31,
	2023	2022
		As Restated
Opening balance	$90,100	$-
Purchase of USDT in cash	3,146,600	-
Collection of USDC from subscription advance from investors	175,000	700,000
Exchange of USDT into ETH	(2,119,500)	(350,200)
Exchange of USDT into USDC	(595,900)	(149,000)
Collection of USDT from exchange of BNB	-	10,200
Payment of service fees	(122,900)	(120,900)
Ending balance	$573,400	$90,100

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

6. LONG-TERM INVESTMENTS

Long-term investments were comprised of the following:

	December 31, 2023	December 31, 2022
Investment in MarsLand Global Limited (“MarsLand”) (a)	$224,800	-
Investment in Quleduo Technology Co., (“Quleduo”) (b)	1,000,000	-
Investment in DaoMax Technology Co., Ltd, (“DaoMax”) (c)	546,000	-
Total	$1,770,800	-

(a) Investment in MarsLand

MarsLand is a privately held company. In May 2023, the Company, through Saving Digital Pte. Ltd. (“Saving Digital”), its wholly owned subsidiary, invested consideration of $300,000 in USDC, which represents 30% of equity interest in MarsLand. The Company used equity method to measure the investment in MarsLand. For the year ended December 31, 2023, the Company recorded a share equity loss of $75,200 for its share of the results of MarsLand. As of December 31, 2023, the Company did not recognize impairment against the investment in MarsLand.

(b) Investment in Quleduo

Quleduo is a privately held company which is engaged in software design and development. In May and September 2023, the Company made a total cash consideration of $1,000,000 in two instalments to acquire 18.2% of equity interest in Quleduo. Quleduo is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in Quleduo using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

Quleduo just commenced its operations in July 2023, and incurred minimal losses for the year of 2023. For the year ended December 31, 2023, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of December 31, 2023, the Company did not recognize impairment against the investment security.

(c) Investment in DaoMax

In June 2023, October 2023 and December 2023, the Company, through Saving Digital, invested an aggregated cash consideration of $546,000 in DaoMax in exchange for a total of 7.6% equity interest in the investee. DaoMax is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in DaoMax using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

DaoMax just commenced its operations in October 2023, and incurred minimal losses for the year of 2023. For the year ended December 31, 2023, 2023, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of December 31, 2023, the Company did not recognize impairment against the investment security.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

7. OPERATING LEASES

As of December 31, 2023 and 2022, the Company leases office spaces in the United States and Singapore under non-cancelable operating leases, with terms ranging within 12 months. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contain a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. For operating leases that include rent holidays and rent escalation clauses, the Company recognizes lease expense on a straight-line basis over the lease term from the date it takes possession of the leased property. The Company records the straight-line lease expense and any contingent rent, if applicable, in the account of “professional fees, general and administrative and other expenses” on the consolidated statements of operations and comprehensive losses.

The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company applied practical expedient to account for short-term leases with a lease term within 12 months. The Company records operating lease expense in its consolidated statements of operations and comprehensive loss on a straight-line basis over the lease term and record variable lease payments as incurred. For the years ended December 31, 2023 and 2022, the Company recorded rent expenses of $94,000 and $147,600, respectively.

8. COMMON STOCK

As of December 31, 2022, the Company authorized 40,000,000 shares of common stocks, and had 26,484,055 shares issued and outstanding.

On December 23, 2022, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors named in the Purchase Agreement (collectively, the “Purchasers”), pursuant to which the Company agreed to sell up to an aggregate of 5,280,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a purchase price of $1.30 per share, or $6.9 million (the “Private Placement”).

On January 20, 2023, the Company completed an initial sale of 4,314,615 shares of Common Stock pursuant to the Private Placement to certain Purchasers for an aggregate purchase price of $5.6 million, or $1.30 per share.

On February 15, 2023, the Company completed the final sale of 765,384 shares of Common Stock pursuant to the Private Placement to a Purchaser for an aggregate purchase price of $1.0 million, or $1.30 per share, for combined total issuance of 5,079,999 shares of Common Stock for gross proceeds of approximately $6.6 million to the Company under the Private Placement, before deducting estimated offering expenses payable by the Company.

On June 5, 2023, the Company issued 160,577 Common Stock to a third-party provider which provided network security services to the Company. The service fee was agreed at $237,500.

As of December 31, 2023, the Company authorized 40,000,000 shares of common stocks, and had 31,724,631 shares issued and outstanding.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

9. INCOME TAXES

Income tax provision (benefit) were comprised of the following:

	For the Years Ended December 31,
	2023	2022
Current income tax provision (benefits)
Federal	$-	$-
State	4,000	4,800
Foreign	83,100	(53,700)
	87,100	(48,900)
Deferred income tax provision (benefits)
Federal	(1,155,800)	1,692,300
State	27,100	(283,800)
Valuation allowance	1,128,700	(1,408,400)
	-	-
Income tax provision (benefits)	$87,100	$(48,900)

Total income tax provision (benefit) differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

	For the Years Ended December 31,
	2023	2022
Income tax benefits at statutory federal income tax rate	$(976,100)	$(1,290,800)
State tax expense, net of federal benefit	4,000	4,800
Foreign tax expenses (benefit)	54,700	(38,900)
Impairment of intangible assets	-	13,300
Non-taxable income	(284,600)	(35,100)
Other non-deductible expenses	2,900	-
Global intangible low tax income	173,700	-
Valuation allowance	1,112,500	1,297,800
Income tax provision (benefits)	$87,100	$(48,900)

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

9. INCOME TAXES (CONTINUED)

Temporary differences and carry-forwards that give rise to a significant portion of deferred tax assets and liabilities as of December 31, 2023 and 2022 were as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Current and prior year tax losses	$7,125,100	6,169,300
Deferred interest expense	3,991,300	3,991,300
Foreign tax credit	-	705,600
Basis in deductible goodwill	853,300	-
Deferred maintenance, bad debt allowance and other	210,000	-
Accrued vacation and others	-	28,500
	12,179,700	10,894,700
Valuation allowance	(12,179,700)	(10,889,000)
Deferred tax assets, net of valuation allowance	$-	$5,700
Deferred tax liabilities:
Others	-	(5,700)
Deferred tax liabilities	-	(5,700)
Deferred tax assets, net of valuation allowance and deferred tax liabilities	$-	$-

Reported as:

	December 31, 2023	December 31, 2022
Deferred tax assets	$12,179,700	10,894,700
Deferred tax liabilities	-	(5,700)
Valuation allowance	(12,179,700)	(10,889,000)
Net deferred tax assets	$-	$-

Consolidated deferred federal income taxes arise from temporary differences between the valuation of assets and liabilities as determined for financial reporting purposes and federal income tax purposes and are measured at enacted tax rates. The Company’s deferred tax items are measured at an effective tax rate (federal and state blended rate net of federal benefit) of 21.00% and 21.05% respectively as of December 31, 2023 and 2022.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

9. INCOME TAXES (CONTINUED)

The current year federal operating loss carryovers of approximately $2.5 million will be available to offset 80% of annual taxable income in future years. Approximately $3.2 million of federal net operating loss carryovers may be carried forward through 2037 and the remaining $23.7 million federal net operating loss carryovers may be carried forward indefinitely. The current year California operating loss carryovers of approximately $0.4 million will be available to offset taxable income in future years through 2042. As discussed below, the Company does not expect to utilize the net operating loss carryovers remaining at December 31, 2023 in future years.

During the year ended December 31, 2023, the Company had pre-tax loss from domestic sources of approximately $5.6million and pre-tax loss from foreign sources of approximately $0.7 million. The Company had pre-tax loss from domestic sources of approximately $8.9 million and pre-tax loss from foreign sources of approximately $0.4 million for the year ended December 31, 2022. The year-over-year decrease in profit before taxes is mostly driven by the reduction in the Company’s restructuring costs and employee salaries.

As of December 31, 2023, the Company has a full valuation allowance of approximately $12.2 million against its net deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences, for which realization cannot be considered more likely than not at this time. In assessing the need for a valuation allowance, the Company considered all positive and negative evidence, including taxable loss occurred in recent years, scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies, and past financial performance. Recent negative operating result has caused the Company to be in a cumulative loss position as of December 31, 2023.

As of December 31, 2022, the Company had a valuation allowance of approximately $10.9 million, which fully offsets its net deferred tax assets.

The Company and its subsidiaries file income tax returns in the U.S. federal jurisdiction and various state and foreign jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2017. At December 31, 2023 and 2022, the Company had a balance of accrued tax, penalties and interest totaling $44,600 and $56,100 related to unrecognized tax benefits on its non-U.S. operations included in the Company’s accounts and taxes payable. The Company anticipates decreases of approximately $14,100 to the unrecognized tax benefits within twelve months of this reporting date. A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

	December 31, 2023	December 31, 2022
Balance at January 1	$56,100	66,200
Additions for prior years’ tax positions	2,700	2,700
Reductions from expiration of statute of limitations	(14,200)	(12,800)
Balance at December 31	$44,600	$56,100

The Company accounts for interest related to uncertain tax positions as interest expense, and for income tax penalties as tax expense.

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

10. OPERATING SEGMENTS

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services.

Due to business reasons, the Company, on November 4, 2022, discontinued the Mano game and the alSpace platform. In December 2023, JMC, which operated the leasing of regional aircraft to foreign and domestic regional airlines, closed its dissolution. Accordingly as of December 31, 2023, the Company had one business segment, which was the ETH staking business.

For the year ended December 31, 2023, the Company had two business segments which were comprised of 1) the ETH staking business, and 2) the leasing of regional aircraft to foreign and domestic regional airlines.

For the year ended December 31, 2022, the Company had three business segments which were comprised of 1) the ETH staking business, 2) the GameFi business, and 3) the leasing of regional aircraft to foreign and domestic regional airlines.

The following tables present summary information of operations by segment for the years ended December 31, 2023 and 2022.

	For the Year Ended December 31, 2023
	Staking	Leasing
	Business	Business	Total
Revenue	$47,800	$-	$47,800
Gross loss	$(233,300)	$-	$(233,300)
Total operating expenses	$(1,972,100)	$(1,289,800)	$(3,261,900)
Loss before income tax provision	$(3,313,500)	$(1,279,600)	$(4,593,100)
Net loss	$(3,315,100)	$(1,365,100)	$(4,680,200)

	For the Year Ended December 31, 2022 (As Restated)
	Staking	GameFi	Leasing
	Business	Business	Business	Total
Revenue	$1,800	$326,800	$120,000	$448,600
Gross (loss) profit	$(219,700)	$(234,300)	$120,000	$(334,000)
Total operating expenses	$(1,455,600)	$(2,407,100)	$(6,629,200)	$(10,491,900)
Loss before income tax provision	$(1,675,300)	$(2,641,400)	$(5,030,400)	$(9,347,100)
Net loss	$(1,675,700)	$(2,642,600)	$(4,979,900)	$(9,298,200)

MEGA MATRIX CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

10. OPERATING SEGMENTS (CONTINUED)

The following tables present total assets by segment as of December 31, 2023 and 2022:

	December 31,	December 31,
	2023	2022
ETH Staking Business	$13,341,400	$11,120,100
Lease Business	-	1,431,700
	$13,341,400	$12,551,800

11. COMMITMENTS AND CONTINGENCIES

In the ordinary course of the Company’s business, the Company may be subject to lawsuits, arbitrations and administrative proceedings from time to time. The Company believes that the outcome of any existing or known threatened proceedings, even if determined adversely, should not have a material adverse effect on the Company’s business, financial condition, liquidity or results of operations.

12. SUBSEQUENT EVENTS

On January 12, 2024, the Company entered into a Unit Subscription Agreement (the “Agreement”) with certain investors (collectively the “Subscribers”), pursuant to which the Subscribers agreed, subject to certain terms and conditions of the Agreement, to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit (the “Offering Purchase Price”). Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire (“Offering”). The Agreement contains customary representations, warranties and covenants of the parties, and the closing is subject to customary closing conditions. The closing of the Offering occurred on January 17, 2024.

On November 15, 2023, the Company entered into a non-binding letter of intent to acquire sixty percent (60%) of the voting capital stock of Yuder Pte, Ltd. (“Yuder”), a company that operates FlexTV, a streaming platform specializing in short dramas, in exchange for 1,500,000 shares of the Company’s common stock, par value $0.001.

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement (“Exchange Agreement”) with FunVerse Holding Limited (“FunVerse”), a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder, and the shareholders of FunVerse (collectively, “Sellers”). Before the closing of the Exchange Agreement, the Sellers held 85,625,000 ordinary shares of FunVerse, $0.0001 par value per share, which represents all of the issued and outstanding shares of FunVerse. Under the exchange Agreement, Sellers will exchange 51,375,000 of their FunVerse’s shares for 1,500,000 shares of common stock of the Company, par value $0.001 (“Common Stock”), as per terms and conditions set forth in the Exchange Agreement (the “Share Exchange”), free and clear of all liens (other than potential restrictions on resale under applicable securities laws), which the parties agreed is valued at $2,175,000, or $1.45 per share of Common Stock. Following the Share Exchange, the Company owned sixty percent (60%) of capital stock of FunVerse.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	March 31,	December 31,
	2024	2023
ASSETS
Current Assets:
Cash and cash equivalents	$2,851,100	$3,129,800
Stable coins	3,146,300	254,400
Digital assets	7,851,100	7,696,700
Accounts receivable	296,700	-
Prepaid expenses and other assets	3,192,500	489,700
Total current assets	17,337,700	11,570,600

Non-current Assets:
Long-term investments	2,270,800	1,770,800
Goodwill	2,889,200	-
Content assets	1,703,700	-
Total non-current assets	6,863,700	1,770,800
Total assets	$24,201,400	$13,341,400

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$44,700	$-
Contract liabilities	1,561,400	-
Income taxes payable	1,500	1,100
Other current liabilities and accrued expenses	6,258,600	185,400
Subscription advanced from the stockholders	-	2,755,100
Total liabilities	7,866,200	2,941,600

Commitments and contingencies (Note 13)

Equity:
Preferred stock, $0.001 par value, 2,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 40,000,000 and 40,000,000 shares authorized, 35,940,631 and 31,724,631 shares outstanding at March 31, 2024 and December 31, 2023, respectively	36,000	31,800
Paid-in capital	34,179,100	27,822,200
Accumulated deficit	(18,321,000)	(17,454,200)
Total Mega Matrix Corp. Stockholders’ Equity	15,894,100	10,399,800
Non-controlling interests	441,100	-
Total equity	16,335,200	10,399,800
Total liabilities and equity	$24,201,400	$13,341,400

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Rounded to the Nearest Hundred US Dollar, except for share and per share data, unless otherwise stated)

	For the Three Months Ended March 31,
	2024	2023
		(revised)
Revenues	$8,691,600	$-
Cost of revenues	(3,500,200)	-
Gross profit	5,191,400	-

Operating expenses:
Selling expenses	(7,718,400)	(5,300)
General and administrative expenses	(2,238,400)	(1,516,800)
Total operating expenses	(9,956,800)	(1,522,100)

Loss from operations	(4,765,400)	(1,522,100)

Other income (expenses):
Changes in fair value of digital assets	2,540,700	215,400
Interest expenses, net	(2,500)	-
Other income, net	14,900	8,500
Total other income, net	2,553,100	223,900

Loss from operations before income tax	(2,212,300)	(1,298,200)

Income tax benefits	276,600	61,300
Net loss and comprehensive loss	(1,935,700)	(1,236,900)
Less: Net loss and comprehensive loss attributable to non-controlling interests	1,068,900	147,400
Net loss and comprehensive loss attributable to Mega Matrix Corp.’s stockholders	$(866,800)	$(1,089,500)
Loss per share:
Basic and Diluted	$(0.05)	$(0.04)

Weighted average shares used in loss per share computations:
Basic and Diluted	35,271,740	30,214,054

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

	Mega Matrix Corp. Stockholder’s Equity
	Common Stock				Non-
	Number of Stocks	Amount	Paid-in Capital	Accumulated Deficits	Controlling Interests	Total
Balance, December 31, 2022	26,484,055	$26,500	$21,372,100	$(13,420,400)	$(1,016,300)	$6,961,900
Cumulative-effect adjustment of opening balance due to adoption of fair value measurement of digital assets	-	-	-	30,600	-	30,600
Issuance of common stocks pursuant to private placement	5,079,999	5,100	6,533,900	-	-	6,539,000
Net loss (revised)	-	-	-	(1,089,500)	(147,400)	(1,236,900)
Balance, March 31, 2023	31,564,054	$31,600	$27,906,000	$(14,479,300)	$(1,163,700)	$12,294,600

Balance, December 31, 2023	31,724,631	$31,800	$27,822,200	$(17,454,200)	$-	$10,399,800
Issuance of common stocks to certain investors in a private placement	2,490,000	2,500	3,732,500	-	-	3,735,000
Issuance of common stocks to an underwriter	124,000	100	(100)	-	-	-
Issuance of common stocks to acquire a subsidiary	1,500,000	1,500	2,263,500	-	1,510,000	3,775,000
Share-based compensation	102,000	100	361,000	-	-	361,100
Net loss	-	-	-	(866,800)	(1,068,900)	(1,935,700)
Balance, March 31, 2024	35,940,631	$36,000	$34,179,100	$(18,321,000)	$441,100	$16,335,200

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Rounded to the Nearest Hundred US Dollar, unless otherwise stated)

	For the Three Months Ended March 31,
	2024	2023

Net cash (used in) provided by operating activities	(96,900)	78,700

Investing activities:
Purchases of digital assets	(610,000)	-
Investment in equity investees	(500,000)	-
Acquisition of cash of a subsidiary	118,300	-
Net cash used in investing activities	(991,700)	-

Financing activities:
Subscription fee from investors	809,900	-
Subscription fee advanced from investors	-	1,305,000
Net cash provided by financing activities	809,900	1,305,000
Net (decrease) increase in cash and cash equivalents	(278,700)	1,383,700
Cash, cash equivalents, beginning of period	3,129,800	7,263,600
Cash, cash equivalents, end of period	$2,851,100	$8,647,300

Supplemental cash flow information
Payment of interest expenses	$-	$-
Payment of income tax expenses	$1,600	$-

Non-cash investing and financing activities
Subscription fee advanced from investors in the form of USDC	$-	$50,000
Subscription fee from investors in the form of USDT	$75,000	$-
Issuance of common stocks to settle advance from subscription fee from investors	$2,755,100	$6,539,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

Mega Matrix Corp. (the “Company”, formerly “AeroCentury Corp.” and “ACY”) is a Delaware corporation incorporated in 1997. Through the Company’s emergence from bankruptcy on September 30, 2021, and new investors and management, the Company became a holding company located in Palo Alto, California. The Company is engaged in operation of FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas through Yuder Pte. Ltd., an indirect majority-controlled subsidiary of the Company.

The major subsidiaries of the Company as of March 31, 2024 are summarized as below:

	Later of date of
	incorporation or	Place of	% of		Principal
Name of Subsidiaries	Acquisition	Incorporation	Ownership		Activities
Major subsidiaries:
FunVerse Holding Limited	January 7, 2024	BVI	60%		Investment holding
Yuder Pte. Ltd.	January 7, 2024	Singapore	60%	*	Short drama streaming platform
Saving Digital Pte. Ltd.	August 31, 2022	Singapore	100%		Investment holding
Marsprotocol Technologies Pte. Ltd.	March 1, 2023	Singapore	100%		Investment holding

*	A wholly-owned subsidiary of FunVerse Holding Limited.

Acquisition of FunVerse Holding Limited (“FunVerse”) and its subsidiary

On January 7, 2024, the Company entered into and closed a definitive Share Exchange Agreement with FunVerse, a company incorporated under the laws of the British Virgin Islands and the sole parent company of Yuder Pte. Ltd. (“Yuder”), and the shareholders of FunVerse. Following the transaction, the Company owns sixty percent (60%) of equity interest of FunVerse. FunVerse, through Yuder, operates FlexTV, a short drama streaming platform based in Singapore that produces English and Thai dramas that are also translated into different languages for the users that are spread across various parts of the world. In addition to creating original dramas, Yuder also acquires third party content copyrights which it then translates and distributes on its FlexTV platform.

Dissolution of JetFleet Management Corp. (“JMC”)

On August 24, 2023, per the recommendation of JMC’s board of directors, the Company, as a holder of a majority of the voting stock of JMC, elected to approve the winding up and dissolution of JMC. In December 2023, JMC ceased providing aircraft advisory and management services upon winding up and the Company deconsolidated JMC and its subsidiaries.

Upon the deconsolidation of JMC and its subsidiaries, the Company would focus on its short drama streaming platform business and ceased the cypto-related business in March 2024. The management believed the deconsolidation does not represent a strategic shift, in both operating and financing aspects, because it is not changing the way it is running its business. The Company has not shifted the nature of its operations or the major geographic market area. The management believed the deconsolidation of does not represent a strategic shift that has (or will have) a major effect on the Company’s operations and financial results. The deconsolidation is not accounted as discontinued operations in accordance with ASC 205-20.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES

Basis of presentation

The accompanying unaudited condensed consolidated financial statements are presented on a consolidated basis in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) for interim financial information, the instructions to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024 or for any other period. All intercompany balances and transactions have been eliminated on consolidation.

Non-controlling interests

As of March 31, 2024, non-controlling interests represent the 40% equity interests of FunVerse that are not attributable, either directly or indirectly, to the Company. As of March 31, 2024, the Company had non-controlling interests of $441,100.

As of December 31, 2023, the Company had no non-controlling interests.

Business combinations

Business combinations are recorded using the acquisition method of accounting. The Company uses a screen to evaluate whether a transaction should be accounted for as an acquisition and/or disposal of a business versus assets. In order for a purchase to be considered an acquisition of a business, and receive business combination accounting treatment, the set of transferred assets and activities must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. If substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets, then the set of transferred assets and activities is not a business.

The purchase price of business acquisition is allocated to the tangible assets, liabilities, identifiable intangible assets acquired and noncontrolling interest, if any, based on their estimated fair values as of the acquisition date. The excess of the purchase price over those fair values is recorded as goodwill. Acquisition-related expenses and restructuring costs are expensed as incurred.

Where the consideration in an acquisition includes contingent consideration and the payment of which depends on the achievement of certain specified conditions post-acquisition, the contingent consideration is recognized and measured at its fair value at the acquisition date and if recorded as a liability, it is subsequently carried at fair value with changes in fair value reflected in earnings.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Accounts receivable

Accounts receivable are recorded at the gross billing amount less an allowance for any uncollectible accounts due from the customers. Accounts receivable do not bear interest.

The Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”) to measure expected credit losses of accounts receivable.

The Company maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the unaudited condensed consolidated statements of income and comprehensive income. The Company assesses collectability by reviewing accounts receivable on aging schedules because the accounts receivable were primarily consisted of online advertising service fees from certain customers. In determining the amount of the allowance for credit losses, the Company considers historical collectability based on past due status, the age of the balances, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Company’s ability to collect from customers. Delinquent account balances are written-off against the allowance for expected credit loss after management has determined that the likelihood of collection is not probable.

As of March 31, 2024, the Company did not provide expected credit losses against accounts receivable.

Content assets, net

Content assets are stated at cost less accumulated amortization and impairment if any. Content assets are amortized in a method which reflect the pattern in which the economic benefits of the content assets are expected to be consumed or otherwise used up. When assets are retired or disposed of, the costs and accumulated amortization are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Estimated Useful Life
Software	12 months
Produced contents	6 – 12 months
Copyrights	12 – 36 months

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Goodwill

Goodwill represents the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations.

The Company assesses goodwill for impairment on annual basis as of December 31 or if indicator noted for goodwill impairment. In accordance with ASU 2017-04, Intangibles—Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”) issued by the Financial Accounting Standards Board (“FASB”) guidance on testing of goodwill for impairment, the Company will first assess qualitative factors to determine whether it is “more likely than not” that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the quantitative impairment test. If this is the case, the quantitative goodwill impairment test is required. If it is more likely-than-not that the fair value of a reporting unit is greater than its carrying amount, the quantitative goodwill impairment test is not required.

Quantitative goodwill impairment test is used to identify both the existence of impairment and the amount of impairment loss, comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of the reporting unit is greater than its carrying amount, goodwill is not considered impaired. If the fair value of the reporting unit is less than its carrying amount, an impairment loss shall be recognized in an amount equal to that excess, limited to the total amount of goodwill allocated to that reporting unit.

In January 2024, the Company recognized goodwill of $2,889,200 arising from business combination of FunVerse and its subsidiary (Note 4). As of March 31, 2024, no impairment was provided against the goodwill.

Impairment of long-lived assets

In accordance with ASC Topic 360, the Company reviews long-lived assets or asset group for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets or asset group may not be fully recoverable. If circumstances require a long-lived asset or asset group be tested for possible impairment, the Company first compares undiscounted cash flows expected to be generated by that asset or asset group to its carrying amount. If the carrying amount of the long-lived asset or asset group is not recoverable on an undiscounted cash flow basis, an impairment is recognized to the extent that the carrying amount exceeds its fair value. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. Any impairment write-downs would be treated as permanent reductions in the carrying amounts of the assets and a charge to operations would be recognized. For the three months ended March 31, 2024 and 2023, the Company did not provide impairment against long-lived assets.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Membership and top-up streaming services

The Company offers membership streaming services to subscribing members from various countries and the features of the plan, which primarily include access to exclusive and ad-free streaming of short dramas, and accelerated downloads and others. It’s optional for users to subscribe for weekly, monthly or annual membership on the short drama streaming platform. Users can also top up their accounts to acquire in-app coins on our platform, which are then used to continue viewing the short dramas. Users can also earn in-app coins to watch short dramas by completing daily and new user tasks.

Full membership and top-up charges are prepaid before provision of membership and top-up streaming services. The collection of membership and top-up charges are initially recorded as “contract liabilities” on the unaudited condensed consolidated balance sheets and revenue is recognized ratably over the membership period and consumption of in-app coins as services are rendered.

Online advertising services

The Company sells advertising services by delivering brand advertising primarily to third-party advertising agencies. The Company provides advertisement placements on its short drama streaming platform in different formats, including but not limited to video, banners, links, logos, brand placement and buttons. The transaction prices are varied according to the scale of impressions and types of the advisements in the contracts with customers. The contracts have one performance obligation. Revenues are recognized over time. The Company has a right to consideration from the customers in an amount that corresponds directly with the value the Company’s performance completed to date. The Company adopted practical expedient under ASC 606-10-55-18, and recognizes revenues from provision of online advertising services based on amounts invoiced to the customers.

Contract balances

Contract liabilities are recognized if the Company receives consideration prior to satisfying the performance obligations, which include customer advances and deferred revenue under service arrangements.

As of March 31, 2024, the Company had contract liabilities of $1,561,400, which were expected to be recognized as revenues in the twelve months ending March 31, 2025.

Disaggregation of revenue

For the three months ended March 31, 2024 and 2023, the Company disaggregate revenue into two revenue streams, consisting of membership and top-up streaming services and online advertising services, as follows:

	For the Three Months Ended March 31,
	2024	2023
Membership and top-up streaming services	$8,048,200	$-
Online advertising services	643,400	-
	$8,691,600	$-

Cost of revenues

For the three months ended March 31, 2024, the cost of revenues was primarily comprised of platform service fees charged by third party payment processors, amortization of produced contents, software and copyrights which were applied to produce short dramas and other expenses which were directly attributable to producing short dramas. Cost of revenues are recorded in the unaudited condensed consolidated statements of operations and comprehensive loss as incurred.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Taxes

As part of the process of preparing the Company’s consolidated financial statements, management estimates income taxes in each of the jurisdictions in which the Company operates. This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing both permanent and temporary differences resulting from differing treatment of items for tax and US GAAP purposes. The temporary differences result in deferred tax assets and liabilities, which are included in the balance sheet. In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carry back the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s three-year book cumulative loss through March 31, 2024, the financial forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code and the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

Warrant

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter with changes in fair value recognized in the statements of operations in the period of change.

Reclassification

Certain items in the financial statements of the comparative period have been reclassified to conform to the financial statements for the current period. The reclassification has no impact on the total assets and total liabilities as of December 31, 2023 or on the statements of operations for the three months ended March 31, 2023.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Going concern

For the three months ended March 31, 2024 and 2023, the Company reported net losses of approximately $1.9 million and $1.2 million, respectively. In addition, the Company had accumulated deficits of approximately $18.3 million and $17.5 million as of March 31, 2024 and December 31, 2023, respectively. These conditions raised substantial doubt about the Company’s ability to continue as a going concern.

The Company’s liquidity is based on its ability to generate cash from operating activities and obtain financing from investors to fund its general operations and capital expansion needs. The Company’s ability to continue as a going concern is dependent on management’s ability to successfully execute its business plan, which includes increasing revenue while controlling operating cost and expenses to generate positive operating cash flows and obtain financing from outside sources.

As of March 31, 2024, the Company had working capital of approximately $9.5 million, among which the Company held cash of approximately $2.9 million, stable coins of approximately $3.1 million and digital assets of approximately $7.9 million, which were easily convertible into cash over the market.

Given the financial condition of the Company and its operating performance, the Company assesses current working capital is sufficient to meet its obligations for the next 12 months from the issuance date of this report. Accordingly, management continues to prepare the Company’s consolidated financial statements on going concern basis.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

2. SUMMARY OF PRINCIPAL ACCOUNTING POLICIES (CONTINUED)

Recent accounting pronouncements

In December 2023, the FASB issued ASU 2023-09, which is an update to Topic 740, Income Taxes. The amendments in this update related to the rate reconciliation and income taxes paid disclosures improve the transparency of income tax disclosures by requiring (1) adding disclosures of pretax income (or loss) and income tax expense (or benefit) to be consistent with U.S. Securities and Exchange Commission (SEC) Regulation S-X 210.4-08(h), Rules of General Application—General Notes to Financial Statements: Income Tax Expense, and (2) removing disclosures that no longer are considered cost beneficial or relevant. For public business entities, the amendments in this Update are effective for annual periods beginning after December 15, 2024. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2025. Early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The amendments in this Update should be applied on a prospective basis. Retrospective application is permitted.

In October 2023, the FASB issued ASU 2023-06, Disclosure Improvements — codification amendments in response to SEC’s disclosure Update and Simplification initiative which amend the disclosure or presentation requirements of codification subtopic 230-10 Statement of Cash Flows—Overall, 250-10 Accounting Changes and Error Corrections— Overall, 260-10 Earnings Per Share— Overall, 270-10 Interim Reporting— Overall, 440-10 Commitments—Overall, 470-10 Debt—Overall, 505-10 Equity—Overall, 815-10 Derivatives and Hedging—Overall, 860-30 Transfers and Servicing—Secured Borrowing and Collateral, 932-235 Extractive Activities— Oil and Gas—Notes to Financial Statements, 946-20 Financial Services— Investment Companies— Investment Company Activities, and 974-10 Real Estate—Real Estate Investment Trusts—Overall. The amendments represent changes to clarify or improve disclosure and presentation requirements of above subtopics. Many of the amendments allow users to more easily compare entities subject to the SEC’s existing disclosures with those entities that were not previously subject to the SEC’s requirements. Also, the amendments align the requirements in the Codification with the SEC’s regulations. For entities subject to existing SEC disclosure requirements or those that must provide financial statements to the SEC for securities purposes without contractual transfer restrictions, the effective date aligns with the date when the SEC removes the related disclosure from Regulation S-X or Regulation S-K. Early adoption is not allowed. For all other entities, the amendments will be effective two years later from the date of the SEC’s removal.

In March 2023, the FASB issued new accounting guidance, ASU 2023-01, for leasehold improvements associated with common control leases, which is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted for both interim and annual financial statements that have not yet been made available for issuance. The new guidance introduced two issues: terms and conditions to be considered with leases between related parties under common control and accounting for leasehold improvements. The goals for the new issues are to reduce the cost associated with implementing and applying Topic 842 and to promote diversity in practice by entities within the scope when applying lease accounting requirements.

Recently issued ASUs by the FASB, except for the ones mentioned above, have no material impact on the Company’s unaudited condensed consolidated statements of operations and comprehensive loss or consolidated balance sheets.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

3. REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has noted the following matters in relation to its consolidated financial statements for the three months ended March 31, 2023 that had been filed on May 12, 2023. The matter  related to the adoption of fair value to measure digital assets, reclassification digital assets and stable coins, and reclassification of other income.

a.	Adoption of fair value method to measure digital assets

The Company measures the fair value of digital assets on a daily basis, and refers to the daily closing prices published by Matrixport Cactus Custody as the fair value. As of January 1, 2023, the Company recorded a cumulative-effect adjustment of $30,600 to accumulated deficits. The adoption of fair value measure caused a reversal of impairment of digital assets of $223,000, recognition of increase in fair value of digital assets of $215,400 and reversal of exchange gains of $14,000.

b.	Reclassification of digital assets and stable coins

As Tether reserves the right under its user agreement to redeem USDT by in-kind redemptions of other assets it holds in its reserves and as Tether has held precious metals and other non-financial assets in its reserves, it does not appear that USDT meets the definition of a financial instrument under ASC 825-10-20. The Company reclassified USDT, amounting $2,300 as of March 31, 2023, from stable coins to digital assets. The reclassification had no impact on net assets as of December 31, 2022, and revenues and net loss for the three months ended March 31, 2023.

c.	Reclassification of revenue and cost of revenues

The Company ceased solo-staking business in March 2024, and accordingly the Company reclassified revenues from solo-staking business to other income, net, and cost of revenues to general and administrative expenses. For comparison purpose, the Company reclassified revenues to other income, net, and reclassified cost of revenues to general and administrative expenses for the three months ended March 31, 2023.

The following tables present the effects of revisions on the Company’s financial statements as of March 31, 2023, and for the three months ended March 31, 2023:

	March 31, 2023
Consolidated balance sheet	As previously reported	Adjustments	As Revised
Stable coins	2,510,400	(2,300)	2,508,100
Digital assets	403,300	457,300	860,600
Accumulated deficits	(14,934,300)	455,000	(14,479,300)

	For the Three Months Ended March 31, 2023
Consolidated statements of operations	As previously reported	Adjustments	As Restated
Revenues	8,500	(8,500)	-
Cost of revenues	(229,800)	229,800	-
Gross loss	(221,300)	221,300	-
General and administrative expenses	1,496,000	20,800	1,516,800
Total operating expenses	1,501,300	20,800	1,522,100
Other income, net	-	223,900	223,900
Loss from operations before income tax expenses	(1,722,600)	424,400	(1,298,200)
Net loss	(1,661,300)	424,400	(1,236,900)

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

4. ACQUISITION OF FUNVERSE

On January 7, 2024, the Company acquired 60% of the equity interest of FunVerse at the cost of issuance of 1,500,000 ordinary shares. The fair value of the share consideration was $2,265,000 by reference to the closing price on January 7, 2024.

The Company has allocated the purchase price of FunVerse based upon the fair value of the identifiable assets acquired and liabilities assumed on the acquisition date. The Company estimated the fair values of the assets acquired and liabilities assumed at the acquisition date in accordance with the business combination standard issued by FASB. The Company used carrying amount of assets and liabilities as fair value, which approximate the fair value, and used cost approach to estimate the fair value of content assets which was primarily comprised software and copyrights. Management of the Company is responsible for determining the fair value of assets acquired, liabilities assumed and content assets identified as of the acquisition date and considered a number of factors including valuations from an independent appraiser firm. Acquisition-related costs incurred for the acquisitions are not material and have been expensed as incurred in other operating expenses. The following table summarizes the estimated fair values of the identifiable assets acquired at the acquisition date, which represents the net purchase price allocation at the date of the acquisition of FunVerse based on a valuation performed by an independent valuation firm engaged by the Company.

January 7,
2024
ASSETS
Net tangible liabilities (1)	$(466,400)
Copyrights (2)	581,000
Software (2)	1,048,200
Goodwill	2,889,200
Deferred tax liabilities	(277,000)
Non-controlling interest	(1,510,000)
Total purchase consideration	$2,265,000

(1)	The following is a reconciliation of the fair value of major classes of assets acquired and liabilities assumed which comprised of net tangible liabilities on January 7, 2024.

January 7,
2024
ASSETS
Cash and cash equivalents	$118,300
Accounts receivable	323,500
Prepayments	25,200
Prepaid expenses and other assets	359,400
Content assets	165,300
Total assets	$991,700
LIABILITIES
Accounts payable	$43,400
Contract liabilities	395,000
Other current liabilities and accrued expenses	1,019,700
Total liabilities	$1,458,100

Net tangible liabilities	$(466,400)

(2)	The copyrights and software are both applied to produce short dramas. The useful lives of these content assets are 12 months.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

5. STABLE COINS

Stable coins were comprised of the following:

	March 31, 2024	December 31, 2023
USDC	$3,146,300	$254,400

As of March 31, 2024 and December 31, 2023, the Company held 3,146,300 and 254,400 USDC, respectively. The fair value of USDC were kept at $1.00 because one USDC is pegged to one U.S. dollar.

The following table presents additional information about USDC for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
Opening balance	$254,400	$2,972,000
Collection of USDC from subscription fee from investors	-	50,000
Purchases of USDC	610,000	-
Collection of USDC from exchange of ETH	2,391,700	-
Exchange of USDC into ETH and USDT	(100,000)	(285,700)
Payment of service fees and other expenses	(9,800)	(228,200)
Ending balance	$3,146,300	$2,508,100

6. DIGITAL ASSETS

Digital asset holdings were comprised of the following:

	March 31, 2024	December 31, 2023
ETH	$1,458,800	$7,123,300
USDT	6,392,300	573,400
	$7,851,100	$7,696,700

The following table presents the Company’s ETH and USTD holdings as of March 31, 2024 and December 31, 2023:

	As of March 31, 2024
	Quantity	Cost Basis	Fair Value
ETH	399.89	$1,458,800	$1,458,800
USDT	6,392,300	$6,392,300	$6,392,300

	As of December 31, 2023
	Quantity	Cost Basis	Fair Value
ETH	3,122.48	$5,978,300	$7,123,300
USDT	573,400	$573,400	$573,400

As of March 31, 2024, the Company held 399.89 ETH, with fair value price of $3,648 per unit. As of December 31, 2023, the Company held 3,122.48 ETH, with fair value price of $2,281.32 per unit.

For the three months ended March 31, 2024, the Company recognized an increase in fair value of ETH of $2,540,700 and an investment income of $6,300 from sales of ETH. For the three months ended March 31, 2023, the Company recognized an increase in fair value of ETH of $215,400.

As of March 31, 2024 and December 31, 2023, the Company held 6,392,300 and 573,400 USDT, respectively. The fair value of USDT were kept at $1.00 because one USDT is pegged to one U.S. dollar.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

6. DIGITAL ASSETS (CONTINUED)

Additional information about digital assets

The following table presents additional information about ETH for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
		(revised)
Opening balance	$7,123,300	$369,200
Cumulative-effect adjustment of opening balance due to adoption of fair value measurement	-	30,600
Addition of ETH staking reward and other services	14,300	6,000
Purchases of ETH from exchange of USDT	1,636,500	-
Purchases of ETH from exchange of USDC	-	285,700
Exchange of ETH into USDT	(7,470,600)	-
Exchange of ETH into USDC	(2,391,700)	-
Return of ETH to a third party	-	(48,500)
Payment of ETH for other expenses	-	(100)
Investment income from sales of ETH	6,300	-
Changes in fair value of ETH	2,540,700	215,400
	$1,458,800	$858,300

The following table presents additional information about USDT for the three months ended March 31, 2024 and 2023:

	For the Three Months Ended March 31,
	2024	2023
Opening balance	$573,400	$90,100
Purchases of USDT from exchange of digital assets	7,989,200	-
Purchases of USDT from exchange of USDC	100,000	-
Collection of USDT from subscription advance from investors	75,000	-
Exchange of USDT into ETH	(1,636,500)	-
Exchange of USDT into USD	(701,000)	-
Payment of service fees	(7,800)	(87,800)
	$6,392,300	$2,300

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

7. LONG-TERM INVESTMENTS

Long-term investments were comprised of the following:

	For the Three Months Ended March 31,
	2024	2023
Investment in MarsLand Global Limited (“MarsLand”) (a)	$224,800	$224,800
Investment in Quleduo Technology Co., (“Quleduo”) (b)	1,500,000	1,000,000
Investment in DaoMax Technology Co., Ltd, (“DaoMax”) (c)	546,000	546,000
Total	$2,270,800	$1,770,800

(a) Investment in MarsLand

MarsLand is a privately held company. In May 2023, the Company, through Saving Digital Pte. Ltd. (“Saving Digital”), its wholly owned subsidiary, invested consideration of $300,000 in USDC, which represents 30% of equity interest in MarsLand. The Company used equity method to measure the investment in MarsLand. For the three months ended March 31, 2024, the Company did not record a share equity of income or loss for its share of the results of Marsland because of minimal loss incurred by Marsland. As of March 31, 2024 and December 31, 2023, the Company did not recognize impairment against the investment in MarsLand.

(b) Investment in Quleduo

Quleduo is a privately held company which is engaged in software design and development. In May and September 2023 and January 2024, the Company made a total cash consideration of $1,500,000 in three instalments to acquire 25% of equity interest in Quleduo. The Company had no significant influence over Quleduo. Quleduo is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in Quleduo using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

Quleduo just commenced its operations in July 2023, and incurred minimal losses through March 31, 2024. For the three months ended March 31, 2024, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of March 31, 2024 and December 31, 2023, the Company did not recognize impairment against the investment security.

(c) Investment in DaoMax

In June 2023, October 2023 and December 2023, the Company, through Saving Digital, invested an aggregated cash consideration of $546,000 in DaoMax in exchange for a total of 7.6% equity interest in the investee. DaoMax is a privately held company, over which the Company neither has control nor significant influence through investment in ordinary shares. The Company accounted for the investment in DaoMax using the measurement alternative at cost, less impairment, with subsequent adjustments for observable price changes resulting from orderly transactions for identical or similar investments of the same issuer.

DaoMax just commenced its operations in October 2023, and incurred minimal losses through March 31, 2024. For the three months ended March 31, 2024, the Company did not record upward adjustments or downward adjustments on the investment. The Company’s impairment analysis considers both qualitative and quantitative factors that may have a significant effect on the fair value of the equity security. As of March 31, 2024 and December 31, 2023, the Company did not recognize impairment against the investment security.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

8. CONTENT ASSETS

Content assets were comprised of the following:

	For the Three Months Ended March 31,
	2024	2023
Software	$581,000	$-
Produced contents
- in development and production	15,200	-
- released	308,900	-
Copyrights	1,349,200	-
	2,254,300	-
Less: accumulated amortization	(550,600)	-
Total	$1,703,700	$-

For the three months ended March 31, 2024 and 2023, the Company recorded amortization expenses of $550,600 and $nil, respectively. The following is a schedule, by fiscal years, of amortization amount of content asset as of March 31, 2024:

For the nine months ending December 31, 2024	$1,602,900
For the year ending December 31, 2025	93,500
For the year ending December 31, 2026	7,300
Total	$1,703,700

9. OPERATING LEASES

As of March 31, 2024 and December 31, 2023, the Company leases office spaces in the United States and Singapore under non-cancelable operating leases, with terms ranging within 12 months. The Company considers those renewal or termination options that are reasonably certain to be exercised in the determination of the lease term and initial measurement of right of use assets and lease liabilities. Lease expense for lease payment is recognized on a straight-line basis over the lease term.

The Company determines whether a contract is or contain a lease at inception of the contract and whether that lease meets the classification criteria of a finance or operating lease. For operating leases that include rent holidays and rent escalation clauses, the Company recognizes lease expense on a straight-line basis over the lease term from the date it takes possession of the leased property. The Company records the straight-line lease expense and any contingent rent, if applicable, in the account of “professional fees, general and administrative and other expenses” on the condensed consolidated statements of operations and comprehensive losses.

The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

The Company applied practical expedient to account for short-term leases with a lease term within 12 months. The Company records operating lease expense in its condensed consolidated statements of operations and comprehensive loss on a straight-line basis over the lease term and record variable lease payments as incurred. For the three months ended March 31, 2024 and 2023, the Company recorded rent expenses of $9,800 and $11,900, respectively.

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

10. EQUITY

Common Stock

As of December 31, 2023, the Company has been authorized to issue 40,000,000 shares of common stocks and had 31,724,631 shares issued and outstanding.

On December 1, 2023, we entered into a Consulting Agreement with Honor Related LLC, a British Virgin Islands corporation (“Hornor”), pursuant to which the Company has agreed to issue 30,000 restricted shares of the Company’s common stock, $0.001 par value per share, on December 31, 2023, March 31, 2024, June 30, 2024, and September 30, 2024. As of March 31, 2024, the Company has issued 60,000 restricted shares to Honor.

On January 12, 2024, the Company entered into a Unit Subscription Agreement (the “Agreement”) with certain investors, pursuant to which the investors agreed to purchase an aggregate of 2,490,000 units (the “Units”) for an aggregate purchase price of $3,735,000, or $1.50 per unit. Each Unit consists of one (1) share of common stock of the Company, $0.001 par value, and one (1) warrant (the “Warrant”), with each Warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire. The private placements closed on January 17, 2024. In connection with the private placement, the Company also entered into a Finder’s Agreement and issued to the finder 124,000 shares of common stock, a fee equal to 5% of the payment received by the Company for all Units purchased by investors introduced by the finder. The Company recorded the issuance of common stock at par value with the corresponding amount charged to additional paid-in capital.

On January 7, 2024, the Company closed acquisition of FunVerse at share consideration of 1,500,000 ordinary shares. The fair value was referred to the closing price of $1.51 per share prevailing on January 7, 2024.

As of the date of the report, 319,800 restricted stock units have been granted under the Amended and Restated 2021 Equity Incentive Plan, of which 79,950 have vested and 239,850 remain unvested. For the three months ended March 31, 2024, the Company recognized share-based compensation expenses of $228,155.

As of March 31, 2024, the Company has been authorized to issue 40,000,000 shares of common stocks, and had 35,940,631 shares issued and outstanding.

Warrants

In connection with the private placement closed on January 17, 2024, the Company issued 2,490,000 warrants to certain investors. Each warrant entitling the holder to purchase one share of common stock at an exercise price of $1.50 per share at any time for a period of up to five (5) years starting six (6) months from the issuance date at which time the Warrant will expire. No fractional shares of warrants will be issued in connection with any exercise. The number of warrants and the price of warrant may be subject to adjustment in the event of (i) recapitalization, reorganization, reclassification, consolidation, merger or sale, or (ii) stock dividends, subdivisions and combinations, As the warrants meet the criteria for equity classification under ASC 480 and ASC 815, therefore, the warrants are classified as equity. On January 17, 2024, the relative fair value of the warrants was $1,867,400, calculated using the Black-Scholes pricing model with the following assumptions:

As of January 17, 2024
Risk-free rate of return	4.02%
Estimated volatility rate	99.86%
Dividend yield	0%
Spot price of underling ordinary share	$2.8
Exercise price	$1.5
Relative fair value of warrant	$1,867,400

MEGA MATRIX CORP.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Rounded to the Nearest Hundred US Dollar, except for share data, unless otherwise stated)

11. INCOME TAXES

The Company recorded income tax benefits of $276,600 in the first quarter of 2024, or 12.5% of pre-tax loss, compared to $61,300 income tax benefits, or negative 3.56% of pre-tax loss in the first quarter of 2023. The difference in the effective federal income tax rate from the normal statutory rate in the first quarter of 2023 was primarily because we recognized tax benefits arising from the reduction of valuation allowance on its deferred tax assets from FunVerse.

In assessing the valuation of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income or availability to carryback the losses to taxable income during periods in which those temporary differences become deductible. The Company considered several factors when analyzing the need for a valuation allowance including the Company’s current three-year cumulative loss through March 31, 2023, the current year operation forecast, the Company’s recent filing for protection under Chapter 11 of the bankruptcy code, the operation uncertainty of the Company’s new business. Based on this analysis, the Company has concluded that a valuation allowance is necessary for its U.S. and foreign deferred tax assets not supported by either future taxable income or availability of future reversals of existing taxable temporary differences and has recorded a full valuation allowance on its deferred tax assets.

12. OPERATING SEGMENTS

ASC 280, “Segment Reporting,” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments. The Company uses the “management approach” in determining reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker for making operating decisions and assessing performance as the source for determining the Company’s reportable segments. Management, including the chief operating decision maker, reviews operation results by the revenue of different services.

Upon acquisition of FunVerse in January 2024, the Company commenced its short drama streaming platform business, and determined to cease its solo-staking activities in March 2024. During the three months ended March 31, 2024, the Company classified solo-staking activities as non-operating activities. Accordingly, for the three months ended March 31, 2024, the Company had one business segment, which is short drama streaming platform business. All revenues, cost of revenues and operating expenses were attributable to short drama streaming platform business for the three months ended March 31, 2024.

The following tables present summary information of operations by geographical area for the three months ended March 31, 2024.

	For the Three Months Ended March 31, 2024
	United States and	Asia-	Europe, Middle East	Latin
	Canada	Pacific	and Africa	America	Total
Membership and top-up streaming services revenue	$4,654,900	$1,586,700	$1,136,800	$669,800	$8,048,200
Online advertising services revenue	-	643,400	-	-	643,400
Total	$4,654,900	$2,230,100	$1,136,800	$669,800	$8,691,600

As of March 31, 2024, the non-current assets represented long-term investments which were not allocated to geographical areas.

For the three months ended March 31, 2023, the Company had two business segments, crypto-related business and the leasing of aircraft business which has ceased in the first quarter of 2024 and 2023 separately.

13. COMMITMENTS AND CONTINGENCIES

In the ordinary course of the Company’s business, the Company may be subject to lawsuits, arbitrations and administrative proceedings from time to time. The Company believes that the outcome of any existing or known threatened proceedings, even if determined adversely, should not have a material adverse effect on the Company’s business, financial condition, liquidity or results of operations.

14. SUBSEQUENT EVENTS

On April 17, 2024 and May 3, 2024, the Company issued 37,350 shares and 600 shares of common stock under the Amended and Restated 2021 Equity Incentive Plan, respectively.

ANNEX A

THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

This THIRD AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of May 31, 2024, by and among Mega Matrix Corp., a Delaware corporation (“MPU”), Mega Matrix Inc. (formerly known as MarsProtocol Inc.), an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of MPU (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”).

RECITALS

1. MPU and MPU Cayman have previously entered into an Agreement and Plan of Merger, dated December 7, 2022, and as amended and restated on April 14, 2023 and on December 26, 2023 (collectively the “Original Agreement”), and they now wish to enter into this Third Amended and Restated Agreement and Plan of Merger so as to amend and restate the Original Agreement by the deletion in their entirety and the substitution in their place the terms of this Agreement;

2. The Boards of Directors of each of MPU, MPU Cayman and MPU Merger Sub have unanimously determined that it is advisable and in the best interests of their respective shareholders or stockholders to reorganize so that MPU Cayman will become the parent of MPU as a result of the merger of MPU Merger Sub with and into MPU (the “Merger”), with MPU surviving with the name Mega Matrix Corp.;

3. The respective Boards of Directors of MPU, MPU Cayman and MPU Merger Sub have each unanimously approved the Merger, this Agreement, and, to the extent applicable, the other transactions described herein, pursuant to which MPU will be the surviving company of the Merger and will become a wholly-owned subsidiary of MPU Cayman, all upon the terms and subject to the conditions set forth in this Agreement and the Plan of Merger, and whereby each issued and outstanding share of common stock, par value US$0.001 per share, of MPU (“MPU Common Stock”) shall be converted into the right to receive one class A ordinary share, par value US$0.001 per share, of MPU Cayman (a “MPU Cayman Class A Share”);

4. The Merger requires, among other things, the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the issued and outstanding shares of MPU Common Stock cast at a special meeting held for the purpose of approving the Merger (the “Special Meeting”), and the affirmative vote by the sole shareholder of MPU Merger Sub; and

5. The parties intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and is hereby, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
The Merger

Section 1.01. The Merger. Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporate Law (the “DGCL”) and the Companies Act of the Cayman Islands (As Revised) (the “Act”), at the Effective Time (as defined in Section 1.02), MPU Merger Sub shall be merged with and into MPU in accordance with this Agreement, and the separate corporate existence of MPU Merger Sub shall thereupon cease. Pursuant to and simultaneously upon the consummation of the Merger at the Effective Time, in accordance with the DGCL and the Act, (i) MPU shall continue as the surviving company in the Merger (sometimes hereinafter referred to as the “Surviving Company”), (ii) the corporate identity, existence, powers, rights and immunities of MPU as the Surviving Company shall continue unimpaired by the Merger, and (iii) MPU shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all mortgages, charges or security interests and all contracts, debts, liabilities, claims, obligations, restrictions and duties of MPU Merger Sub, all without further act or deed.

Section 1.02.  Filing Certificate of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.01, MPU and MPU Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 252(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective at such time that the parties hereto shall have agreed upon and designated in the Certificate of Merger as the effective time of the Merger (the “Effective Time”).

ARTICLE II
Charter Documents, Directors and Officers of Surviving Company,

and Certain Representations

Section 2.01.  Name of Surviving Company. The name of the Surviving Company shall be “Mega Metrix Corp.”

Section 2.02.  Certificate of Incorporation of Surviving Company. The certificate of incorporation of the Surviving Company shall be amended and restated as of the Effective Time to read as set forth in the Certificate of Merger, until thereafter amended as provided by the DGCL.

Section 2.03.  Bylaws of Surviving Company. From and after the Effective Time, the Bylaws of MPU in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company, until duly amended in accordance with applicable law.

Section 2.04.  Directors of Surviving Company. From and after the Effective Time, the directors of MPU immediately prior to the Effective Time shall be the directors of the Surviving Company, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.05.  Officers of Surviving Company. From and after the Effective Time, the officers of MPU immediately prior to the Effective Time shall be the officers of the Surviving Company, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

Section 2.06.  Directors and Officers of MPU Cayman. Immediately prior to the Effective Time, MPU, in its capacity as the sole shareholder of MPU Cayman, agrees to take or cause to be taken all such actions as are necessary to cause at least those persons serving as the directors and officers of MPU immediately prior to the Effective Time to be elected or appointed as the directors and officers of MPU Cayman (to the extent the officers and directors of MPU and MPU Cayman are not already identical), each such person to have the same office(s) with MPU (and the same class designations and committee memberships in the case of directors) as he or she held with MPU, with the directors to serve until the earlier of the next meeting of the MPU Cayman shareholders at which an election of directors is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

Section 2.07.  Representation of MPU Cayman. MPU Cayman hereby represents and warrants that it is the owner of all of the outstanding share capital of MPU Merger Sub, free and clear of any adverse claims.

ARTICLE III
Conversion, Issuance and Repurchase of Shares

Section 3.01.  Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either MPU or MPU Cayman:

(a)  Conversion of MPU Share; Issuance of MPU Cayman Class A Share. Each issued and outstanding share of MPU Common Stock with a par value of US$0.001 shall automatically be converted into or exchanged for one validly issued, fully paid and non-assessable Class A ordinary share of par value US$0.001 of the MPU Cayman; such conversion shall be effected by means of the cancellation of such share of common stock of MPU, in exchange for the right to receive one such Class A Shares of MPU Cayman. Such MPU Cayman Class A Shares issued to the holders of MPU Common Stock shall constitute the only issued and outstanding shares of MPU Cayman upon the Effective Time.

(b)  Treatment of MPU Merger Sub Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of MPU, MPU Cayman, MPU Merger Sub, or any other Person, each share of capital stock of MPU Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Company (and the shares of the Surviving Company into which the shares of MPU Merger Sub capital stock are so converted shall be the only shares of the Surviving Company’s capital stock that are issued and outstanding immediately after the Effective Time). From and after the Effective Time, each certificate evidencing ownership of a number of shares of MPU Merger Sub capital stock will evidence ownership of such number of shares of common stock of the Surviving Company.

(c)  Repurchase of MPU Cayman Class A Share. MPU Cayman will repurchase the one MPU Cayman Class A Share that was held by MPU prior to the Merger at a purchase price of US$0.001, which share shall be cancelled.

(d)  Stock-Based Compensation Plans. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights and share awards to the employees, directors and consultants of MPU and its affiliates (collectively, the “Stock Plans”) in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by MPU, as the sole shareholder of MPU Cayman, shall be deemed, as of the Effective Time, to constitute approval of the members of MPU Cayman for purposes of Section 422(b) of the Code.

(e)  Convertible Securities. MPU shall assign, and MPU Cayman shall assume, MPU’s rights and obligations under its securities, including but not limited to, convertible debentures, warrants and options that may be convertible into or exercisable into MPU Common Stock; provided, however, all reference therein to MPU Common Stock shall be deemed to refer to MPU Cayman Class A Shares.

Section 3.02.  Exchange of MPU Cayman Class A Shares.

(a)  Uncertificated Shares. At the Effective Time, each outstanding share of MPU Common Stock held in uncertificated, book entry form will be exchanged for one MPU Cayman Class A Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and record of such ownership shall be kept in uncertificated, book entry form in MPU Cayman’s register of members by MPU Cayman’s transfer agent.

(b)  Certificated Shares. At the Effective Time, each outstanding share of MPU Common Stock held in certificated form will be converted into the right to receive one MPU Cayman Class A Share in accordance with Sections 3.01(a) and (b) without further act or deed by the holder thereof, and the holder thereof will cease to be, and will have no rights as, a stockholder of MPU. Following the consummation of the Merger, MPU’s exchange agent will send a letter of transmittal to each such holder, explaining the procedure for surrendering such holder’s MPU Common Stock certificates in exchange for share certificates representing MPU Cayman Class A Shares.

(c)  Shareholder Rights at Effective Time. At the Effective Time, holders of MPU Common Stock will cease to be, and will have no rights as, stockholders of MPU, other than the right to receive any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by MPU on such shares of MPU Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time. After the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Company of the shares of MPU Common Stock that were outstanding immediately prior to the Effective Time. Upon and after the Effective Time, registered shareholders in MPU Cayman’s register of members will have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon MPU Cayman Class A Shares registered in their respective names in the register of members.

Section 3.03.  Dissenters’ Rights. There are no dissenters’ rights or appraisal rights available to holders of MPU Common Stock under the DGCL, pursuant to Section 262(b)(1) thereof in connection with the Merger.

ARTICLE IV
Equity Incentive Plan

Section 4.01.  Assumption of Equity Plans. At the Effective Time, MPU shall assign, and MPU Cayman shall assume, the rights and obligations of MPU under each Stock Plan (“Assumed Plans”). To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, MPU Common Stock, from and after the Effective Time, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, MPU Cayman Class A Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of MPU Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of MPU Cayman Class A Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

Section 4.02.  Other Actions. Such amendments or other actions that are deemed necessary or appropriate by MPU and MPU Cayman to effect the Merger, including to facilitate the assumption by MPU Cayman of the Assumed Plans, and any other amendments or actions that MPU and MPU Cayman shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans, and any other change in control arrangements between the MPU and its executive officers and key employees.

ARTICLE V
Conditions Precedent

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) Stockholder Approval. This Agreement shall have been adopted and approved by the affirmative vote of holders owning a majority of the issued and outstanding shares of MPU Common Stock cast at the Special Meeting.

(b) No Prohibition. None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the Cayman Islands or any other country that prohibits the consummation of the Merger.

(c) Effective Registration Statement. The registration statement on Form F-4 filed with the Securities and Exchange Commission by MPU Cayman in connection with the offer and issuance of the MPU Cayman Class A Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(d) NYSE American Listing. The MPU Cayman Class A Shares to be issued pursuant to the Merger shall have been authorized for listing on the NYSE American, subject to official notice of issuance and satisfaction of other standard conditions.

(e) Consents and Authorizations. Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of MPU, MPU Cayman, MPU Merger Sub or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including, without limitation, any filings required under (i) applicable U.S. state securities and “Blue Sky” laws, and (ii) applicable Cayman Islands securities laws, shall have been obtained or made.

(f) Representations and Warranties. The representations and warranties of the parties set forth herein shall be true and correct in all material respects, and the covenants of the parties set forth herein (other than those to be performed after the Effective Time) shall have been performed in all material respects.

(g) Opinion. MPU shall have received an opinion of Lewis Brisbois Bisgaard & Smith LLP in form and substance reasonably satisfactory to MPU, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to use commercially reasonable efforts to make such representations as are requested by such counsel for the purpose of rendering such opinion.

ARTICLE VI
Termination, Amendment and Waiver

Section 6.01. Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of MPU, by action of the Board of Directors of MPU.

Section 6.02. Effect of Termination. In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of MPU, MPU Cayman or MPU Merger Sub.

Section 6.03.  Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of MPU of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.04.  Waiver. At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
Covenants

Section 7.01.  Rule 16b-3 Approval. MPU, MPU Cayman, and MPU Merger Sub shall take all such steps as may reasonably be required to cause the transactions contemplated by Section 3.01 and any other dispositions of MPU equity securities (including derivative securities) or acquisitions of MPU Cayman equity securities (including derivative securities) in connection with this Agreement by each individual who (i) is a director or officer of MPU, or (ii) at the Effective Time, is or will become a director or officer of MPU Cayman, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

Section 7.02.  MPU Cayman Vote. Prior to or concurrent with seeking the approval and adoption of this Agreement by the stockholders at the Special Meeting, MPU Cayman, in its capacity as the sole shareholder of MPU Merger Sub, shall pass shareholder resolutions of MPU Merger Sub which approve and adopt this Agreement and which approve and authorize the Merger and the other transactions provided herein.

Section 7.03. Further Assurances. MPU Cayman shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VIII
General Provisions

Section 8.01. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article IV (collectively, the “Third Party Provisions”), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced only by the specifically intended beneficiaries thereof.

Section 8.02. Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

Section 8.03 Effectiveness of Amendment and Restatement. This Agreement amends and restates certain provisions of the Original Agreement. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect as of the date copies hereof have been executed and delivered upon execution by each of the parties hereto.

Section 8.04. Governing Law. To the fullest extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

Section 8.05. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

Section 8.06. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

Section 8.07. Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

IN WITNESS WHEREOF, MPU, MPU Merger Sub and MPU Cayman have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

Mega Matrix Corp., a Delaware corporation			Mega Matrix Inc., a Cayman Islands company

By:	/s/ Yucheng Hu		By:	/s/ Yucheng Hu
	Name:	Yucheng Hu		Name:	Yucheng Hu
	Title:	Chief Executive Officer		Title:	President

MPU Merger Sub, Inc., a Delaware corporation

By:	/s/ Yucheng Hu
	Name:	Yucheng Hu
	Title:	Chief Executive Officer

ANNEX B

Companies Act (Revised) Company Limited by Shares Mega Matrix Inc.

SECOND AMENDED AND RESTATED memorandum of association (Adopted by Special Resolution passed on May 30, 2024)

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated Memorandum of Association

of

Mega Matrix Inc.

(Adopted by Special Resolution passed on May 30, 2024)

1	The name of the Company is Mega Matrix Inc.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised);or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is USD120,000 divided into (i) 100,000,000 class A ordinary shares of par value USD0.001 each, (ii) 10,000,000 class B ordinary shares of par value USD0.001 each and (iii) 10,000,000 Preferred Shares of par value USD0.001 each. Subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised) Company Limited By Shares Mega Matrix Inc.

SECOND AMENDED AND RESTATED articles of association (Adopted by Special Resolution passed on May 30, 2024)

Contents

1	Definitions, interpretation and exclusion of Table A	1
Definitions		1
Interpretation		5
Exclusion of Table A Articles		5
2	Shares	6
Power to issue Shares and options, with or without special rights		6
Power to pay commissions and brokerage fees		7
Trusts not recognised		7
Security interests		8
Rights of Class A Shares and Class B Shares		8
Power to vary class rights		9
Effect of new Share issue on existing class rights		10
No bearer Shares or warrants		10
Treasury Shares		10
Rights attaching to Treasury Shares and related matters		10
Register of Members		11
Annual Return		11
3	Share certificates	11
Issue of share certificates		11
Renewal of lost or damaged share certificates		12
4	Lien on Shares	12
Nature and scope of lien		12
Company may sell Shares to satisfy lien		12
Authority to execute instrument of transfer		13
Consequences of sale of Shares to satisfy lien		13
Application of proceeds of sale		14
5	Calls on Shares and forfeiture	14
Power to make calls and effect of calls		14
Time when call made		14
Liability of joint holders		14
Interest on unpaid calls		14
Deemed calls		15
Power to accept early payment		15
Power to make different arrangements at time of issue of Shares		15
Notice of default		15
Forfeiture or surrender of Shares		15
Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender		16
Effect of forfeiture or surrender on former Member		16
Evidence of forfeiture or surrender		16
Sale of forfeited or surrendered Shares		17
6	Transfer of Shares	17
Right to transfer		17
Power to refuse registration for Shares not listed on a Designated Stock Exchange		17
Suspension of transfers		18
Company may retain instrument of transfer		18
Notice of refusal to register		18

B-i

7	Transmission of Shares	18
Persons entitled on death of a Member		18
Registration of transfer of a Share following death or bankruptcy		18
Indemnity		19
Rights of person entitled to a Share following death or bankruptcy		19
8	Alteration of capital	19
Increasing, consolidating, converting, dividing and cancelling share capital		19
Dealing with fractions resulting from consolidation of Shares		20
Reducing share capital		20
9	Redemption and purchase of own Shares	20
Power to issue redeemable Shares and to purchase own Shares		20
Power to pay for redemption or purchase in cash or in specie		21
Effect of redemption or purchase of a Share		21
10	Meetings of Members	22
Annual and extraordinary general meetings		22
Power to call meetings		22
Content of notice		23
Period of notice		23
Persons entitled to receive notice		23
Accidental omission to give notice or non-receipt of notice		24
11	Proceedings at meetings of Members	24
Quorum		24
Lack of quorum		24
Chairman		25
Right of a Director to attend and speak		25
Accommodation of Members at meeting		25
Security		25
Adjournment		26
Method of voting		26
Outcome of vote by show of hands		26
Withdrawal of demand for a poll		26
Taking of a poll		26
Chairman’s casting vote		27
Written resolutions		27
Sole-Member Company		28
12	Voting rights of Members	28
Right to vote		28
Rights of joint holders		28
Representation of corporate Members		28
Member with mental disorder		29
Objections to admissibility of votes		29
Form of proxy		29
How and when proxy is to be delivered		30
Voting by proxy		31
13	Number of Directors	32
14	Appointment, disqualification and removal of Directors	32
First Directors		32
No age limit		32
Corporate Directors		32
No shareholding qualification		32

B-ii

Appointment of Directors		32
Board’s power to appoint Directors		33
Removal of Directors		33
Resignation of Directors		33
Termination of the office of Director		33
15	Alternate Directors	34
Appointment and removal		34
Notices		35
Rights of alternate Director		35
Appointment ceases when the appointor ceases to be a Director		35
Status of alternate Director		35
Status of the Director making the appointment		35
16	Powers of Directors	36
Powers of Directors		36
Directors below the minimum number		36
Appointments to office		36
Provisions for employees		37
Exercise of voting rights		37
Remuneration		37
Disclosure of information		38
17	Delegation of powers	38
Power to delegate any of the Directors’ powers to a committee		38
Local boards		39
Power to appoint an agent of the Company		39
Power to appoint an attorney or authorised signatory of the Company		39
Borrowing Powers		40
Corporate Governance		40
18	Meetings of Directors	40
Regulation of Directors’ meetings		40
Calling meetings		40
Notice of meetings		40
Use of technology		41
Quorum		41
Chairman or deputy to preside		41
Voting		41
Recording of dissent		41
Written resolutions		42
Validity of acts of Directors in spite of formal defect		42
19	Permissible Directors’ interests and disclosure	42
20	Minutes	44
21	Accounts and audit	44
Auditors		44
22	Record dates	45
23	Dividends	45
Source of dividends		45
Declaration of dividends by Members		45
Payment of interim dividends and declaration of final dividends by Directors		45
Apportionment of dividends		46

B-iii

Right of set off		46
Power to pay other than in cash		47
How payments may be made		47
Dividends or other monies not to bear interest in absence of special rights		48
Dividends unable to be paid or unclaimed		48
24	Capitalisation of profits	48
Capitalisation of profits or of any share premium account or capital redemption reserve;		48
Applying an amount for the benefit of Members		48
25	Share Premium Account	49
Directors to maintain share premium account		49
Debits to share premium account		49
26	Seal	49
Company seal		49
Duplicate seal		49
When and how seal is to be used		49
If no seal is adopted or used		50
Power to allow non-manual signatures and facsimile printing of seal		50
Validity of execution		50
27	Indemnity	50
Release		51
Insurance		51
28	Notices	52
Form of notices		52
Electronic communications		52
Persons entitled to notices		53
Persons authorised to give notices		53
Delivery of written notices		53
Joint holders		53
Signatures		53
Giving notice to a deceased or bankrupt Member		54
Date of giving notices		54
Saving provision		54
29	Authentication of Electronic Records	54
Application of Articles		54
Authentication of documents sent by Members by Electronic means		54
Authentication of document sent by the Secretary or Officers of the Company by Electronic means		55
Manner of signing		55
Saving provision		55
30	Transfer by way of continuation	55
31	Winding up	56
Distribution of assets in specie		56
No obligation to accept liability		56
32	Amendment of Memorandum and Articles	56
Power to change name or amend Memorandum		56
Power to amend these Articles		56

B-iv

Companies Act (Revised)

Company Limited by Shares

Second Amended and Restated Articles of Association

of

Mega Matrix Inc.

(Adopted by Special Resolution passed on May 30, 2024)

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Act means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force;

Affiliate means in respect of a person or entity, any other person or entity that, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such person or entity, and (i) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law, son-in-law, daughter-in-law and brothers and sisters-in-law, a trust solely for the benefit of any of the foregoing, a company, partnership or entity wholly owned by one or more of the foregoing, and (ii) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity. The term “control” in this definition shall mean the ownership, directly or indirectly, of securities possessing more than fifty percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, securities having such power only by reason of the happening of a contingency not within the reasonable control of such partnership, corporation, natural person or entity), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity;

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles;

Auditors means the auditor or auditors for the time being of the Company;

Board means the board of Directors from time to time;

Business Day means a day when banks in Grand Cayman, the Cayman Islands are open for the transaction of normal banking business and for the avoidance of doubt, shall not include a Saturday, Sunday or public holiday in the Cayman Islands;

Cayman Islands means the British Overseas Territory of the Cayman Islands;

Class A Shares means the class A ordinary shares of the Company with a par value of USD0.001 each, which have the rights set forth in the Memorandum and these Articles;

Class B Shares means the class B ordinary shares of the Company with a par value of USD0.001 each, which have the rights set forth in the Memorandum and these Articles;

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect;

Commission means Securities and Exchange Commission of the United States of America or other federal agency for the time being administering the U.S. Securities Act;

Company means the above-named company;

Conversion Date means in respect of the conversion of Class B Shares into Class A Shares, the day on which the Conversion Notice is delivered to the Company;

Conversion Notice means a written notice delivered to the Company at its Office (and as otherwise stated therein) stating that a holder of Class B Shares elects to convert the number of Class B Shares specified therein into the same number of Class A Shares pursuant to Article 2.10;

Default Rate means ten per cent per annum;

Designated Stock Exchanges means NYSE American in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading;

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Directors means the directors for the time being of the Company and the expression Director shall be construed accordingly;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands;

Fully Paid Up means:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth;

General Meeting means a general meeting of the Company duly constituted in accordance with the Articles;

Independent Director means a Director who is an independent director as defined in the Designated Stock Exchange Rules as determined by the Board;

Management Shareholder means Yucheng Hu;

Member means any person or persons entered on the register of Members from time to time as the holder of a Share;

Memorandum means the memorandum of association of the Company as amended from time to time;

month means a calendar month;

Officer means a person appointed to hold an office in the Company including a Director, alternate Director or liquidator and excluding the Secretary;

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote. The expression also includes a written resolution passed by the requisite majority in accordance with Article 11.19;

Ordinary Shares means the class A Ordinary shares and class B ordinary shares of the Company with a par value of USD0.001 each in the share capital of the Company;

Partly Paid Up means:

(a)	in relation to a Share with par value, that the par value for that Share and any premium payable in respect of the issue of that Share, has not been fully paid or credited as paid in money or money’s worth; and

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has not been fully paid or credited as paid in money or money’s worth;

Preferred Shares means the preferred shares of the Company with a par value of USD0.001 each in the share capital of the Company;

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Share means an Ordinary Share or a Preferred Share in the capital of the Company and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a Share;

Special Resolution means a resolution of a General Meeting or a resolution of a meeting of the holders of any class of Shares in a class meeting duly constituted in accordance with the Articles in each case passed by a majority of not less than two-thirds of Members who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution;

Treasury Shares means Shares held in treasury pursuant to the Act and Article 2.12; and

U.S. Securities Act means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Act of the Cayman Islands is taken to be a reference to the revision of that Act in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

1.3	The headings in these Articles are intended for convenience only and shall not affect the interpretation of these Articles.

Exclusion of Table A Articles

1.4	The regulations contained in Table A in the First Schedule of the Act and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Act and these Articles about the redemption and purchase of the Shares, the Directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued Shares to such persons, at such times and on such terms and conditions as they may decide. The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the Directors may decide. No Share may be issued at a discount except in accordance with the provisions of the Act.

2.2	Without limitation to the preceding Article, the Directors may so deal with the unissued Shares:

(a)	either at a premium or at par; or

(b)	with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise.

2.3	Without limitation to the two preceding Articles, the Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason.

2.4	Before any Preferred Shares of any series are issued, the Directors shall fix, by resolution or resolutions, the following provisions of such series:

(a)	the designation of such series and the number of Preferred Shares to constitute such series;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by the Act, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any Shares of any other class of Shares or any other series of Preferred Shares;

(d)	whether the Preferred Shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	the amount or amounts payable upon Preferred Shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)	whether the Preferred Shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the Preferred Shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

(g)	whether the Preferred Shares of such series shall be convertible into, or exchangeable for, Shares of any other class of Shares or any other series of Preferred Shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any Preferred Shares or such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing Shares or Shares of any other class of Shares or any other series of Preferred Shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional Shares, including additional shares of such series or of any other class of Shares or any other series of Preferred Shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of Shares or any other series of Preferred Shares.

Power to pay commissions and brokerage fees

2.5	The Company may pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional,

for any Shares. That commission may be satisfied by the payment of cash or the allotment of Fully Paid Up or Partly Paid Up Shares or partly in one way and partly in another.

2.6	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

Trusts not recognised

2.7	Except as required by Applicable Law:

(a)	no person shall be recognised by the Company as holding any Share on any trust; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Security interests

2.8	Notwithstanding the preceding Article, the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares. The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party.

Rights of Class A Shares and Class B Shares

2.9	Holders of Class A Shares and Class B Shares shall at all times vote together as one class on all resolutions submitted to a vote by the Members. Each Class A Share shall be entitled to one (1) vote on all matters subject to vote at general meetings of the Company, and each Class B Share shall be entitled to fifty (50) votes on all matters subject to vote at general meetings of the Company.

2.10	Subject to the provisions hereof and to compliance with all fiscal and other laws and regulations applicable thereto, including the Act, each Class B Share is convertible into one (1) Class A Share at the option of the holder thereof at any time after issuance and without the payment of any additional sum. The right to convert shall be exercisable by the holder of the Class B Share delivering a Conversion Notice to the Company that such holder elects to convert a specified number of Class B Shares into Class A Shares on the Conversion Date. A Conversion Notice shall not be effective if it is not accompanied by the share certificates in respect of the relevant Class B Shares and/or such other evidence (if any) as the Directors may reasonably require to prove the title of the person exercising such right (or, if such certificates have been lost or destroyed, such evidence of title and such indemnity as the Directors may reasonably require). Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Shares requesting conversion.

2.11	The number of Class B Shares held by a holder thereof will be automatically and immediately converted into an equal and corresponding number of Class A Shares upon any of the following events and without the payment of any additional sum, and no further Class B Shares shall be issued by the Company thereafter:

(a)	Any direct or indirect sale, transfer, assignment or disposition of such number of Class B Shares by the holder thereof or an Affiliate of such holder or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Shares through voting proxy or otherwise to any person or entity that is not a charitable trust for which the voting control remains with such holder. For the avoidance of doubt, the creation of any pledge, charge, encumbrance or other third party right of whatever description on any of the Class B Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition unless and until any such pledge, charge, encumbrance or third party right is enforced and results in the third party holding directly or indirectly beneficial ownership or voting power through voting proxy or otherwise to the related Class B Shares, in which case all the related Class B Shares shall be automatically converted into the same number of Class A Ordinary Shares.

(b)	The Management Shareholder ceasing to be a director, officer or employee of the Company;

(c)	The total number of issued and outstanding Class B Shares beneficially owned by all Management Shareholders collectively is less than 5% of the total number of issued and outstanding Shares; or

(d)	The Management Shareholder being permanently unable to attend board meetings and manage the business affairs of the Company as a result of incapacity solely due to the Management Shareholder’s then physical and/or mental condition (which, for the avoidance of doubt, does not include any confinement against the Management Shareholder’s will).

2.12	On the Conversion Date, subject to the Act, any conversion of Class B Shares into Class A Shares pursuant to these Articles shall be effected by repurchasing the relevant Class B Shares and in consideration therefor issuing fully paid Class A Shares in equal number with such rights and restrictions attached thereto and shall rank pari passu in all respects with the Class A Shares then in issue and the Company shall enter or procure the entry of the name of the relevant holder of converted Class B Shares as the holder of the corresponding number of Class A Shares resulting from the conversion of the Class B Shares in, and make any other necessary and consequential changes to, the register of Members and shall procure that certificates in respect of the relevant Class A Shares, together with a new certificate for any unconverted Class B Shares comprised in the certificate(s) surrendered by the holder of the Class B Shares, are issued to the holders thereof. Such conversion shall become effective forthwith upon entries being made in the Register of Members to record the conversion of the relevant Class B Shares into Class A Shares.

2.13	Class A Shares are not convertible into Class B Shares under any circumstances.

2.14	Save and except for voting rights and conversion rights as set out in Articles 2.9 to 2.13 (inclusive), the Class A Shares and the Class B Shares shall rank pari passu and shall have the same rights, preferences, privileges and restrictions.

Power to vary class rights

2.15	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two-thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.16	For the purpose of Article 2.15(b), all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

Effect of new Share issue on existing class rights

2.17	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

No bearer Shares or warrants

2.18	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.19	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Act shall be held as Treasury Shares and not treated as cancelled if:

(a)	the Directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Act are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.20	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to Members on a winding up) may be made to the Company in respect of a Treasury Share.

2.21	The Company shall be entered in the register of Members as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a Member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void; and

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Act.

2.22	Nothing in Article 2.14 prevents an allotment of Shares as Fully Paid Up bonus shares in respect of a Treasury Share and Shares allotted as Fully Paid Up bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.23	Treasury Shares may be disposed of by the Company in accordance with the Act and otherwise on such terms and conditions as the Directors determine.

Register of Members

2.24	The Directors shall keep or cause to be kept a register of Members as required by the Act and may cause the Company to maintain one or more branch registers as contemplated by the Act, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal register of Members and updated within such number of days of any amendment having been made to such branch register as may be required by the Act.

Annual Return

2.25	The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Act and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

3	Share certificates

Issue of share certificates

3.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. If the Directors resolve that share certificates shall be issued, upon being entered in the register of Members as the holder of a Share, the Directors may issue to any Member:

(a)	without payment, one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the Directors may determine for every certificate after the first, several certificates each for one or more of that Member’s Shares.

3.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid Up or Partly Paid Up. A certificate may be executed under seal or executed in such other manner as the Directors determine.

3.3	Every certificate shall bear legends required under the applicable laws, including the U.S. Securities Act (to the extent applicable).

3.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

3.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any for issuing a replacement share certificate,

as the Directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

4	Lien on Shares

Nature and scope of lien

4.1	The Company has a first and paramount lien on all Shares (whether Fully Paid Up or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all monies payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those monies are presently payable.

4.2	At any time the Board may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

4.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within fourteen Clear Days after that notice is deemed to be given under these Articles,

and Shares to which this Article 4.3 applies shall be referred to as Lien Default Shares.

4.4	The Lien Default Shares may be sold in such manner as the Board determines.

4.5	To the maximum extent permitted by law, the Directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

4.6	To give effect to a sale, the Directors may authorise any person to execute an instrument of transfer of the Lien Default Shares sold to, or in accordance with the directions of, the purchaser.

4.7	The title of the transferee of the Lien Default Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

4.8	On a sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Lien Default Shares; and

(b)	that person shall deliver to the Company for cancellation the certificate (if any) for those Lien Default Shares.

4.9	Notwithstanding the provisions of Article 4.8, such person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Lien Default Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The Board may waive payment wholly or in part or enforce payment without any allowance for the value of the Lien Default Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

4.10	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Lien Default Shares have been sold:

(a)	if no certificate for the Lien Default Shares was issued, at the date of the sale; or

(b)	if a certificate for the Lien Default Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Lien Default Shares before the sale.

5	Calls on Shares and forfeiture

Power to make calls and effect of calls

5.1	Subject to the terms of allotment, the Board may make calls on the Members in respect of any monies unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

5.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

5.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as Member in respect of those Shares.

Time when call made

5.4	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

Liability of joint holders

5.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

Interest on unpaid calls

5.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The Directors may waive payment of the interest wholly or in part.

Deemed calls

5.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

5.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

5.9	Subject to the terms of allotment, the Directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

5.10	If a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

5.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

Forfeiture or surrender of Shares

5.12	If the notice given pursuant to Article 5.10 is not complied with, the Directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the Board may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

5.13	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Board determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the Directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

5.14	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

5.15	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all monies which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those monies before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The Directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

5.16	A declaration, whether statutory or under oath, made by a Director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a Director or Secretary of the Company, and

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

5.17	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

6	Transfer of Shares

Right to transfer

6.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the Designated Stock Exchange, a Member may freely transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

6.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration for Shares not listed on a Designated Stock Exchange

6.3	Where the Shares in question are not listed on or subject to the rules of any Designated Stock Exchange, registration of any transfer of shares must be approved by the Board, and the Directors may in their absolute discretion decline to register any transfer of such Shares which are not Fully Paid Up or on which the Company has a lien. The Directors may also, but are not required to, decline to register any transfer of any such Share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the Shares to which it relates and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of Shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	in the case of a transfer to joint holders, the number of joint holders to whom the Share is to be transferred does not exceed four;

(e)	the Shares transferred are Fully Paid Up and free of any lien in favour of the Company; and

(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to the Company.

Suspension of transfers

6.4	The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and the register of Members closed at such times and for such periods as the Directors may, in their absolute discretion, from time to time determine, provided always that such registration of transfer shall not be suspended nor the register of Members closed for more than 30 days in any year.

Company may retain instrument of transfer

6.5	All instruments of transfer that are registered shall be retained by the Company.

Notice of refusal to register

6.6	If the Directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall within three months after the date on which the instrument of transfer was lodged with the Company send to each of the transferor and the transferee notice of the refusal.

7	Transmission of Shares

Persons entitled on death of a Member

7.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

7.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

7.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

7.4	That person must produce such evidence of his entitlement as the Directors may properly require.

7.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

7.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid Up, the transferor must execute an instrument of transfer; and

(b)	if the Share is nil or Partly Paid Up, the transferor and the transferee must execute an instrument of transfer.

7.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

7.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the Directors against any loss or damage suffered by the Company or the Directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

7.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. But, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares.

8	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

8.1	To the fullest extent permitted by the Act, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

8.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the Directors may on behalf of those Members deal with the fractions as it thinks fit, including (without limitation):

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

8.3	For the purposes of Article 8.2, the Directors may authorise some person to execute an instrument of transfer of the Shares to, in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

8.4	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

9	Redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

9.1	Subject to the Act and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may by its Directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its Directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the Directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the Directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

9.2	When making a payment in respect of the redemption or purchase of Shares, the Directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares or by the terms applying to those Shares in accordance with Article 9.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

9.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Share, as the Directors may determine.

9.4	For the purpose of Article 9.3, the date of redemption or purchase is the date when the Member’s name is removed from the register of Members with respect to the Shares the subject of the redemption or purchase.

10	Meetings of Members

Annual and extraordinary general meetings

10.1	The Company may, but shall not (unless required by the applicable Designated Stock Exchange Rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the Board, in accordance with these Articles.

10.2	All general meetings other than annual general meetings shall be called extraordinary general meetings.

Power to call meetings

10.3	The Directors may call a general meeting at any time.

10.4	If there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, the Directors must call a general meeting for the purpose of appointing additional Directors.

10.5	The Directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

10.6	The requisition must be in writing and given by one or more Members who together hold at least ten (10) per cent of the rights to vote at such general meeting.

10.7	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and

(c)	be delivered in accordance with the notice provisions.

10.8	Should the Directors fail to call a general meeting within 21 Clear Days’ from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

10.9	Without limitation to the foregoing, if there are insufficient Directors to constitute a quorum and the remaining Directors are unable to agree on the appointment of additional Directors, any one or more Members who together hold at least five per cent of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional Directors.

10.10	If the Members call a meeting under the above provisions, the Company shall reimburse their reasonable expenses.

Content of notice

10.11	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d) and (to the extent applicable) the requirements of the Designated Stock Exchange Rules, the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

10.12	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

10.13	At least seven (7) Clear Days’ notice of a general meeting must be given to Members.

10.14	Subject to the Act, a meeting may be convened on shorter notice, subject to the Act with the consent of the Member or Members who, individually or collectively, hold at least ninety per cent of the voting rights of all those who have a right to vote at that meeting.

Persons entitled to receive notice

10.15	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member;

(c)	the Directors; and

(d)	the Auditors (if appointed).

10.16	The Board may determine that the Members entitled to receive notice of a meeting are those persons entered on the register of Members at the close of business on a day determined by the Board.

Accidental omission to give notice or non-receipt of notice

10.17	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

10.18	In addition, where a notice of meeting is published on a website proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

11	Proceedings at meetings of Members

Quorum

11.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. A quorum is as follows:

(a)	if the Company has only one Member: that Member;

(b)	if the Company has more than one Member:

(i)	subject to Article 11.1(b)(ii) below, two or more Members holding Shares carrying the right to vote at such general meeting; or

(ii)	for so long as any Shares are listed on a Designated Stock Exchange, one or more Members holding Shares that represent at least one-third of the outstanding Shares carrying the right to vote at such general meeting.

Lack of quorum

11.2	If a quorum is not present within fifteen minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the Members present in person or by proxy shall constitute a quorum.

Chairman

11.3	The chairman of a general meeting shall be the chairman of the Board or such other Director as the Directors have nominated to chair Board meetings in the absence of the chairman of the Board. Absent any such person being present within fifteen minutes of the time appointed for the meeting, the Directors present shall elect one of their number to chair the meeting.

11.4	If no Director is present within fifteen minutes of the time appointed for the meeting, or if no Director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a Director to attend and speak

11.5	Even if a Director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares.

Accommodation of Members at meeting

11.6	lf it appears to the chairman of the meeting that the meeting place specified in the notice convening the meeting is inadequate to accommodate all Members entitled and wishing to attend, the meeting will be duly constituted and its proceedings valid if the chairman is satisfied that adequate facilities are available to ensure that a Member who is unable to be accommodated is able (whether at the meeting place or elsewhere):

(a)	to participate in the business for which the meeting has been convened;

(b)	to hear and see all persons present who speak (whether by the use of microphones, loud-speakers, audio-visual communications equipment or otherwise); and

(c)	to be heard and seen by all other persons present in the same way.

Security

11.7	In addition to any measures which the Board may be required to take due to the location or venue of the meeting, the Board may make any arrangement and impose any restriction it considers appropriate and reasonable in the circumstances to ensure the security of a meeting including, without limitation, the searching of any person attending the meeting and the imposing of restrictions on the items of personal property that may be taken into the meeting place. The Board may refuse entry to, or eject from, a meeting a person who refuses to comply with any such arrangements or restrictions.

Adjournment

11.8	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

11.9	Should a meeting be adjourned for more than 7 Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least seven Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

Method of voting

11.10	A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on, the declaration of the result of the show of hands, a poll is duly demanded. Subject to the Act, a poll may be demanded:

(a)	by the chairman of the meeting;

(b)	by at least two Members having the right to vote on the resolutions;

(c)	by any Member or Members present who, individually or collectively, hold at least ten per cent of the voting rights of all those who have a right to vote on the resolution.

Outcome of vote by show of hands

11.11	Unless a poll is duly demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the outcome of a show of hands without proof of the number or proportion of the votes recorded in favour of or against the resolution.

Withdrawal of demand for a poll

11.12	The demand for a poll may be withdrawn before the poll is taken, but only with the consent of the chairman. The chairman shall announce any such withdrawal to the meeting and, unless another person forthwith demands a poll, any earlier show of hands on that resolution shall be treated as the vote on that resolution; if there has been no earlier show of hands, then the resolution shall be put to the vote of the meeting.

Taking of a poll

11.13	A poll demanded on the question of adjournment shall be taken immediately.

11.14	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than thirty Clear Days after the poll was demanded.

11.15	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

11.16	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than place, the chairman may appoint scrutineers in more than place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

11.17	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded shall not be entitled to a second or casting vote.

Written resolutions

11.18	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled to vote on the resolution are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

11.19	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

11.20	The Directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-Member Company

11.21	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

12	Voting rights of Members

Right to vote

12.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, whether on a show of hands or on a poll, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

12.2	Members may vote in person or by proxy.

12.3	On a show of hands, every Member shall have one vote. For the avoidance of doubt, an individual who represents two or more Members, including a Member in that individual’s own right, that individual shall be entitled to a separate vote for each Member.

12.4	On a poll a Member shall have one vote for each Share he holds, unless any Share carries special voting rights.

12.5	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

12.6	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

12.7	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

12.8	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

12.9	The authorisation may be for any period of time, and must be delivered to the Company before the commencement of the meeting at which it is first used.

12.10	The Directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

12.11	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

12.12	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the Directors of the Company had actual notice of the revocation.

Member with mental disorder

12.13	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

12.14	For the purpose of the preceding Article, evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

12.15	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

12.16	An instrument appointing a proxy shall be in any common form or in any other form approved by the Directors.

12.17	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the Directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

12.18	The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

12.19	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with Article 12.17.

12.20	No revocation by a Member of the appointment of a proxy made in accordance with Article 12.19 will affect the validity of any acts carried out by the relevant proxy before the Directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

12.21	Subject to the following Articles, the Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the Directors) must be delivered so that it is received by the Company before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place within the Cayman Islands specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

(c)	Notwithstanding Article 12.21(a) and Article 12.21(b), the chairman of the Company may, in any event at his discretion, direct that an instrument of proxy shall be deemed to have been duly deposited.

12.22	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 before the time appointed for the taking of the poll;

(b)	if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered in accordance with Article 12.21 before the time appointed for the taking of the poll.

12.23	If the form of appointment of proxy is not delivered on time, it is invalid.

12.24	When two or more valid but differing appointments of proxy are delivered or received in respect of the same Share for use at the same meeting and in respect of the same matter, the one which is last validly delivered or received (regardless of its date or of the date of its execution) shall be treated as replacing and revoking the other or others as regards that Share. lf the Company is unable to determine which appointment was last validly delivered or received, none of them shall be treated as valid in respect of that Share.

12.25	The Board may at the expense of the Company send forms of appointment of proxy to the Members by post (that is to say, pre-paying and posting a letter), or by Electronic communication or otherwise (with or without provision for their return by pre-paid post) for use at any general meeting or at any separate meeting of the holders of any class of Shares, either blank or nominating as proxy in the alternative any one or more of the Directors or any other person. lf for the purpose of any meeting invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Members entitled to be sent notice of the meeting and to vote at it. The accidental omission to send such a form of appointment or to give such an invitation to, or the non-receipt of such form of appointment by, any Member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting

Voting by proxy

12.26	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

12.27	The instrument appointing a proxy to vote at a meeting shall be deemed also to confer authority to demand or join in demanding a poll and, for the purposes of Article 11.11, a demand by a person as proxy for a Member shall be the same as a demand by a Member. Such appointment shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting.

13	Number of Directors

13.1	There shall be a Board consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors. Unless fixed by Ordinary Resolution, the maximum number of Directors shall be unlimited.

14	Appointment, disqualification and removal of Directors

First Directors

14.1	The first Directors shall be appointed in writing by the subscriber or subscribers to the Memorandum, or a majority of them.

No age limit

14.2	There is no age limit for Directors save that they must be at least eighteen years of age.

Corporate Directors

14.3	Unless prohibited by law, a body corporate may be a Director. If a body corporate is a Director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about Directors’ meetings.

No shareholding qualification

14.4	Unless a shareholding qualification for Directors is fixed by Ordinary Resolution, no Director shall be required to own Shares as a condition of his appointment.

Appointment of Directors

14.5	A Director may be appointed by Ordinary Resolution or by the Directors. Any appointment may be to fill a vacancy or as an additional Director.

14.6	A remaining Director may appoint a Director even though there is not a quorum of Directors.

14.7	No appointment can cause the number of Directors to exceed the maximum (if one is set); and any such appointment shall be invalid.

14.8	For so long as Shares are listed on a Designated Stock Exchange, the Directors shall include at least such number of Independent Directors as applicable law, rules or regulations or the Designated Stock Exchange Rules require as determined by the Board.

Board’s power to appoint Directors

14.9	Without prejudice to the Company’s power to appoint a person to be a Director pursuant to these Articles, the Board shall have power at any time to appoint any person who is willing to act as a Director, either to fill a vacancy or as an addition to the existing Board, subject to the total number of Directors not exceeding any maximum number fixed by or in accordance with these Articles.

14.10	Any Director so appointed shall, if still a Director, retire at the next annual general meeting after his appointment and be eligible to stand for election as a Director at such meeting.

Removal of Directors

14.11	A Director may be removed by Ordinary Resolution.

Resignation of Directors

14.12	A Director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

14.13	Unless the notice specifies a different date, the Director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of Director

14.14	A Director may retire from office as a Director by giving notice in writing to that effect to the Company at the registered office, which notice shall be effective upon such date as may be specified in the notice, failing which upon delivery to the registered office.

14.15	Without prejudice to the provisions in these Articles for retirement (by rotation or otherwise), a Director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a Director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	he resigns his office by notice to the Company; or

(d)	he only held office as a Director for a fixed term and such term expires; or

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a Director; or

(f)	he is given notice by the majority of the other Directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such Director); or

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other Directors, he is absent from meetings of Directors for a continuous period of six months.

15	Alternate Directors

Appointment and removal

15.1	Any Director may appoint any other person, including another Director, to act in his place as an alternate Director. No appointment shall take effect until the Director has given notice of the appointment to the Board.

15.2	A Director may revoke his appointment of an alternate at any time. No revocation shall take effect until the Director has given notice of the revocation to the Board.

15.3	A notice of appointment or removal of an alternate Director shall be effective only if given to the Company by one or more of the following methods:

(a)	by notice in writing in accordance with the notice provisions contained in these Articles;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 29.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

Notices

15.4	All notices of meetings of Directors shall continue to be given to the appointing Director and not to the alternate.

Rights of alternate Director

15.5	An alternate Director shall be entitled to attend and vote at any Board meeting or meeting of a committee of the Directors at which the appointing Director is not personally present, and generally to perform all the functions of the appointing Director in his absence. An alternate Director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate Director.

Appointment ceases when the appointor ceases to be a Director

15.6	An alternate Director shall cease to be an alternate Director if:

(a)	the Director who appointed him ceases to be a Director; or

(b)	the Director who appointed him revokes his appointment by notice delivered to the Board or to the registered office of the Company or in any other manner approved by the Board; or

(c)	in any event happens in relation to him which, if he were a Director of the Company, would cause his office as Director to be vacated.

Status of alternate Director

15.7	An alternate Director shall carry out all functions of the Director who made the appointment.

15.8	Save where otherwise expressed, an alternate Director shall be treated as a Director under these Articles.

15.9	An alternate Director is not the agent of the Director appointing him.

15.10	An alternate Director is not entitled to any remuneration for acting as alternate Director.

Status of the Director making the appointment

15.11	A Director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

16	Powers of Directors

Powers of Directors

16.1	Subject to the provisions of the Act, the Memorandum and these Articles the business of the Company shall be managed by the Directors who may for that purpose exercise all the powers of the Company.

16.2	No prior act of the Directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Act, Members may, by Special Resolution, validate any prior or future act of the Directors which would otherwise be in breach of their duties.

Directors below the minimum number

16.3	lf the number of Directors is less than the minimum prescribed in accordance with these Articles, the remaining Director or Directors shall act only for the purposes of appointing an additional Director or Directors to make up such minimum or of convening a general meeting of the Company for the purpose of making such appointment. lf there are no Director or Directors able or willing to act, any two Members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to these Articles) only until the dissolution of the annual general meeting next following such appointment unless he is re-elected during such meeting.

Appointments to office

16.4	The Directors may appoint a Director:

(a)	as chairman of the Board;

(b)	as managing Director;

(c)	to any other executive office,

for such period, and on such terms, including as to remuneration as they think fit.

16.5	The appointee must consent in writing to holding that office.

16.6	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of Directors.

16.7	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the Directors may nominate one of their number to act in place of the chairman should he ever not be available.

16.8	Subject to the provisions of the Act, the Directors may also appoint and remove any person, who need not be a Director:

(a)	as Secretary; and

(b)	to any office that may be required

for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the Directors decide.

16.9	The Secretary or Officer must consent in writing to holding that office.

16.10	A Director, Secretary or other Officer of the Company may not the hold the office, or perform the services, of auditor.

Provisions for employees

16.11	The Board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiary undertakings (or any member of his family or any person who is dependent on him) in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or any of its subsidiary undertakings.

Exercise of voting rights

16.12	The Board may exercise the voting power conferred by the Shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including, without limitation, the exercise of that power in favour of any resolution appointing any Director as a Director of such body corporate, or voting or providing for the payment of remuneration to the Directors of such body corporate).

Remuneration

16.13	Every Director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as Director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at Directors’ meetings.

16.14	Until otherwise determined by the Company by Ordinary Resolution, the Directors (other than alternate Directors) shall be entitled to such remuneration by way of fees for their services in the office of Director as the Directors may determine.

16.15	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the Director or to any other person connected to or related to him.

16.16	Unless his fellow Directors determine otherwise, a Director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

16.17	The Directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the register of Members relating to a Member, (and they may authorise any Director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the Designated Stock Exchange Rules (to the extent applicable); or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the Directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

17	Delegation of powers

Power to delegate any of the Directors’ powers to a committee

17.1	The Directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-Directors so long as the majority of those persons are Directors. For so long as Shares are listed on a Designated Stock Exchange, any such committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

17.2	The delegation may be collateral with, or to the exclusion of, the Directors’ own powers.

17.3	The delegation may be on such terms as the Directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the Directors at will.

17.4	Unless otherwise permitted by the Directors, a committee must follow the procedures prescribed for the taking of decisions by Directors.

17.5	For so long as Shares are listed on a Designated Stock Exchange, the Board shall establish an audit committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the audit committee, compensation committee and nominating and corporate governance committee shall consist of at least such number of Directors as may be required from time to time by the Designated Stock Exchange Rules). The majority of the committee members on each of the compensation committee and nominating and corporate governance committee shall be Independent Directors. The audit committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by applicable law.

Local boards

17.6	The Board may establish any local or divisional board or agency for managing any of the affairs of the Company whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional Board, or to be managers or agents, and may fix their remuneration.

17.7	The Board may delegate to any local or divisional board, manager or agent any of its powers and authorities (with power to sub-delegate) and may authorise the members of any local or divisional board or any of them to fill any vacancies and to act notwithstanding vacancies.

17.8	Any appointment or delegation under this Article 17.8 may be made on such terms and subject to such conditions as the Board thinks fit and the Board may remove any person so appointed, and may revoke or vary any delegation.

Power to appoint an agent of the Company

17.9	The Directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The Directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

17.10	The Directors may appoint any person, whether nominated directly or indirectly by the Directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the Directors under these Articles. The Directors may do so by power of attorney or any other manner they think fit.

17.11	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the Directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

17.12	The Board may remove any person appointed under Article 17.10 and may revoke or vary the delegation.

Borrowing Powers

17.13	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

17.14	The Board may, from time to time, and except as required by applicable law or (to the extent applicable) the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

18	Meetings of Directors

Regulation of Directors’ meetings

18.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.

Calling meetings

18.2	Any Director may call a meeting of Directors at any time. The Secretary must call a meeting of the Directors if requested to do so by a Director.

Notice of meetings

18.3	Notice of a Board meeting may be given to a Director personally or by word of mouth or given in writing or by Electronic communications at such address as he may from time to time specify for this purpose (or, if he does not specify an address, at his last known address). A Director may waive his right to receive notice of any meeting either prospectively or retrospectively.

Use of technology

18.4	A Director may participate in a meeting of Directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

18.5	A Director participating in this way is deemed to be present in person at the meeting.

Quorum

18.6	The quorum for the transaction of business at a meeting of Directors shall be two (except that if the Board is comprised of a single Director only, then the quorum shall be one) unless the Directors fix some other number.

Chairman or deputy to preside

18.7	The Board may appoint a chairman and one or more deputy chairman or chairmen and may at any time revoke any such appointment.

18.8	The chairman, or failing him any deputy chairman (the longest in office taking precedence if more than one is present), shall preside at all Board meetings. If no chairman or deputy chairman has been appointed, or if he is not present within five minutes after the time fixed for holding the meeting, or is unwilling to act as chairman of the meeting, the Directors present shall choose one of their number to act as chairman of the meeting.

Voting

18.9	A question which arises at a Board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Recording of dissent

18.10	A Director present at a meeting of Directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A Director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

18.11	The Directors may pass a resolution in writing without holding a meeting if all Directors sign a document or sign several documents in the like form each signed by one or more of those Directors.

18.12	A written resolution signed by a validly appointed alternate Director need not also be signed by the appointing Director.

18.13	A written resolution signed personally by the appointing Director need not also be signed by his alternate.

18.14	A resolution in writing passed pursuant to Article 18.11, Article 18.12 and/or Article 18.13 shall be as effective as if it had been passed at a meeting of the Directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last Director signs (and for the avoidance of doubt, such day may or may not be a Business Day).

Validity of acts of Directors in spite of formal defect

18.15	All acts done by a meeting of the Board, or of a committee of the Board, or by any person acting as a Director or an alternate Director, shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director or alternate Director or member of the committee, or that any of them were disqualified or had vacated office or were not entitled to vote, be as valid as if every such person had been duly appointed and qualified and had continued to be a Director or alternate Director and had been entitled to vote.

19	Permissible Directors’ interests and disclosure

19.1	Subject to Article 19.4, a Director may vote at a meeting of Directors on any resolution concerning a matter in which that Director has an interest or duty, whether directly or indirectly, so long as that Director discloses any material interest pursuant to these Articles. The Director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

19.2	For the purposes of the preceding Article:

(a)	a general notice that a Director gives to the other Directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

19.3	A Director shall not be treated as having an interest in a transaction or arrangement if he has no knowledge of that interest and it is unreasonable to expect the director to have that knowledge.

19.4	For so long as Shares are listed on a Designated Stock Exchange, a Director shall not, as a Director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise then by virtue of his interests, direct or indirect, in Shares or debentures or other securities of, or otherwise in or through, the Company) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for the benefit of the Company or any of its subsidiaries; or

(ii)	a debt or obligation of the Company or any of its subsidiaries for which the Director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where the Company or any of its subsidiaries is offering securities in which offer the Director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the Director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one per cent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purposes of this Article 19.4 to be a material interest in all circumstances);

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of the Company or any of its subsidiaries under which he is not accorded as a Director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any Director of insurance against any liability or (to the extent permitted by the Act) indemnities in favour of Directors, the funding of expenditure by one or more Directors in defending proceedings against him or them or the doing of any thing to enable such Director or Directors to avoid incurring such expenditure.

19.5	A Director may, as a Director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or which falls within Article 19.4.

20	Minutes

20.1	The Company shall cause minutes to be made in books of:

(a)	all appointments of Officers and committees made by the Board and of any such Officer’s remuneration; and

(b)	the names of Directors present at every meeting of the Directors, a committee of the Board, the Company or the holders of any class of shares or debentures, and all orders, resolutions and proceedings of such meetings.

20.2	Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held or by the chairman of the next succeeding meeting or the Secretary, shall be prima facie evidence of the matters stated in them.

21	Accounts and audit

21.1	The Directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Act.

21.2	The books of account shall be kept at the registered office of the Company and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Act or as authorised by the Directors or by Ordinary Resolution.

21.3	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31 December in each year and begin on 1 January in each year.

Auditors

21.4	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

21.5	At any general meeting convened and held at any time in accordance with these Articles, the Members may, by Ordinary Resolution, remove the Auditor before the expiration of his term of office. If they do so, the Members shall, by Ordinary Resolution, at that meeting appoint another Auditor in his stead for the remainder of his term.

21.6	The Auditors shall examine such books, accounts and vouchers; as may be necessary for the performance of their duties.

21.7	The Auditors shall, if so requested by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment, and at any time during their term of office, upon request of the Directors or any general meeting of the Company.

22	Record dates

22.1	Except to the extent of any conflicting rights attached to Shares, the resolution declaring a dividend on Shares of any class, whether it be an Ordinary Resolution of the Members or a Director’s resolution, may specify that the dividend is payable or distributable to the persons registered as the holders of those Shares at the close of business on a particular date, notwithstanding that the date may be a date prior to that on which the resolution is passed.

22.2	If the resolution does so specify, the dividend shall be payable or distributable to the persons registered as the holders of those Shares at the close of business on the specified date in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of the dividend of transferors and transferees of any of those Shares.

22.3	The provisions of this Article apply, mutatis mutandis, to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

23	Dividends

Source of dividends

23.1	Dividends may be declared and paid out of any funds of the Company lawfully available for distribution.

23.2	Subject to the requirements of the Act regarding the application of a company’s Share premium account and with the sanction of an Ordinary Resolution, dividends may also be declared and paid out of any share premium account.

Declaration of dividends by Members

23.3	Subject to the provisions of the Act, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the Directors.

Payment of interim dividends and declaration of final dividends by Directors

23.4	The Directors may declare and pay interim dividends or recommend final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

23.5	Subject to the provisions of the Act, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the Directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the Directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

23.6	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the Directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The Directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the Directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

23.7	Except as otherwise provided by the rights attached to Shares all dividends shall be declared and paid according to the amounts Paid Up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount Paid Up on the Shares during the time or part of the time in respect of which the dividend is paid. But if a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

23.8	The Directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

23.9	If the Directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the Directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

23.10	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

23.11	For the purposes of Article 23.10(a), the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purposes of Article 23.10(b), subject to any applicable law or regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

23.12	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder (Joint Holders), a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the Joint Holder of the Share who is named first on the register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the Joint Holders, whether that nomination is in writing or in an Electronic Record.

23.13	Any Joint Holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other monies not to bear interest in absence of special rights

23.14	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

23.15	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the Directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

23.16	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

24	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve;

24.1	The Directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

24.2	The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways::

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Up Shares, debentures or other securities of the Company to that Member or as that Member directs. The Directors may resolve that any Shares issued to the Member in respect of Partly Paid Up Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain Partly Paid Up.

Applying an amount for the benefit of Members

24.3	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

24.4	Subject to the Act, if a fraction of a Share, a debenture or other security is allocated to a Member, the Directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

25	Share Premium Account

Directors to maintain share premium account

25.1	The Directors shall establish a share premium account in accordance with the Act. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Act.

Debits to share premium account

25.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Act.

25.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the Directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Act, out of capital.

26	Seal

Company seal

26.1	The Company may have a seal if the Directors so determine.

Duplicate seal

26.2	Subject to the provisions of the Act, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the Directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

26.3	A seal may only be used by the authority of the Directors. Unless the Directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate).

If no seal is adopted or used

26.4	If the Directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a Director (or his alternate) and the Secretary; or

(b)	by a single Director (or his alternate); or

(c)	in any other manner permitted by the Act.

Power to allow non-manual signatures and facsimile printing of seal

26.5	The Directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

26.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the Director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

27	Indemnity

27.1	To the extent permitted by law, the Company shall indemnify each existing or former Director (including alternate Director), Secretary and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Director (including alternate Director), Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Director’s (including alternate Director’s), Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Director (including alternate Director), Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Director (including alternate Director), Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

27.2	To the extent permitted by Act, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Director (including alternate Director), Secretary or Officer of the Company in respect of any matter identified in Article 27.1 on condition that the Director (including alternate Director), Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Director (including alternate Director), Secretary or that Officer for those legal costs.

Release

27.3	To the extent permitted by Act, the Company may by Special Resolution release any existing or former Director (including alternate Director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own dishonesty.

Insurance

27.4	To the extent permitted by Act, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the Directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former Director (including alternate Director), Secretary or Officer or auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

28	Notices

Form of notices

28.1	Save where these Articles provide otherwise, and subject to the Designated Stock Exchange Rules (to the extent applicable), any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

28.2	A notice may only be given to the Company in an Electronic Record if:

(a)	the Directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those Directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

28.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

28.4	Subject to the Act, (to the extent applicable) the Designated Stock Exchange Rules and to any other rules which the Company is bound to follow, the Company may also send any notice or other document pursuant to these Articles to a Member by publishing that notice or other document on a website where:

(a)	the Company and the Member have agreed to his having access to the notice or document on a website (instead of it being sent to him);

(b)	the notice or document is one to which that agreement applies;

(c)	the Member is notified (in accordance with any requirements laid down by the Act and, in a manner for the time being agreed between him and the Company for the purpose) of:

(i)	the publication of the notice or document on a website;

(ii)	the address of that website; and

(iii)	the place on that website where the notice or document may be accessed, and how it may be accessed; and

(d)	the notice or document is published on that website throughout the publication period, provided that, if the notice or document is published on that website for a part, but not all of, the publication period, the notice or document shall be treated as being published throughout that period if the failure to publish that notice of document throughout that period is wholly attributable to circumstances which it would not be reasonable to have expected the Company to prevent or avoid. For the purposes of this Article 28.4 “publication period” means a period of not less than twenty-one days, beginning on the day on which the notification referred to in Article 28.4(c) is deemed sent.

Persons entitled to notices

28.5	For so long as the Shares are listed on a Designated Stock Exchange, any notice or other document to be given to a Member may be given by reference to the register of Members as it stands at any time within the period of twenty-one days before the day that the notice is given or (where and as applicable) within any other period permitted by, or in accordance with the requirements of, (to the extent applicable) the Designated Stock Exchange Rules and/or the Designated Stock Exchanges. No change in the register of Members after that time shall invalidate the giving of such notice or document or require the Company to give such item to any other person.

Persons authorised to give notices

28.6	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a Director or company secretary of the Company or a Member.

Delivery of written notices

28.7	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or Director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

Joint holders

28.8	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the register of Members.

Signatures

28.9	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

28.10	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

28.11	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

28.12	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

28.13	A Member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of Shares shall be deemed to have received due notice of the meeting and, where requisite, of the purposes for which it was called.

Giving notice to a deceased or bankrupt Member

28.14	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

28.15	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

28.16	A notice is given on the date identified in the following table

Method for giving notices	When taken to be given
(A) Personally	At the time and date of delivery
(B) By leaving it at the Member’s registered address	At the time and date it was left
(C) By posting it by prepaid post to the street or postal address of that recipient	48 hours after the date it was posted
(D) By Electronic Record (other than publication on a website), to recipient’s Electronic address	48 hours after the date it was sent
(E) By publication on a website	24 hours after the date on which the Member is deemed to have been notified of the publication of the notice or document on the website

Saving provision

28.17	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of Directors and written resolutions of Members.

29	Authentication of Electronic Records

Application of Articles

29.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a Director or other Officer of the Company, shall be deemed to be authentic if either Article 29.2 or Article 29.4 applies.

Authentication of documents sent by Members by Electronic means

29.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

29.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 28.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

29.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 29.7 does not apply.

This Article 29.4 applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

29.5	For example, where a sole Director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that Director unless Article 29.7 applies.

Manner of signing

29.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

29.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

30	Transfer by way of continuation

30.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

30.2	To give effect to any resolution made pursuant to the preceding Article, the Directors may cause the following:

(a)	an application be made to the Registrar of Companies of the Cayman Islands to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

31	Winding up

Distribution of assets in specie

31.1	If the Company is wound up the Members may, subject to these Articles and any other sanction required by the Act, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members; and/or

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

31.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

31.3	The Directors are authorised to present a winding up petition.

31.4	The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

32	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

32.1	Subject to the Act, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

32.2	Subject to the Act and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet -QUICK AND EASY

IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

MEGA MATRIX CORP.	Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., EST, on September 17, 2024.

INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –

If you plan to attend the virtual online special meeting, you will need your 12 digit control number to vote electronically at the special meeting. To attend:

https://www.cstproxy.com/megamatrix/sm2024

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.	MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY	Please mark your votes like this	☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. To approve and adopt the Third Amended and Restated Agreement and Plan of Merger and Reorganization dated May 31, 2024 (the “Merger Agreement”), by and among Mega Matrix Corp. (the “Company”), Mega Matrix Inc., formerly known as Marsprotocol Inc., an exempted company incorporated under the laws of the Cayman Islands and a wholly owned-subsidiary of the Company (“MPU Cayman”), and MPU Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MPU Cayman (“MPU Merger Sub”), pursuant to which the MPU Merger Sub will merge with and into the Company, with the Company surviving (the “Redomicile Merger”), and each one (1) share of the Company’s common stock acquired prior to the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective will be converted into the right to receive one (1) Class A Ordinary Share in MPU Cayman, and Class A Ordinary Shares of MPU Cayman will be issued to holders of issued and outstanding shares of the Company’s common stock that are acquired after the time when the registration statement of which this proxy statement/prospectus is a part of becomes effective.	FOR ☐	AGAINST ☐	ABSTAIN ☐

CONTROL NUMBER

Signature____________________________________ Signature, if held jointly ________________________________________ Date_______, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

☐ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ☐

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MEGA MATRIX CORP.

The undersigned appoints Yucheng Hu and Qin (Carol) Wang, and each of them, as proxies, each with the power to appoint his/her substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Mega Matrix Corp. held of record by the undersigned at the close of business on July 29, 2024 at the Special Meeting of Stockholders of Mega Matrix Corp. to be held on September 18, 2024, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued and to be marked, dated and signed, on the other side)